                                                                   Exhibit 10.28

                               AGREEMENT OF LEASE

                                    Between

                 METROPOLITAN LIFE INSURANCE COMPANY, Landlord

                                      And

                      CS FIRST BOSTON CORPORATION, Tenant

                       Premises in Eleven Madison Avenue
                            New York, New York 10010

                              Dated: July 28, 1995

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                               TABLE OF CONTENTS
Article                                                            Page No
-------                                                            -------

1   RENT...............................................................  4
2   OCCUPANCY..........................................................  6
3   ALTERATIONS AND INSTALLATIONS...................................... 11
4   REPAIRS............................................................ 22
5   REQUIREMENTS OF LAW................................................ 25
6   SUBORDINATION...................................................... 27
7   PROPERTY--LOSS, DAMAGE, REIMBURSEMENT.............................. 29
8   DESTRUCTION--FIRE OR OTHER CAUSE................................... 36
9   EMINENT DOMAIN..................................................... 39
10  ASSIGNMENT, ETC.................................................... 41
11  ACCESS TO DEMISED PREMISES......................................... 56
12  CERTIFICATE OF OCCUPANCY........................................... 58
13  INTENTIONALLY DELETED.............................................. 59
14  DEFAULT............................................................ 59
15  REMEDIES OF LANDLORD: WAIVER OF REDEMPTION......................... 62
16  FEES AND EXPENSES.................................................. 64
17  NO REPRESENTATIONS BY LANDLORD..................................... 65
18  END OF TERM........................................................ 65
19  QUIET ENJOYMENT.................................................... 66
20  DEFINITIONS........................................................ 66
21  ADJACENT EXCAVATION--SHORING....................................... 70
22  RULES AND REGULATIONS.............................................. 71
23  NO WAIVER; ENTIRE AGREEMENT........................................ 72
24  WAIVER OF TRIAL BY JURY............................................ 73

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Article                                                            Page No
-------                                                            -------

25  INABILITY TO PERFORM.............................................. 73
26  NOTICES........................................................... 75
27  SERVICES.......................................................... 76
28  TAX INCREASE PAYMENTS............................................. 89
29  OPERATING EXPENSE INCREASE PAYMENTS............................... 95
30  ELECTRIC ENERGY................................................... 103
31  COMMENCEMENT OF THE TERM.......................................... 107
32  TENANT'S WORK, ETC................................................ 109
33  INTENTIONALLY DELETED............................................. 116
34  OPTION FOR ADDITIONAL SPACE....................................... 116
35  NAME OF BUILDING.................................................. 119
36  INVALIDITY OF ANY PROVISION....................................... 120
37  CAPTIONS.......................................................... 121
38  ESTOPPEL CERTIFICATE.............................................. 121
39  MORTGAGE RIGHTS................................................... 122
40  BROKER............................................................ 123
41  RENEWAL OPTIONS................................................... 123
42  COMPUTATION OF BASIC ANNUAL RENT FOR
    EXTENSION TERMS AND FOR OPTION SPACE.............................. 130
43  RIGHT OF FIRST OFFER.............................................. 133
44  MISCELLANEOUS..................................................... 139
45  NOT AN EMPLOYEE BENEFIT PLAN...................................... 146
46  IDA INDEMNITY..................................................... 146
47  SUCCESSORS AND ASSIGNS............................................ 147

EXHIBIT A       Floor Plans
EXHIBIT A-1     Tenant's Exclusive Shaftways, Landlord's Exclusive Shaftways and
                Non-Exclusive Shaftways
EXHIBIT A-2     Location of Roof Communication Installation
EXHIBIT B       Rules and Regulations
EXHIBIT C       Cleaning Specifications
EXHIBIT D       Legal Description of Land
EXHIBIT E       Base Building Upgrade Work and Special Base Building Upgrade
                Work
EXHIBIT F       List of Tenant's Mechanical, Electrical and Plumbing
                Infrastructure Plans and Specifications
EXHIBIT G       Space Measurements
EXHIBIT G-1     Standards of Measurements
EXHIBIT H       Description of Access Condition, Milestone Condition and
                Substantial Completion and List of Access Dates, Milestone Dates
                and Substantial Completion Dates
EXHIBIT I       Tenant's Exterior Sign Areas
EXHIBIT J       The Tunnel
EXHIBIT K       Form of Subordination, Non-Disturbance and Attornment Agreement
EXHIBIT L       Eighth Floor Option Space and Eighth Floor Access Space
EXHIBIT L-1     Location of Elevator Pit on the 7th Floor
EXHIBIT M       Existing Certificate of Occupancy for the Building
EXHIBIT N       Intentionally Deleted
EXHIBIT 0       Tenant's Identification Signage
EXHIBIT P       Dedicated Passenger Elevators, Freight Elevators, Escalators and
                Exclusive Loading Dock

Schedule I      IDA Indemnity

      AGREEMENT OF LEASE made as of this 28th day of July, 1995 between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation with an office at One Madison Avenue, New York, New York 10010, hereinafter referred to as "Landlord", and CS FIRST BOSTON CORPORATION, a Massachusetts corporation with an office at 55 East 52nd Street, New York, New York 10055-0186, hereinafter referred to as "Tenant".

                              W I T N E S S E T H:

      Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the term and at the rent hereinafter stated, in the building at 12. Madison Avenue, in the Borough of Manhattan, City of New York, State of New York (hereinafter referred to as the "Building"), the premises (the "demised premises") delineated on Exhibit A attached hereto and made a part hereof, consisting of:

            (i) a portion of the lobby set forth on Exhibit A and the entire rentable area of the 2nd floor through, and including, the 7th floor of the Building (hereinafter collectively referred to as the "Pedestal Space") comprising five hundred fifty-eight thousand six hundred sixteen (558,616) rentable square feet of space;

            (ii) the entire rentable area of the 22nd floor through, and including, the 28th floor of the Building (hereinafter collectively referred to as the "Tower Space") comprising three hundred thirty-two thousand four hundred twenty-four (332,424) rentable square feet of space;

            (iii) the entire rentable area of Concourse Level B-1 and the portion of Concourse Level B-2 of the Building set forth on Exhibit A but excluding the portion of the air space designated the "Bridge To Freight Elevator" as set forth on Exhibit A (hereinafter collectively referred to as the "Concourse Space") comprising one hundred ninety-five thousand two hundred sixteen (195,216) rentable square feet of space; and

            (iv) the portions of Concourse Levels B-2, B-3 and B-4 and the portions of the 3rd and 29th floors of the Building set forth on Exhibit A (hereinafter collectively referred to as the "Mechanical Space" and also referred to in Exhibit G as "CSFB Mechanical Area") comprising thirty thousand five hundred seventeen (30,517) rentable square feet of space;

      TOGETHER WITH (a) such additional space as Tenant may, pursuant to the terms and conditions of this Lease, hereafter lease at the Building (when so added to the demised premises pursuant to Articles 34 or 43 of this Lease) and (b) the use of a portion of the roof of the Building as set forth on Exhibit A-2 and as provided in Article 44 less (C) such space as may be deleted from the demised premises pursuant to any provision of this Lease (when so deleted pursuant to Articles 9, 10 or 41 of this Lease). It is expressly understood and agreed that no Building shaftways (other than Tenant's exclusive shaftways), Building elevator shafts or Building stairways, shall be deemed part of the demised premises.

      Tenant shall, subject to the terms and conditions of the Lease, have, as appurtenant to the demised premises, the non-exclusive right to use in common with others designated by Landlord those portions of the Building and the Land not leased or designated for lease to, or exclusive use by, other tenants, Landlord or Landlord's Affiliates, as such term is hereinafter defined, and that are provided by Landlord for use in common by Landlord, Landlord's Affiliates, Tenant and other tenants of the Building and the Land, whether or not such area is open to the general public (the "Common Areas").

      Subject to good engineering practice and reasonable rules and regulations to be promulgated by Landlord, Tenant and Landlord (for itself and on behalf of tenants of Landlord other than Tenant) shall, to the extent shown on Exhibit A-1, each have the right in common to use the vertical shaftways and risers running through the Building for the purposes reflected or shown on Drawings and Specifications, as such term is hereinafter defined, and' the exclusive right to use the shaftways and risers shown on Exhibit A-1 and identified thereon as reserved for the exclusive use of Landlord or Tenant, as the case may be. Notwithstanding the fact that Exhibit A-1 hereof designates certain shaftways as reserved for the exclusive use of Landlord, Landlord and Tenant acknowledge that certain risers which exclusively service the demised premises and are shown on the Drawings and Specifications are to be located within Landlord's exclusive shaftways as shown on said Drawings and Specifications, and that Tenant shall have the exclusive right to use such risers for as long as the same shall exclusively service the demised premises. If Tenant's right of use and access to the items referred to in the preceding sentence shall reasonably require Tenant's entry into any rentable area of the Building other than the demised premises, Landlord shall, subject to the terms and conditions of the lease for such other area and the reasonable conditions which may be imposed by the tenant of such other area, arrange such entry, and if such other lease does not permit Tenant such access right, then Landlord, to the extent it has an access right to such areas, shall exercise such right in favor of Tenant to the extent permissible.

      The Pedestal Space and the Tower Space are hereinafter collectively referred to as the "Above Grade Space". The Concourse Space and the Mechanical Space are hereinafter collectively referred to as the "Below Grade Space". The 6th floor, which comprises part of the Pedestal Space, is hereinafter referred to as the "6th Floor Space". The number of rentable square feet of each of the Pedestal Space, Tower Space, Concourse Space and Mechanical Space as respectively recited above have been agreed upon by Landlord and Tenant as being the agreed upon size of each of said spaces. Further, Landlord and Tenant acknowledge, ratify and confirm that each of the measurements set forth in Exhibit G and the measurement methodology set forth in Exhibit G-l have also been agreed upon and that such methodology shall continue to be used in connection with any measurement of the demised premises and the Building for any purpose under this Lease.

      The term of this Lease shall be for a term expiring at the expiration of the (i) tenth (10th) Lease Year (as such term is hereinafter defined), as it relates to the Tower Space, and (ii) twentieth (20th) Lease Year, as it relates to the Pedestal Space, Concourse Space and Mechanical Space, or, in either case, at such earlier or later date on which the term shall end pursuant to the terms of this Lease or pursuant to law, at a basic annual rent for the:

            (A) Pedestal Space of (i) Eight Million Seven Hundred Ninety-eight Thousand Two Hundred Two ($8,798,202) Dollars for each of Lease Years 1 through 5, (ii) Ten Million Four Hundred Seventy-four Thousand Fifty ($10,474,050) Dollars for each of Lease Years 6 through 10, (iii) Twelve Million One Hundred Forty-Nine Thousand Eight Hundred Ninety-eight ($12,149,898) Dollars for each of Lease Years 11 through 15 and (iv) Thirteen Million Eight Hundred Twenty-five Thousand Seven Hundred Forty-six ($13,825,746) Dollars for each of Lease Years 16 through 20;

            (B) Tower Space of (i) Seven Million Five Hundred Sixty-two Thousand Six Hundred Forty-six ($7,562,646) Dollars for each of Lease Years 1 through 5 and (ii) Eight Million Five Hundred Fifty-nine Thousand Nine Hundred Eighteen ($8,559,918) Dollars for each of Lease Years 6 through 10; and

            (C) Below Grade Space of (i) One Million Five Hundred Eighty Thousand One Hundred Thirty ($1,580,130) Dollars each of Lease Years 1 through 5, (ii) Two Million Thirty-one Thousand Five Hundred Ninety-seven ($2,031,597) Dollars for each of Lease Years 6 through 10, (iii) Two Million Four Hundred Eighty-three Thousand Sixty-three ($2,483,063) Dollars for each of Lease Years 11 through 15 and (iv) Two Million Nine Hundred Thirty-four Thousand Five Hundred Twenty-nine ($2,934,529) Dollars for each of Lease Years 16 through 20.

      Tenant also agrees to pay to Landlord, in addition to, and not in substitution of, basic annual rent, or any item of additional rent or other charge payable under this Lease, Special Additional Rent, as such term is hereinafter defined, in the amount and on the basis hereinafter provided.

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

                                   ARTICLE 1.

                                      RENT

      1.01. Tenant shall pay the basic annual rent and additional rent as above and as hereinafter provided. Tenant agrees to pay said basic annual rent in equal monthly installments in advance on the first day of each calendar month during said term, together with all additional rent, including, without limitation, Special Additional Rent, and other charges due or payable under this Lease, in lawful money of the United States, at the office of Landlord or such other place in the United States of America as Landlord may designate, without any setoff, deduction or abatement whatsoever, except as expressly provided otherwise in this Lease. At Landlord's option such payments shall be made by wire transfer of immediately available Federal funds to such account as Landlord shall designate in writing to Tenant. The individual dates on which this Lease commences on a particular portion of the premises hereby demised or, from time to time, to be hereafter included under the demise of this Lease, shall be referred to herein as the "Commencement Date" for the particular portion of the demised premises to which it relates. The Commencement Date for any particular portion of the demised premises shall be the date that Landlord tenders delivery of possession of such space (on a floor by floor basis) to Tenant in the Access Condition, as such term is defined in Exhibit H or the date upon which Landlord would have tendered delivery of possession of such portion of the Premises in the Access Condition but for any Tenant Delays (as such term is defined in Section 31.03 hereof). Subject to the provisions of Section 31.03 hereof, the basic annual rent and additional rent, including without limitation, those payable under Articles 28 and 29 hereof required to be paid by Tenant hereunder with respect to the demised premises shall commence on May 1, 1997 (the "Rent Commencement Date"). If Tenant shall occupy any portion of the demised premises prior to the Rent Commencement Date for the purpose of testing and operating Tenant's equipment therein (but not for the conduct of Tenant's business) Tenant shall pay all electricity charges in respect of such floors, other than electricity needed for the operation of construction equipment.

If Tenant shall occupy any portion of the demised premises prior to the Rent Commencement Date for the conduct of Tenant's business, then Tenant shall pay all charges which would be payable by Tenant under this Lease (other than basic annual rent and Special Additional Rent) in respect only of such space as if the Rent Commencement Date had occurred. The additional rent payable on the demised premises shall commence on the earlier of the (i) Rent Commencement Date or (ii) the occupancy by Tenant of each such particular portion for business purposes, it being understood and agreed that occupancy of any portion of any floor of the demised premises by Tenant for business purposes shall be, and be deemed to be, occupancy by Tenant of the entire floor (or the portion thereof leased by Tenant as the case may be), it being further agreed that the performance of the Additional Work only shall not be deemed to be occupancy for business purposes and that the use of the second (2nd) floor of the Building (Tenant's technology floor) by Tenant solely for testing of its equipment and parallel processing of information and associated technology rooms on other floors, including, without limitation, any intermediary distribution rooms, shall not be deemed to be occupancy for such business purpose. In the event the Rent Commencement Date for the demised premises occurs on other than the first day of the month, the basic annual rent and additional rent, attributable to the demised premises for the month in which the Rent Commencement Date occurs, shall be prorated on the basis of a three hundred sixty-five (365) day year with the actual number of days in the month.

      1.02. The basic annual rent set forth above has been calculated on the basic assumption that the basic annual rent on a rentable square foot basis for the Pedestal Space would be the same for each rentable square foot of Pedestal Space. However, inasmuch as that is not the case, the basic annual rent for the Pedestal Space (a) shall, for the period commencing on the Rent Commencement Date and ending on September 13, 1999, be in an amount equal to the aggregate of
(i) the product obtained by multiplying the agreed number of rentable square feet of Pedestal Space (exclusive of the 6th Floor Space) then included under this Lease on a rent paying basis as of the date of determination by $15.75 and
(ii) the product obtained by multiplying the agreed number of rentable square feet in the 6th Floor Space by $7.00 and (b) shall, from and after September 14, 1999, be determined, or where applicable, redetermined, by (i) dividing the basic annual rent for the Pedestal Space (inclusive of the 6th Floor Space) set forth on page 1 of this Lease for the applicable Lease Year by (ii) 558,616 and then (y) multiplying the quotient of that division (expressed in dollars) by (z) the agreed number of rentable square feet of Pedestal Space (inclusive of the 6th Floor Space) then included under this Lease on a rent paying basis as of the date of the calculation.

      1.03. Tenant shall, commencing on the Rent Commencement Date, or if the Rent Commencement Date is not the first day of the month, then on the first day of the next succeeding month, and continuing on the first day of each month thereafter throughout the initial term of this Lease on the Pedestal Space, pay the Special Additional Rent to Landlord. Further, if this Lease terminates or expires prior to the expiration of the twentieth (20th) Lease Year, Tenant shall, on the date of such termination or expiration, pay to Landlord the Special Additional Rent Payment, as such term is defined in the Cates Letter, as such term is hereinafter defined, relating to the determination of the Special Additional Rent, the Special Additional Rent Payment and other matters.

                                   ARTICLE 2.

                                   OCCUPANCY

      2.01. (a) The demised premises shall be used and occupied solely for administrative, executive and general offices in a manner befitting a First-Class Office Building, as such term is hereinafter defined, and for any other lawful uses incidental thereto which are generally in keeping with the character, reputation and appearance of First-Class Office Buildings and for no other purposes, which included incidental uses, subject to the limitations contained herein, may include, but not be limited to, the following:

            (i) Sale to Tenant's employees, executives and business visitors of food and drink (and, in ladies' rest rooms, hygienic products) by vending or other machines, the sale of which, by the means selected by Tenant, is not prohibited by law, whether by Tenant or third parties, and provided that said machines are not visible from any point outside of the exterior of the demised premises.

            (ii) Installation, maintenance and operation of pantries, kitchen cafeteria and dining facilities, including appropriate food and beverage preparation, handling, service and other associated facilities for use by Tenant, its officers, employees and guests (but not as a public restaurant), provided (y) the plans and specifications therefor (including, without limitation, the location of such pantries, kitchen cafeteria and other facilities and the method of exhausting aromas, odors and smoke) are approved by Landlord pursuant to, and on the basis of, the terms and conditions of Article 3 of this Lease and (z) all municipal and governmental approvals or consents for such use are obtained and kept in full force and effect by Tenant at its sole cost and expense.

            (iii) Installation, maintenance and operation of (A) electronic data processing equipment, audio-visual and closed circuit and other teleconferencing television facilities used for Tenant's business purposes, computer equipment and business machines, (B) offset printing and photographic reproducing equipment and (C) telephones and all other similar types of communications equipment incidental to, and used in the operation of, Tenant's business.

            (iv) Seminars, meetings and conferences in connection with Tenant's business operations and gatherings of groups of people which directly or indirectly foster or promote Tenant's business interests that are not open to the general public but are by invitation only and are not operated as a business.

            (v) Health, recreation or exercise facilities, including locker rooms, showers and related facilities, for the use of employees, executives, business visitors and guests of Tenant, provided (x) the plans and specifications therefor (including, without limitation, the location thereof) are approved by Landlord pursuant to, and on the basis of, the terms and conditions of Article 3 of this Lease, (y) all municipal and governmental approvals or consents for such use are obtained and kept in full force and effect by Tenant at its sole cost and expense and (z) such facilities are never operated as a business or are available to the general public.

            (vi) Stock brokerage (for other than "off-the-street" transactions with the public), board and conference room purposes.

            (vii) Facilities for storage of equipment and supplies in connection with the operation of Tenant's business and files, safes and vaults, provided
(y) the plans and specifications therefor (including, without limitation, the location thereof) are, to the extent the placement or location of the same would require reinforcement of the floor space on which they are to be located or placed, approved by Landlord pursuant to, and on the basis of, the terms and conditions of Article 3 of this Lease, and (z) all municipal and governmental approvals or consents for such use are obtained and kept in full force and effect by Tenant at its sole cost and expense.

            (viii) "In-house" medical facilities for treatment of the officers, employees and visitors of Tenant (but not as a public facility), provided, that Tenant, at its sole cost and expense, (A) obtains and keeps in full force and effect all licenses and permits for such use, (B) complies with all Legal Requirements, as such term is hereinafter defined, for such use and (C) arranges for the appropriate storage and offsite disposal of any medical wastes generated or created by such use.

            (ix) Internal staircases between contiguous floors of the demised premises, provided (x) no staircase may pass through space leased to other tenants of Landlord in the Building, (y) the plans and specifications therefor are approved by Landlord (including, without limitation, the location thereof) pursuant to, and on the basis of, the terms and conditions of Article 3 of this Lease, and (z) all municipal and governmental approvals or consents for such use are obtained and kept in full force and effect by Tenant at its sole cost and expense.

            (x) Libraries used in connection with the operation of Tenant's business.

      For purposes of this Article 2, references to Tenant shall mean Tenant and its permitted subtenants.

            (b) Anything to the contrary provided in Section 2.01(a) notwithstanding, in no event shall Tenant ever use, or suffer or permit anyone to use, all or any portion of the demised premises (i) by (or offices for) any governmental agency or government (including, without limitation, an autonomous governmental corporation or any entity having governmental immunity) (other than by the Internal Revenue Service auditors or similar federal, state or city persons, in each event while performing a review of Tenant's business) or any diplomatic or trade mission; (ii) as a school, classroom or college or facility providing or furnishing training, instructional or educational services of any kind other than in connection with Tenant's operations and are not operated as a business; (iii) as a retail operation, including as a barber shop (except for "in-house" facilities for the officers, Employees and guests of Tenant), restaurant or any facility selling or serving food or beverages to the public (except nothing herein contained shall prevent or prohibit Tenant from using any of the Above Grade Space for the retail sale of stock, bonds or other financial products sold by Tenant to individuals who "walk in" off the street provided a "retail" brokerage operation primarily intended for retail sales to "walk-in" customers is not operated on the demised premises); (iv) as an employment or placement agency other than as an executive search firm; (v) as a messenger and/or photographic and/or reproduction service other than for those services in connection with, and incidental to, Tenant's business only; (vi) as a mailing address or telephone answering service; (vii) as a personal loan or check cashing business, except as part of the business of a bank, trust company or savings and loan association; (viii) for gambling or gaming activities, including New York City Off Track Betting or any other governmentally sponsored betting activity; (ix) for conducting an auction, but with Tenant's breach of, or failure to comply with, clauses (i) and/or (ii) of this Section 2.01(c), and in the event Landlord shall suffer or incur any such Indemnity Costs, Tenant shall pay to Landlord the total of all such Indemnity Costs suffered or incurred by Landlord upon demand therefor by Landlord. For the purpose of this Section 2.01(c) of this Lease, the term "Hazardous Substances" shall include any and all hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials or wastes now or hereafter listed in the United States Department of Transportation Hazardous Materials Table at Section 49 CFR 172.101 or by the Environmental Protection Agency in Section 40 CFR Part 300 and amendments thereto, or such substances, materials or wastes otherwise now or hereafter regulated under any applicable Federal, state or local law.

      2.02. (a) Except as otherwise provided herein, Landlord shall not use, or suffer or permit anyone to use, the Building or any part other than the retail portions thereof and areas incidental thereto, for or by (i) the business of photographic reproductions or offset printing except if incidental to an occupant's or tenant's business; (ii) a school or classroom, except if incidental to the conduct of an occupant's or a tenant's business; (iii) conduct of an auction, except for the liquidation sale of the property of any occupant or tenant or as a comparable part of such other tenant's or occupant's business similar to the exclusion contained in clause (ix) of Section 2.01(b); (iv) gambling activities; (v) assembly of the public purposes except if incidental to the conduct of an occupant's or a tenant's business; (vi) a messenger service business other than incidental to the conduct of an occupant's or a tenant's business; (vii) a barber shop, except for the incidental use for "in-house" facilities for any occupant or tenant; (viii) an employment or placement agency other than as an executive search firm; (ix) a personal loan or check-cashing business, except as part of the business of a bank, trust company or savings and loan association; (x) gambling or gaming activities, including New York City Off-Track Betting or any other governmentally sponsored betting activity, other than incidental sales of legally conducted lotteries as part of a newsstand;
(xi) a video or other game arcade; (xii) "T-Shirt only" stores; and/or (xiii) for medical, dental, or psychiatric offices or for the providing of any therapeutic services, other than the incidental use for "in-house" medical facilities for any occupant or tenant.

            (b) Landlord shall not lease space, or suffer or permit the use of leased space, in the retail portions of the Building to any tenant for a use which is not generally in keeping with the customary uses for retail space in First-Class Office Buildings. In addition, Landlord shall not lease space in the retail portion of the Building for any of the following uses:

            (i) an employment or placement agency other than as an executive search firm;

            (ii) a personal loan or check-cashing business, except as part of the business of a bank, trust company or savings and loan association;

            (iii) gambling or gaming activities, including New York City Off-Track Betting or any other governmentally sponsored betting activity, other than incidental sales of legally conducted lotteries as part of a newsstand;

            (iv) a school or classroom, except as may be incidental to a permitted use;

            (v) the conduct of a public auction, except as may be conducted by a tenant which is a high-class auction house (e.g., Christie's and Sotheby's) or which is for the liquidation sale of the property of any occupant or tenant;

            (vi) a video or other game arcade; and

            (vii) "T-Shirt only" stores.

In addition, Landlord shall not lease space in the retail portions of the Building for the offices or business of a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission.

            (c) Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the right to lease, or permit to be used, non-retail space in the Building for any purpose that Tenant is permitted to use the demised premises.

                                   ARTICLE 3.

                         ALTERATIONS AND INSTALLATIONS

      3.01. (a) Except as may otherwise be expressly provided in this Article 3 and in Article 32 and Article 44 of this Lease, Tenant shall make no alterations, installations, additions or improvements (collectively, the "Improvements") in or to the demised premises without Landlord's prior written consent. All Improvements, including, without limitation, all Additional Work, as such term is hereinafter defined, must be done in strict compliance with the ICIP Laws (for as long as the Building continues to qualify for ICIP benefits), as such term is hereinafter defined. Except as may be expressly provided otherwise in this Lease, all such work shall be done only by a reputable general contractor or construction manager selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed, provided such general contractor or construction manager has a good business and other reputation with substantial general contracting or construction management experience in First-Class Office Buildings, as the case may be, it being understood and agreed, however, that any work relative to any life safety system or any equipment associated therewith shall be done only by the contractor for that work for the Building designated by Landlord, and any work involving any of the items referred to in subclauses (i), (ii) and (iii) of Section 3.01(c) of this Lease shall be done only by contractors selected by Tenant from a list of at least five (5) subcontractors from each applicable trade submitted by Landlord to Tenant, each of which subcontractors shall be reputable and have substantial contracting experience in the applicable trade in First-Class Office Buildings. Landlord shall act reasonably in considering the addition to the list of contractors of those contractors proposed by Tenant from time to time (provided such contractors proposed by Tenant have a good business and other reputation and have substantial contractor experience in First-Class Office Buildings), and will not unreasonably delay responding to such a proposal by Tenant. Except as otherwise provided in Article 32 hereof, all Improvements shall be done at Tenant's sole expense without, however, waiver of Tenant's right to seek reimbursement from the IDA (as hereinafter defined) pursuant to agreements between the IDA and Tenant. Improvements which may unreasonably interfere with the use and enjoyment by other occupants of the Building of such occupant's space (such as, for example, core drilling) shall be done at times other than during business hours or business days (hereinafter defined).

            (b) Prior to making any Improvements (other than for the Additional Work, as such term is defined in Article 32 of this Lease), Tenant shall submit to Landlord complete plans and specifications (hereinafter referred to as "Tenant's Plans") for such proposed Improvements together with Tenant's non-binding estimate of the cost of constructing such Improvements. Notwithstanding the foregoing, Tenant shall not be required to submit Tenant's Plans for Improvements (i) for which no plans are required to be filed with the New York City Buildings Department (or any other governmental body), (ii) which are not Material Improvements, as such term is hereinafter defined, and (iii) with respect to which the preparation of such plans is not customary in accordance with good construction practice, but in such event, Tenant shall, at least five (5) days in advance of Tenant's commencing any such Improvements, nevertheless notify Landlord of such Improvements, which notification shall include a description, in reasonable detail, of the proposed Improvement, and Tenant shall in any event deliver to Landlord such plans for Improvements as Tenant may actually prepare or cause to be prepared. Provided Tenant shall be in compliance with the applicable provisions of this Lease, including, without limitation, Article 3, and, where applicable,
Article 32 of this Lease, and provided Tenant is not in default under this Lease beyond any applicable grace period, Tenant, at Tenant's sole cost and expense, may undertake Improvements which are not Material Improvements without obtaining Landlord's consent to such Improvements.

            (c) Improvements are "Material Improvements" if either such Improvements or the construction thereof:

                  (i) will affect the structural integrity of the Building or any of its exterior walls, roof, supporting beams, columns, floor slabs or foundations; or

                  (ii) will affect the outside appearance of the Building, be visible from the ground anywhere outside the Building, or be visible in the Building outside of the demised premises; or

                  (iii) will (y) affect the heating, ventilating and air-conditioning ("HVAC"), electrical, fire protection, plumbing, mechanical, life safety or elevator systems of the Building other than the distribution portions of those systems located within the demised premises and exclusively serving, and which effect is confined to, the demised premises (for the consequences of which effect on the demised premises Landlord shall have no responsibility hereunder) or (z) increase Landlord's costs of providing Building services unless Tenant expressly agrees in writing to reimburse Landlord for such increases in costs on such basis as shall be reasonably acceptable to Landlord and Tenant; or

                  (iv) will result in a change to, or revocation, suspension or loss of, the certificate of occupancy or any other permit or license for operating and using any portion of the Building, unless only Tenant's occupancy would be affected thereby, in which event such Improvements shall not be deemed as falling within the definition of the term Material Improvements solely by virtue of such effect and Tenant shall restore, at Tenant's sole cost and expense, said certificate of occupancy or permits upon completion of the Improvements; or

                  (v) will involve the use of the Building fire exits and stairwells for ingress and egress to the demised premises.

            (d) Within fifteen (15) business days after Tenant submits Tenant's Plans to Landlord, Landlord shall notify Tenant whether or not Landlord consents to such Material Improve-ments, which consent may be withheld in Landlord's sole discretion, except that Landlord must be reasonable in its determination with respect to whether to grant its consent to any Improvements or the construction thereof which would affect the HVAC, electrical, fire protection, plumbing, mechanical, life safety or elevator systems of the Building notwithstanding that the Improvements are characterized as Material Improvements pursuant to paragraph (c) (iii) of this
Section 3.01, it being understood and agreed that it shall be deemed reasonable for Landlord to withhold its consent on the advice of its reputable engineer or architect. Any withholding of Landlord's consent in circumstances where Landlord has agreed to be reasonable shall include a written explanation of the grounds therefor in reasonable detail which specifically references the specific aspects of Tenant's Plans which are unacceptable. Successive submissions of Tenant's Plans may be made by Tenant to Landlord based upon a disapproval of a prior submission or Tenant's desire to change Tenant's Plans which have been previously approved by Landlord, which changes would require Landlord's reapproval in accordance herewith. The foregoing mechanism for submission, objection and approval of Tenant's Plans shall apply to each submission and each resubmission of Tenant's Plans (and any changes thereto requiring Landlord's reapproval) with respect to any Material Improvement. If Landlord shall approve elements of Tenant's Plans that can, in accordance with good engineering and construction practice, be constructed independent of any portion of Tenant's Plans that were not approved by Landlord and which may be completed without any adverse affect to the items referred to in clauses (i) through (iii) of Section 3.01(c) of this Lease and do not affect the validity of the items referred to in clause (iv) of said Section 3.01(c), Tenant shall, subject to the terms, conditions and provisions of this Article 3, have the right, at its sole risk, cost and expense, to construct those elements so approved by Landlord. Landlord's consent to proposed Material Improvements shall be deemed denied or withheld if not approved within said fifteen (15) business day period. If Landlord fails to furnish Tenant with such written explanation within such period of time, Tenant may, at its option, serve Landlord with a notice in accordance with Article 26 of this Lease, which notice to be effective must set forth in bold face type that Landlord's failure to respond to Tenant's prior submission of Tenant's Plans within fifteen (15) business days of Landlord's receipt of the notice shall be deemed an approval of the proposed Material Improvements, and if Landlord does not furnish Tenant with its disapproval or withholding of consent with an explanation of the grounds therefor in reasonable detail which specifically references the specific aspects of Tenant's Plans which are unacceptable within fifteen (15) business days after Landlord's receipt of the notice, Tenant's Plans shall be deemed approved. Pending Landlord's consent (or deemed consent) to Material

Improvements, Tenant shall not commence all or any portion of the work for such Material Improvements.

            (e) Any Improvements shall be performed in accordance with the foregoing and the following provisions of this Article:

                  (i) All work shall be done in a good and workmanlike manner in substantial accordance with Tenant's Plans.

                  (ii) Improvements shall be performed by contractors first consented to by Landlord in accordance with this Article 3.

                  (iii) Tenant shall conduct its work in a manner that reasonably minimizes any interference with or inconvenience to Landlord and/or other tenants of the Building.

                  (iv) During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord who or which shall be permitted reasonable access and the opportunity to inspect, at no cost to Tenant for Landlord's cost of inspection, upon reasonable notice and at reasonable times, provided such inspections are conducted in a manner not to unreasonably cause interference with the performance of such work.

                  (v) Upon completion of any Improvements for which Tenant's Plans were required to be submitted to Landlord pursuant to Section 3.01(b) of this Lease, Tenant shall deliver to Landlord three (3) complete sets (mylar and computer digitized in AutoCADD Version 12, or the then current digitized system used by Landlord, provided such then current system is then generally accepted in the real estate industry in New York City) of final as-built plans (or as-built plans or final construction plans with field notes marked) for such Improvements. In addition, if Tenant is not otherwise required to deliver such as-built plans but has actually prepared plans showing as-built conditions, Tenant shall deliver the same to Landlord promptly upon completion thereof.

      3.02. (a) All Improvements shall at all times comply with all Legal Requirements and Insurance Requirements and the Rules and Regulations, as each of said terms are hereinafter defined. Tenant, at its expense, shall (i) obtain all necessary municipal and other governmental permits, licenses, authorizations, approvals and certificates for the commencement and prosecution of such Improvements and for final approval thereof upon completion, (ii) obtain all insurance certificates with respect to insurance, if any, which Tenant is required to carry during performance of work leading to, and through, the completion of the Improvements and (iii) deliver three (3) copies of such insurance certificates to Landlord prior to commencing the construction of the Improvements in question. If Tenant's execution alone would not be sufficient to obtain the following, Landlord shall promptly execute and deliver (or cause to be executed and delivered) all factually correct and lawful applications and consents required by Legal Requirements and/or Insurance Requirements to be filed in order to enable Tenant to obtain the permits, authorizations, licenses, approvals and certificates referred to in clause (i) of this paragraph (a) of
Section 3.02, and will otherwise reasonably cooperate, at Tenant's expense, with Tenant and take actions reasonably requested by Tenant in order to obtain the same, provided Landlord thereby incurs no expense which is not reimbursed by Tenant and no liability related to the Improvements proposed by Tenant or the documents requested by Tenant to be executed by Landlord, unless in each event Tenant has agreed to indemnify Landlord in respect thereof to Landlord's reasonable satisfaction.

            (b) All work leading to, and through, the completion of all Improvements shall be performed so as not to unreasonably interfere with the occupancy of any other occupant or tenant or delay or impose any additional out-of-pocket expense upon Landlord in the construction, maintenance, cleaning, repair, safety, management, security or operation of the Building or the Building's systems. If any additional out-of-pocket expenses shall be incurred or paid for by Landlord as a direct result of Tenant's performance under this
Article 3 (other than for the Additional Work), Tenant shall pay such additional out-of-pocket expenses to Landlord within thirty (30) days after demand.

            (c) Throughout the making of all Improvements, Tenant, at its expense, shall carry or cause to be carried the insurance coverage's required to be carried pursuant to Article 7 of this Lease. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect before the commencement of such Improvements and, on request, at reasonable intervals thereafter.

            (d) Tenant, at its expense and subject to Section 5.01(b) of this Lease, shall promptly procure the cancellation or discharge of all notices of violations of Legal Requirements arising from or related to Improvements, but nothing contained herein or elsewhere in this Lease shall be, or be deemed to be, an acquiescence or consent by Landlord to the existence or continuation of any such violation or relieve or release Tenant from its obligations under Subsection 3.02(f) of this Lease.

            (e) Tenant shall promptly pay the cost of such Improvements (other than the cost of the Additional Work, which shall be paid in accordance with the Construction Agreement, dated as of the date hereof, between Landlord and Tenant) to the extent due and payable to the contractors and suppliers performing the same, but the failure to do so shall not be a default under this Lease other than in the circumstances set forth in clause (f) below. Notice is hereby given that neither Landlord, Landlord's agents, nor any of Landlord's mortgagees or overlandlords or any other party claiming by, through or under Landlord, Landlord's agents or such mortgagees or overlandlords shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanics' or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or any such mortgagees or overlandlords.

            (f) Tenant agrees to indemnify Landlord, and hold Landlord harmless, against all cost, loss, damage or liability for any violation of Legal Requirements relative to the Improvements and any and all mechanics' and other liens filed in connection with Improvements, including the liens of any conditional sales of, or chattel mortgages, title retention agreements, security agreements or financing statements upon, any materials or fixtures installed on and constituting a part of the demised premises. Tenant, at its expense, shall procure the discharge of any such lien (and any other lien created, suffered or incurred by Tenant) within thirty (30) days after Tenant has actual notice of the filing thereof against any part of the Building or Land. If Tenant shall fail to cause any such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may discharge the same either by paying the amount claimed to be due or by deposit or bonding, in which event Landlord shall be entitled, if Landlord elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord, and all reasonable costs and expenses incurred by Landlord in connection therewith, shall be payable as additional rent by Tenant within thirty (30) days after written demand therefor by Landlord. Nothing contained herein shall prevent the leasing by Tenant of furniture or equipment located in the demised premises or the filing of security documents with respect to the same, in each event other than with respect to furniture and equipment (whether non-attached or, if attached, which may be removed without (i) interruption of any service that Landlord is obligated to furnish any tenant or occupant of the Building or (ii) more than de minimis damage to the Building), if any, paid for by Landlord, provided that no lien is created against the Land, Building or any interest therein. With respect to any such leased or financed furniture or equipment (whether non-attached or, if attached, which may be removed without (i) interruption of any service that Landlord is obligated to furnish any tenant or occupant of the Building or (ii) more than de minimis damage to the Building), Landlord shall, at the request of Tenant, enter into a written agreement with such lessor or lender, in form reasonably acceptable to Landlord, whereby Landlord would agree to waive any right to any statutory or common law landlord's lien or security interest on such furniture or equipment and to provide the applicable lessor or lender with reasonable access to the demised premises in order to remove such furniture or equipment in the event of a default by Tenant under such lease or default under such security documents or otherwise as permitted under such security documents, provided that such lessor or lender shall be fully responsible for all damage caused by such removal.

            (g) Tenant shall, subject to Section 3.01(a) of this Lease, have the right, either directly or indirectly, to employ or permit the employment of any contractor, mechanic, supplier, vendor, materialman or laborer in the demised premises so long as the employment or use of such contractor, mechanic, supplier, vendor, materialman or laborer would not in Landlord's reasonable judgment violate Landlord's union contracts or Landlord's contractors' (or their subcontractors') union contracts affecting the Building, or create any jurisdictional dispute with other contractors, mechanics, suppliers, vendors, materialmen or laborers engaged by Landlord or the agents of Landlord, it being understood and agreed that it shall be deemed reasonable for Landlord to rely on the written advice of its counsel in the determination of any of the foregoing. Subject to Tenant furnishing Landlord with a reasonably acceptable confidentiality agreement, a copy of such advice will be forwarded to Tenant promptly following Tenant's written request therefor.

            (h) Neither Landlord's review of, nor approval of, nor consent to, Tenant's Plans or the making of Improvements in the demised premises shall be deemed to be an agreement, warranty or representation by Landlord that the contemplated Improvements are fit for their intended use or comply with any Legal Requirements or Insurance Requirements or the certificate of occupancy for the Building nor shall same be deemed a waiver by Landlord of compliance by Tenant with any of the terms, provisions, covenants, conditions and agreements of this Lease, or a warranty or representation as to the adequacy, correctness or efficiency thereof.

            (i) Tenant shall pay to Landlord within thirty (30) days after demand, as additional rent, Landlord's reasonable out-of-pocket costs and expenses (including the fees of any architect or engineer employed or retained by Landlord and any of Landlord's mortgagees or overlandlords for such purpose, but excluding any "in-house" charge or attribution of overhead or slab to be installed on behalf of Tenant as the 28th floor slab of the Building, nor shall Tenant be obligated to make alterations to change the 28th floor of the Building from office space back to mechanical space.

      3.06. Where furnished by or at the expense of Tenant all furniture, furnishings and removable trade fixtures, including without limitation, murals, carpets, rugs, business machines and equipment, counters, screens, grille work, cages, metal railings, closets, lighting fixtures and equipment (other than recessed ceiling fixtures) whether or not attached to or built into the demised premises, and any other personal property that can be removed without permanent damage to the Building or its systems (collectively, the "Tenant's Property") shall remain the property of Tenant and may, subject to the terms and conditions of this Article 3, be removed and replaced at any time during the term of this Lease, provided that if any of Tenant's Property is so removed or replaced, Tenant shall repair or pay the cost of repairing any damage to the demised premises or to the Building or its systems resulting from the installation and/or removal of any such item, including permitted replacements thereto. In case Tenant shall decide not to remove any part of Tenant's Property and Landlord, under Section 3.05, has the right to require Tenant to remove the same, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of Tenant's Property that Landlord has the right to request Tenant to remove, Tenant shall at its expense remove the same in accordance with such request. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

      3.07. If any Improvements or other property which Tenant shall have the right to remove or be required by Landlord to remove as provided in Sections
3.05 and 3.06 of this Lease (herein in this Section 3.07 called the "Property") are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove the Property and to dispose of the same without accountability to Tenant and if the Property is the type that Landlord had the right to require to remove and Tenant failed to remove the same, the cost of removal shall be payable by Tenant within thirty (30) days of Landlord's demand therefor. In case of any damage to the demised premises or the Building resulting from the removal of the Property (whether such removal is made by Tenant or Landlord where Tenant fails to remove and Tenant was required to remove the same), Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for' Landlord's cost in repairing such damage.

This Section shall survive any termination of this Lease and shall not be deemed to confer any right of Tenant to holdover at the expiration or earlier termination of this Lease.

      3.08. Tenant shall keep records of Tenant's alterations, installations, additions and improvements, and the cost thereof for a period of three (3) years following completion of each such item. Tenant shall, within forty-five (45) business days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 9 hereof.

      3.09. Tenant acknowledges that it understands that Landlord shall have the right to adopt and thereafter modify, from time to time, reasonable general tenant guidelines for the Building covering construction, maintenance, repair or other work. Tenant agrees that all repairs, renovations, alterations, installations, additions and improvements and other activities within the scope of the general tenant guidelines for the Building (including, without limitation, fire protection, life safety, plumbing, HVAC, mechanical, electrical and communications systems) effected by or on behalf of Tenant in the demised premises shall be conducted in accordance with and pursuant to the aforesaid tenant guidelines (as same may be reasonably amended by Landlord from time to time), as well as any applicable governmental requirements and regulations. Tenant agrees that it is its responsibility to ensure that Tenant and those working for Tenant comply with the aforesaid tenant guidelines as well as any other applicable governmental requirements and regulations. Landlord shall (a) not enforce against Tenant any of the general tenant guidelines which Landlord is not then enforcing against all the other office tenants of the Building; (b) not unreasonably withhold or delay its consent from Tenant for any approval required under the general tenant guidelines; and (c) exercise its judgment in good faith in any instance providing for the exercise of its judgment in the general tenant guidelines. In the case of any conflict or inconsistency between the provisions of this Lease and any of the general tenant guidelines, the provisions of this Lease shall control. If Tenant disputes the reasonableness of any additional rule or regulation hereafter adopted by Landlord, the dispute shall be determined by arbitration in the City of New York in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor and, to the extent and for the duration that Tenant disputes the same, Tenant shall not be deemed to be in default under this Lease as a result of a failure to comply with the same, unless the failure to comply with the same shall result in a violation of Legal Requirements, Insurance Requirements, the Overlease or any mortgage or ground lease to which this Lease is subordinate. Any such determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional rule or regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice upon Landlord within thirty (30) days after receipt by Tenant of notice of the adoption of any such additional rule or regulation.

      3.10. Notwithstanding anything contained in Article 32 of this Lease to the contrary, it was the contemplation of Landlord and Tenant that the Plans for the Additional Work, as such term is hereinafter defined, would have been completed by Tenant and approved by Landlord prior to, or concurrently with, the execution of this Lease, however, as that is not the case, Exhibit F consists of only Tenant's mechanical, electrical and plumbing infrastructure plans and specifications, and Landlord hereby approves the plans set forth on Exhibit F. Final plans and specifications for the Additional Work for which final plans and specifications have not, as of the date of this Lease, been approved by Landlord, shall be prepared by Tenant before construction of any portion of the Additional Work. Tenant shall submit complete and final plans and specifications for such Additional Work to Landlord for its review and approval on the basis and in accordance with the time frames set forth in Article 32 hereof. To the extent Tenant shall provide to Landlord preliminary and/or final plans and specifications in respect of all or any portion of the Additional Work for Landlord's approval, Landlord shall respond to such submission within the same time frames and on the same basis as is provided in Article 32 hereof.

                                   ARTICLE 4.

                                    REPAIRS

      4.01. Subject to the terms of this Lease, Tenant shall, at its sole cost and expense, (i) make such repairs to the demised premises and the fixtures and appurtenances therein necessitated by the act, omission in violation of Tenant's obligations under, or covenants, terms, provisions or agreements contained in, this Lease or pursuant to Legal Requirements or Insurance Requirements with which Tenant is obligated to comply pursuant to the covenants, terms, provisions or agreements contained in this Lease, or negligence of Tenant, its employees, agents or contractors, and the employees of such agents and contractors (except damage arising from fire or other casualty, but nothing contained herein shall relieve or release Tenant from its obligations to replace Tenant's Property pursuant to Section 8.01(a) of this Lease), and (ii) during such periods as Tenant shall be operating the same, maintain and subject to Section

27.04(e) hereof make such repairs to Tenant's Systems (hereinafter defined), in each event set forth in clause (i) and clause (ii) of this Section 4.01 as and when needed to preserve them in good working order and condition, subject to ordinary wear and tear, and make such replacements thereof as are necessitated by Tenant's failure to maintain such Tenant's Systems as the same would have been maintained by the owner of a First-Class Office Building, including, without limitation, complying with the maintenance requirements and specifications of the manufacturer of such Tenant's System. All damage or injury to the demised premises and to its fixtures, appurtenances and equipment, the Tenant's Systems or the Building or to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property by, or on behalf of, Tenant shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense. Anything to the contrary provided herein notwithstanding, but subject to the provisions of Section 7.04 hereof in no event shall Tenant be responsible for any repairs necessitated by the act, omission (in violation of Landlord's obligations under, or agreements contained in, this Lease or pursuant to Legal Requirements or Insurance Requirements) or negligence of Landlord or its employees, agents or contractors (and the employees of such agents and contractors).

      4.02. Landlord shall, at its sole cost and expense (except through inclusion in Operating Expenses (as hereinafter defined) to the extent provided in Article 29 of this Lease), make all repairs (both structural and nonstructural) to (a) the Building (other than the demised premises); (b) the Building Systems (hereinafter defined) and (c) all structural elements of the demised premises, unless, in each event, the need for such repairs arises from the act, omission (in violation of Tenant's obligations under, or covenants, terms, provisions or agreements contained in, this Lease or pursuant to Legal Requirements) or negligence (including negligent maintenance) of Tenant, its agents or contractors (and the employees of such agents and contractors). Notwithstanding anything to the contrary contained in this Section 4.02 or anywhere else in this Lease (but subject to (i) the provisions of Section 7.04 hereof and (ii) the terms and provisions of subleases, if any, entered into between Tenant, as sublandlord, and Landlord, as subtenant, pursuant to Article 10 hereof), Landlord shall not be required to maintain or repair any of Tenant's Improvements, Tenant's Property or Tenant's Systems or the corridors, toilet room(s) and elevator lobbies on floors wholly leased to Tenant except, in such event, for damage to the same caused by acts or omissions (in violation of Landlord's obligations under, or agreements or covenants contained in, this Lease or pursuant to Legal Requirements or Insurance Requirements which are, under this Lease, Landlord's obligation) or negligence of Landlord, its agents, contractors and its or their employees; provided, however, that in no event shall Landlord have any liability for any damage to any art work or fine works of art located in the demised premises.

      4.03. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. The floor load for each of the floors comprising the demised premises shall be not less than fifty (50) pounds per square foot "live load" and twenty (20) pounds per square foot "dead load", or such greater amounts as the then applicable certificate of occupancy for the applicable floor provides.

      4.04. Business machines and mechanical equipment belonging to Tenant which cause (i) vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space other than the demised premises to such a degree as to be reasonably objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant, at its expense, in settings sufficient to absorb and prevent such vibration or noise or (ii) noise outside of the Building shall be muffled in such manner as shall eliminate such noise. Landlord, in furtherance of its obligations under Section 27.01 of this Lease, shall itself conform and shall use diligent efforts (including the institution and prosecution of legal proceedings) to cause all other Building tenants to conform to the requirements of the immediately preceding sentence with respect to the transmission of vibrations, noise, cold or heat from .other portions of the Building to the demised premises. The parties hereto recognize that the operation of elevators, generators, air-conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and the demised premises. Neither Landlord nor Tenant shall be under any obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary for a First-Class Office Building.

      4.05. Except as otherwise expressly provided in this Lease there shall be no allowance to or for Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof. Landlord agrees to use reasonable efforts to minimize any interruption of Tenant's business operations as a result of Landlord's making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof, but nothing contained herein shall require Landlord to expend or incur any charges or costs for overtime labor or pay any premiums in order to minimize such interruption, except that Landlord shall employ contractors or labor at overtime or other premium pay rates (a) at its expense (but subject to recoupment to the extent permitted pursuant to Article 29 of this Lease) if necessary to make any repair required to be made by it hereunder to remedy any condition that (i) results in a denial of reasonable access to the demised premises, (ii) threatens the health or safety of any occupant of the demised premises (including the encapsulation or enclosure of asbestos or other Hazardous Materials) or (iii) except in the case of damage by casualty or other destruction, materially interferes with Tenant's ability, to conduct its business in the demised premises or (b) in all other cases, at Tenant's request and expense. Landlord shall provide Tenant with reasonable prior notice of any repairs or work (other than emergency work) that, in Landlord's reasonable judgment, will materially interfere with the conduct of Tenant's business in the demised premises.

                                   ARTICLE 5.

                              REQUIREMENTS OF LAW

      5.01. (a) Tenant, at its expense, shall comply with all laws, orders and regulations of Federal, state, county and municipal authorities, and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Building, or the use or occupation thereof (collectively, the "Legal Requirements") including, without limitation, those applicable to the making of any Improvements therein or the result of the making thereof and those applicable by reason of the nature or type of business operated by Tenant in the demised premises except that (other than with respect to the making of Improvements or the result of the making thereof) Tenant shall not be under any obligation to make any Improvements in order to comply with any Legal Requirement applicable to the mere general "office" use (as opposed to the manner of use) of the demised premises, unless otherwise expressly required herein or if required as a result of any Improvements made by Tenant. Tenant, at its expense, shall comply (and Tenant hereby expressly assumes all responsibility for compliance) with the Americans With Disabilities Act of 1990 and any and all regulations promulgated thereunder, as the same may be amended from time to time, (the "ADA") relating to the demised premises to the extent such compliance involves work or other measures within the demised premises, including, but not limited to, any path of travel alterations from the elevators serving the demised premises through each portion of the demised premises and any requirements of the ADA relating to Tenant's employees and business operations within the demised premises, it being understood and agreed that any ADA non-compliance arising from the design of the toilet room(s) which Landlord undertook to design in compliance with the existing ADA shall be the responsibility of Landlord, provided that all changes required as a result of any modification of the ADA shall be done by Tenant, at its expense. Any alterations required to be performed by Tenant to the demised premises for the purpose of complying with the ADA, as aforesaid, or which otherwise require compliance with the ADA, shall be done in accordance with the terms, provisions, agreements, covenants and conditions of this Lease.

            (b) Tenant, at its expense, after written notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, (i) the validity or applicability of any Legal Requirement as to which Tenant has the obligation to comply pursuant to Section 5.01(a) (and, if necessary, in the name of, but without expense or liability to, Landlord) and shall defer Tenant's compliance therewith, provided that: (A) Landlord or Landlord's agents shall not be subject to civil liability or to criminal penalty or to prosecution for a crime, or any fine or charge, nor shall the Land (as hereinafter defined) or Building or any part thereof be subject to being condemned or vacated, or subject to any lien or encumbrance by reason of non-compliance or otherwise by reason of such contest; (B) before the commencement of any contest regarding the validity or applicability of any Legal Requirement as to which Tenant has the obligation to comply, if the cost of such compliance (as estimated by Landlord) is over Fifty Million and no/100 ($50,000,000.00) Dollars, as adjusted by CPI (as hereinafter defined), Tenant shall furnish to Landlord the bond of a surety company reasonably satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord and in an amount equal to not less than one hundred twenty-five (125%) percent of the cost of such compliance (as reasonably estimated by Landlord) and Tenant shall indemnify Landlord against the cost of such compliance and any liability resulting from or incurred in connection with such contest or non-compliance; (C) such non-compliance or contest shall not constitute or result in any breach of Landlord's obligations under any Mortgage, as such term is hereinafter defined, or if any Mortgagee, as such term is hereinafter defined, shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; (D) neither such non-compliance or contest nor the continuation thereof shall adversely affect Landlord's ability to obtain any permit required in connection with the construction, operation or occupancy of all or any portion of the Land or Building; and (E) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Landlord shall be deemed subject to prosecution for a crime if Landlord, any Mortgagee or any of their officers, directors, partners, shareholders, agents or employees is, or can be, charged with a crime of any kind whatever.

      5.02. Tenant shall not do or permit to be done any act or thing upon said demised premises, which will invalidate or be in conflict with New York standard fire insurance policies covering the Building, and fixtures and property therein.

      5.03. If, as a result of any use, act or omission (in violation of Tenant's obligations under this Lease or which are violative of Legal Requirements or Insurance Requirements for which Tenant is obligated to comply with) by Tenant, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rent payable within thirty (30) days after demand by Landlord. In any action or proceeding concerning the rate of fire insurance applicable to the Building wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or demised premises issued by the body making fire insurance rates for said demised premises or by the insurance carrier issuing the fire insurance on the Building shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said demised premises.

      5.04. Landlord shall comply with (i) all ADA requirements which are not the obligation of Tenant pursuant to Section 5.01(a) of this Lease and (ii) all other Legal Requirements affecting the Building which are not the responsibility of Tenant under Section 5.01(a) and the noncompliance with which would be inconsistent with the operation of the Building as a First-Class Office Building, and Landlord shall have the right to contest the applicability or validity of any Legal Requirement so long as such contest would not result in a forfeiture, revocation, loss or suspension of, or inability to obtain, the certificate of occupancy (or change thereto) for the Building that would prevent Tenant from lawfully using and occupying the demised premises for the purposes permitted by this Lease.

                                   ARTICLE 6.

                                 SUBORDINATION

      6.01. (a) When, as and if each Subordination and Non-Disturbance Agreement to be entered into under (and as defined in) Section 6.01(c) is executed and delivered, this Lease and Tenant's rights hereunder shall be and become subject and subordinate to the applicable mortgages which may hereafter affect the Land and the Building (herein referred to as the "Mortgages" or the "Mortgage"), and to all modifications, consolidations, replacements and extensions thereof.

            (b) The holder of any Mortgage ("Mortgagee") may elect that this Lease shall have priority over such Mortgage and, upon notification by such Mortgagee to Tenant, this Lease shall be deemed to have priority over such Mortgage, whether this Lease is dated prior, or subsequent, to the date of such Mortgage.

            (c) The subordination of this Lease to any Mortgage in accordance with Section 6.01(a) shall be provided under an agreement executed and delivered by the Mortgagee and Tenant, and, if reasonably required by such Mortgagee or by Tenant, also by Landlord, and such agreement (each such agreement, while in force, the "Subordination and Non-Disturbance Agreement") shall be in substantially the form annexed hereto as Exhibit K and shall be executed by Tenant and returned to Landlord within fifteen (15) business days of Landlord's request therefor, it being understood and agreed that Tenant will agree to such reasonable changes to the Subordination and Non-Disturbance Agreement requested by the Mortgagee, provided such changes (i) do not affect Tenant's rights or obligations under this Lease in any material manner, (ii) do not increase Tenant's financial obligations under this Lease and (iii) do not shorten or lengthen the term of this Lease.

      6.02. If Landlord's interest in the Building is encumbered by a Mortgage and such Mortgage is foreclosed, or Landlord's interest in the Building is acquired by deed in lieu of foreclosure or if Landlord's interest in the Building is sold pursuant to such foreclosure or by reason of a default under said Mortgage, then notwithstanding such foreclosure, such acquisition by deed in lieu of foreclosure, such sale, or such default, but subject to the provisions of any Subordination and Non-Disturbance Agreement with such Mortgagee (i) Tenant shall not disaffirm this Lease or any of its obligations hereunder, and (ii) this Lease shall continue as a direct lease between such applicable Mortgagee, transferee by deed in lieu of foreclosure or purchaser at such foreclosure, as the landlord under this Lease, and Tenant, as the tenant under this Lease, but if requested by such applicable Mortgagee, transferee by deed in lieu of foreclosure or purchaser at such foreclosure or sale, Tenant shall attorn to such Mortgagee, transferee or purchaser and execute a new lease for the demised premises setting forth all of the provisions of this Lease except that the term of such new lease shall be for the balance of the term' of this Lease.

      6.03. If Landlord's interest in the demised premises is a leasehold interest, at any time, and if Landlord's leasehold interest is terminated for any reason, then, notwithstanding such termination, the dispossession of Landlord from the Building, or any default by Landlord, as tenant, under any ground lease or overlease, but subject to the provisions of any Subordination and Non-Disturbance Agreement with such ground lessor, (i) Tenant shall not disaffirm this Lease or any of its obligations hereunder, and (ii) this Lease shall continue as a direct lease between such ground lessor or overlandlord, as the landlord under this Lease, and Tenant, as the tenant under this Lease, but at the request of such ground lessor or overlandlord, Tenant shall attorn to the applicable ground lessor and execute a new lease for the demised premises setting forth all of the provisions of this Lease except that the term of such new lease shall be for the balance of the term of this Lease.

      6.04. Tenant hereby acknowledges and agrees that, provided Tenant requests that Landlord enter into the Overlease, as such term is hereinafter defined, Tenant's right, title and interest in this Lease shall, and shall always, be automatically subordinate to the Overlease, and to all modifications or replacements thereto and extensions thereof requested by Tenant and approved by Landlord or required of Landlord under the Overlease.

      6.05. Landlord hereby represents and warrants that, as of the date of execution of this Lease by Landlord, there are no mortgages or ground leases encumbering all or any portion of Landlord's interest in and to the Land and Building.

                                   ARTICLE 7.

                     PROPERTY-LOSS, DAMAGE, REIMBURSEMENT

      7.01. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, except to the extent any of the foregoing shall be caused by or due to the willful misconduct or negligent act or omission (in violation of Landlord's obligations under, or covenants, terms, provisions or agreements contained in, this Lease or which would be violative of Legal Requirements or Insurance Requirements, which Landlord is obligated to comply with pursuant to the covenants, provisions or agreements of this Lease) of Landlord, its agents, servants or employees, subject in each event to the provisions of Section 44.07 of this Lease.

      7.02. Section 7.02 omitted.

      7.03. Tenant shall give Landlord notice in case of a fire or accident in the demised premises as well as notice of any other event occurring in the demised premises which could give rise to a damage or injury claim against Landlord or Tenant promptly after Tenant is aware of such fire, accident or other event.

      7.04. (a) Landlord agrees that it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Landlord is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Landlord shall, if legally possible and without necessitating a change in insurance carriers, have Tenant named in such policy or policies as an additional insured. If Tenant shall be named as an additional insured in accordance with the foregoing, Tenant agrees to endorse promptly to the order of Landlord, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Tenant does hereby irrevocably waive any and all rights in such proceeds and payments.

            (b) Tenant agrees to include, in its fire insurance policy or policies on Tenant's Property, appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

            (c) To the extent of the waiver included in Landlord's fire insurance policy pursuant to subsection (a) above or, if Landlord fails to comply with its obligations under such subsection (a), to the extent of the waiver which would have been included if Landlord had procured the same, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. To the extent of the waiver included in Tenant's fire insurance policy pursuant to subsection (b) above or, if Tenant fails to comply with its obligations under such subsection (b), to the extent of the waiver which would have been included if Tenant had procured the same, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 7.04(c) for loss or damage to Tenant's furniture, furnishing, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

            (d) Each of Landlord and Tenant hereby agrees to advise each other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained, and thereafter to furnish the other with a Certificate of Insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Each of Landlord and Tenant hereby also agrees to notify the other promptly, but no later than thirty (30) days after such party becomes aware, of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

      7.05. Tenant shall maintain at its own cost and expense during the term of this Lease primary and non-contributory insurance with a company or companies reasonably acceptable to Landlord and licensed to do business or authorized in New York State, insuring Tenant as follows:

            (a) Primary and Non-Contributory Commercial General Liability Insurance covering the demised premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease, and Owner's protective liability insurance. Such insurance shall be for limits not less than a combined single limit of Thirty Million Dollars ($30,000,000). Such policy shall name Landlord and any ground lessor, overlandlord, managing agent or mortgagee of the Building in which the demised premises are a part as additional insureds;

            (b) Employers' Liability Insurance with a minimum limit of One Million Dollars ($1,000,000) and Workers' Compensation Insurance in statutory limits;

            (c) "All Risks" Property Insurance in an amount adequate to cover the full replacement cost of all Tenant's Property;

            (d) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the demised premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles. This policy shall name Landlord and any ground lessor, overlandlord, managing agent or mortgagee of the Building as additional insureds;

            (e) Any insurance required by the terms of this Lease to be carried by Tenant may be under a blanket policy (or policies) covering other properties of Tenant and/or its related or affiliated corporations, provided that (1) Landlord and all other additional insureds required to be named by Tenant pursuant to this Article are named in such policy as additional insureds, (ii) the Building is expressly listed (by address) as a covered property, (iii) the amount of coverage allocated to the Building shall be expressly listed, and shall not be less than the amounts otherwise required hereunder, and (iv) such blanket policy shall not diminish the obligations of Tenant so that the proceeds from such blanket policy shall be an amount no less than the amount of the proceeds that would be available if Tenant obtained the required insurance under policies separately insuring the risks which this Lease requires Tenant to insure;

            (f) Boiler and machinery coverage on a replacement cost basis if Tenant controls such systems;

            (g) Liquor liability (dramshop) insurance; and

            (h) When reasonably required by Landlord, such other insurance against other insurable hazards and in such amounts as may from time to time be commonly and customarily insured against in First-Class Office Buildings in New York City.

      7.06. All policies shall provide, inter alia, (i) that same may not be cancelled or terminated without at least thirty (30) days' written notice to Landlord and such additional insureds (when applicable) by the insurance company issuing such policy and (ii) that no such act or omission to act of Tenant shall invalidate such insurance as to Landlord and such additional insureds.

      7.07. Tenant shall, on or before the date hereof, furnish Landlord with Certificates of Insurance or copies of insurance policies showing that all insurance required by this Article is being maintained as required herein. Tenant's Certificate of Insurance (except for those evidencing Worker's Compensation coverage) shall name Landlord, and, to the extent identified in writing to Tenant, its managing agent and each ground lessor and Mortgagee as additional insureds. Upon renewal of any such insurance that expires before the expiration of this Lease, Landlord shall be provided with renewal Certificates of Insurance or binders or copies of policies not less than ten (10) days prior to such expiration, together with evidence of the payment of the premiums thereon. Receipt of each Certificate of Insurance or other documentation of insurance or copies of policies by Landlord or by any of its representatives which indicate less coverage than required herein will not constitute a waiver of Tenant's obligation to fulfill said insurance requirements.

      7.08. Landlord shall maintain in respect of the Building at all times during the term of this Lease:

            (i) standard All-Risk Property Insurance, covering the Building (including, without limitation, Tenant's Improvements therein but excluding Tenant's Property) in amounts equal to the full replacement cost of the Building (excluding Tenant's Property) at the time in question;

            (ii) Commercial General Liability Insurance (including contractual liability) in an amount not less than Thirty Million Dollars ($30,000,000);

            (iii) Employer's Liability Insurance in an amount not less than One Million Dollars ($1,000,000), with a waiver of subrogation endorsement;

            (iv) excess liability insurance over the insurance required by subsections (ii) and (iii) of this Section with combined, minimum coverage of Twenty Million Dollars ($20,000,000.00);

            (v) boiler and machinery coverage on a replacement cost basis; and

            (vi) Workers' Compensation Insurance in statutory limits.

            Landlord covenants to maintain the foregoing insurance subject to such deductibles as are usual and customary for a prudent landlord of Landlord's size and financial condition of a First-Class Office Building. Upon Tenant's reasonable request, Landlord shall deliver to Tenant certificates of the foregoing insurance. Landlord's commercial general liability policy shall name Tenant as an additional insured as its interest may appear.

            Any insurance required by the terms of this Lease to be carried by Landlord may be under a blanket policy (or policies) covering other properties of Landlord and/or its related or affiliated corporations, provided that (i) Tenant shall, to the extent of any commercial general liability coverage, be named as an additional insured as its interest may appear, (ii) the Building is expressly listed (by address) as a covered property, (iii) the amount of coverage allocated to the Building shall be expressly listed, and shall not be less than the amounts otherwise required hereunder, and (iv) such blanket policy shall not diminish the obligations of Landlord so that the proceeds from such blanket policy shall be an amount no less than the amount of the proceeds that would be available if Landlord obtained the required insurance under policies separately insuring the risks which this Lease requires Landlord to insure. Landlord's insurance shall meet the requirements set forth in the first two (2) sentences of Section 7.16 of this Lease.

      7.09. The insurance requirements set forth in this Article VII as they relate to Tenant are hereinafter referred to as the "Insurance Requirements".

      7.10. Each of Landlord and Tenant shall be responsible for its own deductibles and self-insurance retention and such costs shall not be the responsibility or liability of the other party.

      7.11. Should Tenant engage a contractor or consultant to do work in or on any portion of the Building, Tenant shall require such parties to obtain (and name Landlord as an additional named insured on) such insurance policies as would customarily be required for such parties doing work in a First-Class Office Building);

      7.12. Tenant shall not do or suffer or permit anything to be done on its behalf in or about the demised premises or the Building which would (i) cause insurance companies of good standing to refuse to insure the Building in amounts reasonably satisfactory to Landlord, (ii) result in the cancellation of any policy of insurance or the assertion of any defense by the insurer to any claim under any policy of insurance maintained by or for the benefit of Landlord, or
(iii) violate any Insurance Requirement of which Tenant has been given notice.

      7.13. If Tenant shall fail to furnish or maintain the insurance coverages required to be obtained and maintained by Tenant pursuant to, and as required by, this Article 7 and to furnish evidence reasonably satisfactory to Landlord that such insurance coverages have been obtained and are, at all times throughout the term of this Lease, in full force and effect, Landlord shall have the right (but not the obligation) to obtain and maintain such insurance coverages on behalf of Tenant and Tenant hereby covenants and agrees to (i) furnish Landlord with all necessary information required by Landlord to obtain and maintain such insurance coverages and (ii) to pay the premiums therefor upon Landlord's demand for such payment.

      7.14. Any type of insurance or any increases in the limits of liability described in this Article 7 that Tenant obtains for its own protection or as otherwise required by statute shall be at Tenant's sole cost and expense.

      7.15. In the event that the IDA, as such term is hereinafter defined, requires the tenant under the Overlease to obtain and maintain any insurance coverage not expressly provided for elsewhere in this Article 7 or in excess of the limits of liability elsewhere provided for in this Article 7 (other than rent interruption insurance for not in excess of eighteen (18) months) and, absent the requirement of the IDA, which Landlord would not otherwise be carrying, then Tenant shall, at its sole cost and expense and without contribution by Landlord, obtain and maintain those insurance coverages and/or increases in limits of liability, as the case may be.

      7.16. All insurance required to be carried by Tenant herein shall be evidenced by valid and enforceable policies issued by and distributed among insurers of recognized responsibility having a Best's rating of A or better and a financial size category of Class XII or above. Such insurers shall be authorized to do business in New York. A certificate of each such policy shall be delivered to Landlord concurrently with the execution and delivery hereof. Thereafter, certificates for each replacement policy shall be so delivered to Landlord not less than ten (10) days prior to the expiration date of the policy or policies to be renewed or replaced, in each case accompanied by evidence reasonably satisfactory to Landlord that all premiums currently payable with respect to such policies have been paid in full by or at the direction of Tenant. Upon Landlord's demand, from time to time and upon fifteen (15) days written notice to Tenant, Tenant shall cause to be delivered to Landlord a summary of the provisions, exclusions and qualifications of Tenant's insurance policies applicable to the demised premises, certified as true, complete and correct by Tenant's insurance carrier or insurance broker.

      7.17. Notwithstanding anything to the contrary contained in this Lease, Landlord shall, so long as Landlord is Metropolitan Life Insurance Company or any successor to the business of Metropolitan Life Insurance Company by virtue of a merger, consolidation or sale of all or substantially all of Metropolitan Life Insurance Company's assets or stock, be entitled to self-insure and/or have deductibles against all risks described in this Article. Landlord shall notify Tenant of its election to self-insure as aforesaid and the extent (as to coverage and limits of coverage of any such self-insurance), and Landlord's failure in part or whole to carry any of the insurance required by this Article on account of such self-insurance shall not constitute a breach of this Article, but shall be deemed to be self-insurance by Landlord, as permitted by this Article to the extent of such noncompliance.

                                   ARTICLE 8.

                        DESTRUCTION--FIRE OR OTHER CAUSE

      8.01. (a) If the Building shall be partially damaged or destroyed, or if the demised premises shall be partially damaged or destroyed, by fire, casualty or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its servants, employees, agents, visitors or licensees (and if this Lease shall not have been cancelled as in this Article hereinafter provided), Landlord will promptly and with due diligence and continuity repair the damage, and restore, replace, and rebuild the Building and the demised premises at its expense after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property, which repairs or replacements to Tenant's Property shall be made by Tenant, at its own expense and subject to the provisions of this Lease. If the demised premises shall be partially damaged or partially destroyed, the basic annual rent and additional rent (but not the Special Additional Rent, which shall continue to be paid by Tenant) payable hereunder shall be proportionately abated (on a per square foot basis, and taking into account the different basic annual rent per square foot for the various portions of the demised premises) to the extent that the demised premises shall have been rendered untenantable or unfit for the conduct of Tenant's business in substantially the manner in which such business was being conducted immediately prior to such casualty, and if Tenant does not occupy such damaged or destroyed part of the demised premises for the conduct of business, for the period from the date of such damage or destruction to the date that the damage shall be repaired or restored. If the demised premises or a major part thereof shall be totally, or substantially totally, damaged or destroyed or rendered completely, or substantially completely, untenantable or unfit for the conduct of Tenant's business in substantially the manner in which such business was being conducted immediately prior to such fire, casualty or other cause and on account of such fire, casualty or other cause, the basic annual rent and additional rent (but not the Special Additional Rent, which shall continue to be paid by Tenant) shall completely abate as of the date of the damage or destruction until Landlord shall repair, restore, replace and rebuild the demised premises as provided in the first sentence of this Section 8.01(a); provided, however, that, should Tenant reoccupy a portion of the demised premises for the purpose of conducting business during the period the restoration work is taking place either pursuant to this Section 8.01(a) or
Section 8.01(b) and prior to the date when the same is made completely tenantable, basic annual rent and additional rent (but not the Special Additional Rent which shall continue to be paid by Tenant) shall be apportioned and be payable by Tenant in proportion to the part of the demised premises occupied by it.

            (b) Within sixty (60) days after total or substantially total damage or destruction to the demised premises or a major part thereof, Landlord shall deliver to Tenant a statement prepared by a reputable contractor or architect setting forth such party's estimate of the time required to repair such damage. If the estimated period exceeds thirty-six (36) months from the date of the fire, casualty or other cause, Tenant may elect to terminate this Lease by notice to Landlord not later than sixty (60) days following receipt of such statement. Such architect's estimates shall not assume the use by Landlord of any overtime labor unless Landlord agrees to employ same. If Tenant shall reasonably dispute whether the restoration may or may not be completed by Landlord within thirty-six (36) months from the date of the casualty, the determination of whether the restoration may or may not be completed within said period of thirty-six (36) months shall be determined by an independent architect reasonably acceptable to both parties or otherwise selected as hereinafter provided, and the sixty (60) day period for giving of a notice of termination shall commence upon the receipt by Landlord and Tenant of such architect's estimate of such rebuilding time. If Landlord and Tenant shall fail to agree on a single architect to make such determination within sixty (60) business days after Tenant's receipt of Landlord's estimate, then either party may apply to the Real Estate Board of New York (or, following its failure to appoint such architect, the American Arbitration Association or its successor) for appointment of such architect. The determination of the architect selected as aforesaid shall be binding and conclusive on the parties hereto and judgment may be entered thereon.

      8.02. In case the Building or the demised premises shall be substantially damaged or destroyed by fire or other cause at any time during the last two (2) years of the then term of this Lease then either Landlord or Tenant may cancel this Lease and the term hereby granted upon written notice to the other party hereto given within sixty (60) days after such damage or destruction; provided, that neither Landlord nor Tenant shall have the right to cancel this Lease if, prior to such damage or destruction, Tenant shall have delivered to Landlord notice (an "Extension Notice") of its irrevocable election to thereafter extend this Lease pursuant to Section 41.04 hereof, in which event neither Landlord nor Tenant may elect to terminate this Lease with respect to any portions of the demised premises which is the subject of such extension other than on the basis set forth in Section 8.01(b) of this Lease.

      8.03. If the Building shall be so damaged that Landlord shall decide to demolish or not to rebuild it, then in any of such events Landlord shall, within one hundred twenty (120) days after such fire, casualty or other cause, give Tenant a notice in writing of such decision, and thereupon the term of this Lease shall expire by lapse of time upon the thirtieth (30th) day after such notice is given, and Tenant shall vacate the demised premises and surrender the same to Landlord.

      8.04. In the event of the termination of this Lease pursuant to the provisions of this Article, this Lease shall expire as fully and completely on the date fixed in such notice of termination as if that were the date definitely fixed for the expiration of this Lease, but the basic annual rent, additional rent and Special Additional Rent shall be apportioned and shall be paid up to and including the date of such damage or destruction, any prepaid basic annual rent or prepaid additional rent shall be refunded to Tenant, and the Special Additional Rent Payment, as such term is hereinafter defined, shall be payable by Tenant to Landlord.

      8.05. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the


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

demised premises or of the Building, made in the manner required by Article 8 hereof.

      8.06. The provisions of this Article 8 shall be considered an express agreement governing any case of damage or destruction of the Building or the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York and any other law of like import now or hereafter in force providing for such contingency, shall have no application.

                                   ARTICLE 9.

                                 EMINENT DOMAIN

      9.01. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose, this Lease and the terms and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (hereinafter referred to as the "date of taking"), and Tenant shall have no claim against Landlord for, or make any claim for, the value of any unexpired term of this Lease, and the basic annual rent and additional rent, including, without limitation, Special Additional Rent, shall be apportioned as of such date, and the Special Additional Rent Payment shall be paid by Tenant to Landlord.

      9.02. In the event that any part of the demised premises shall be so condemned or taken, then this Lease shall be and remain unaffected by such condemnation or taking, except that the basic annual rent and additional rent (but not the Special Additional Rent, which shall continue to be paid by Tenant) allocable to the part so taken shall be apportioned (on a per square foot basis, and taking into account the different basic annual rent per square foot for the various portions of the demised premises) as of the date of taking, provided, however, that (a) Tenant may elect to cancel this Lease (i) in the event the area remaining following the condemnation or taking shall not be sufficient, in the reasonable judgment of Tenant, to enable Tenant to continue the operation of its business therein in substantially the manner in which such business was being conducted immediately prior to such taking, or (ii) if such taking materially adversely impairs the means of access to the demised premises or the entrances or lobby of the Building, or (b) Landlord may elect to terminate this Lease if in the reasonable judgment of Landlord and as a result of a condemnation or taking of a portion of the Building, the Building could not be operated in an economically viable manner, provided that Landlord has elected to terminate leases covering fifty (50%) percent of the balance of the leasable space in the Building, and provided further that the party entitled to cancel the Lease serves the other party with a notice of election to cancel not later than ninety (90) days after the date when title shall vest in the condemning authority. Upon the giving of such notice, this Lease shall terminate on the thirtieth (30th) day following the date of receipt of such notice and the basic annual rent and additional rent, including, without limitation, Special Additional Rent, shall be apportioned as of the date of the condemnation or taking, with respect to the portion of the demised premises taken, and as of such termination date with respect to the remainder of the demised premises and the Special Additional Rent Payment shall be payable by Tenant to Landlord. Upon such partial taking and this Lease continuing in force as to any part of the demised premises not so taken, the basic annual rent and additional rent (but not the Special Additional Rent, which shall continue to be payable) shall be adjusted in the proportion that the area of the demised premises taken bears to the total area of the demised premises (on a per square foot basis, and taking into account the different basis annual rent per square foot for the various floors). If as a result of the partial taking (and this Lease continuing in force as to the part of the demised premises not so taken is damaged, Landlord agrees to promptly restore the damaged portion remaining after the taking, to the condition existing immediately prior to the taking.

      9.03. Nothing hereinabove provided shall (in the event the Lease is cancelled as above provided) preclude Tenant from appearing, claiming, proving and receiving in the condemnation proceeding, Tenant's moving expenses, and the value of Tenant's Property. In the event that Tenant is not permitted to make a separate claim for such items in such proceeding, Landlord shall prosecute all claims in such proceeding on behalf of both Landlord and Tenant, in which event Tenant may, if it so elects and at its expense, join with Landlord in such proceeding, retain co-counsel, attend hearings, present arguments and generally participate in the conduct of the proceeding; provided, however, that, if Landlord incurs any additional expense because of Tenant's exercising its rights under this sentence, Tenant will bear such additional expense.

      9.04. In the event that only a part of the demised premises shall be taken and neither Landlord nor Tenant shall have elected to cancel this Lease as above provided, the entire award for a partial taking shall be paid to Landlord; provided, however, that the portion of any award which is expressly attributable by the condemning authority to a taking of Tenant's Property shall be paid to Tenant and Tenant shall be entitled to any award which may be awarded by the condemning authority for Tenant's moving expenses. Landlord, at Landlord's own expense, shall restore the unaffected part of the Building to substan-tially the same condition and tenantability as existed prior to the taking. Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of basic annual rent and additional rent (but not the Special Additional Rent, which shall continue to be paid by Tenant) for that portion of the demised premises which is being restored and is not usable until the completion of the restoration or until the said portion of the demised premises is used by Tenant for the purpose of conducting its business, whichever occurs sooner.

      9.05. Notwithstanding the above, if a partial taking shall occur in the last two (2) years of the then term of this Lease, either Landlord or Tenant, irrespective of the area of the space remaining, may elect to cancel this Lease and the term hereby granted, provided such party shall have, within ninety (90) days after such taking, given notice to that effect to the other party and, upon the receipt of such notice, the basic annual rent and additional rent, including, without limitation, Special Additional Rent, shall be apportioned and paid to the date of expiration of the term specified, the Special Additional Rent Payment shall be paid by Tenant to Landlord, and this Lease and the term hereby granted shall cease, expire and come to an end upon the expiration of the ninety (90) days specified in said notice, provided, however, that neither Landlord nor Tenant shall have the right to cancel this Lease pursuant to this
Section 9.05 if, prior to the date of such partial taking, Tenant shall have delivered to Landlord notice of its irrevocable election to thereafter extend this Lease pursuant to Section 41.04 hereof, in which event neither Landlord nor Tenant may elect to terminate this Lease pursuant to this Section 9.05 with respect to any portions of the demised premises which are the subject of such extension. If either Landlord or Tenant shall so elect to end this Lease and the term hereby granted as provided herein, or if either party hereto shall elect to end this Lease by exercising a right contained in Section 9.02 above, Landlord need not restore any part of the demised premises and the entire award for partial condemnation shall be paid to Landlord, and Tenant shall have no claim to any part thereof, except as to the items set forth in Section 9.03, where same are applicable.

                                  ARTICLE 10.

                                ASSIGNMENT, ETC.

      10.01. Except as expressly provided otherwise in this Article 10, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet all or any portion of the demised premises, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by any person or entity other than Tenant, Landlord may, after default by Tenant past any required notice and beyond any applicable cure period, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant, as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting as to which Landlord's consent is required under this Lease. Possession or occupancy of any portion of the demised premises by one or more of Tenant's Affiliates, as such term is hereinafter defined (whether or not pursuant to a written agreement) shall not be deemed or construed to be a sublease hereunder and Tenant shall be permitted to allow, subject to the terms and conditions of the Lease (but without having to obtain Landlord's consent thereto), Tenant's Affiliates to occupy the demised premises.

      10.02. If Tenant desires to sublet all or any portion of the Pedestal Space or Concourse Space at a time when it is "Meeting the Threshold Level", as such term is hereinafter defined, and provided further that Tenant would, subsequent to the proposed subletting, continue to be Meeting the Threshold Level, Tenant shall request Landlord's consent to each such subletting and, as part of such request, Tenant must submit in writing to Landlord (i) the name and address of the proposed sublessee and (ii) reasonably satisfactory information relating to the proposed sublessee reasonably sufficient to enable Landlord to determine the reputation and character of the proposed sublessee. Subject to Tenant's compliance with this Section 10.02, the terms and conditions set forth in Section 10.04(a) shall be the basis for Landlord's granting or withholding of consent to a requested sublease of the Pedestal Space or Concourse Space. Any subletting that complies with the terms, provisions and conditions of this
Section 10.02 shall not be subject to Section 10.03 of this Lease.

      10.03. (a) If (i) Tenant shall desire to sublet all or any portion of the Pedestal Space or Concourse Space at a time when it is not, or following such subletting would not be, Meeting the Threshold Level, or (ii) if Tenant shall desire to sublet all or any portion of the Tower Space, then in either event Tenant must first present Landlord with a written offer to sublease such space to Landlord. Tenant's offer shall set forth an effective date for such surrender or sublease (as the case may be), which date shall not be less than thirty (30) days after the date Landlord receives such offer. Landlord shall have a period of thirty (30) days after its receipt of the said offer within which to accept or reject the offer. If Landlord shall accept such offer, Tenant shall execute and deliver to Landlord, or anyone designated or named by Landlord, a sublease of such portion of the demised premises which Tenant offered to Landlord, which sublease shall commence on the later of (x) the date specified in Tenant's offer and (y) the date which is thirty (30) days after the date of delivery of Tenant's offer to Landlord, and be for the term specified in Tenant's offer and for the rents specified in this
Section 10.03 and on the terms and conditions set forth in Section 10.07 hereof, it being understood and agreed that in the event the offer to sublease was for
(1) Tower Space for a term of more than five (5) years or for all or substantially the balance (namely, the remainder of the term following the expiration of the proposed term of the sublease would be for a period of eighteen (18) months or less) of the then term of this Lease on said space or
(2) Pedestal Space and/or Concourse Space for a term of more than ten (10) years in the case of the initial term of this Lease or for all or substantially the balance (namely, the remainder of the term following the expiration of the proposed term of the sublease would be for a period of eighteen (18) months or less) of the then term in the case of the initial term of this Lease or any Extension Term, as such term is hereinafter defined, then, at Landlord's option and in lieu of Tenant's executing the foregoing sublease, Tenant shall execute and deliver to Landlord an instrument effecting a surrender, of this Lease on the space that Tenant offered to sublease and a modification of this Lease providing that, from the date of such surrender (i.e., the later of (x) the date provided in Tenant's offer or (y) the date which is thirty (30) days after the date of delivery of Tenant's offer to Landlord), the rentals required herein shall be adjusted (based on the per square foot per annum basic annual rent then being paid by Tenant for such space under this Lease) to reflect that portion of the space surrendered to Landlord and Landlord shall pay to Tenant the payments in lieu of real estate taxes for the Abatement Period (hereinafter defined), if applicable, paid or payable by Tenant attributable to such space for the period of such sublease or for the period after such surrender, as the case may be. All transfer taxes payable in connection with any such surrender shall be payable by Landlord. In the event Landlord does not acquire all of the demised premises, Landlord (at Tenant's sole cost and expense if Tenant's offer to sublease provided that Tenant would pay for the cost of the same, and if not, at Landlord's cost and expense) will do all the work necessary to physically separate the portion of the demised premises so surrendered to Landlord from the portion so retained by Tenant, which work shall include, without limitation, the erection of a demising wall between the portion of the demised premises so surrendered to Landlord and the balance of the demised premises retained by Tenant. In addition, in the event the portion of the demised premises so surrendered to Landlord does not have direct access to a public corridor in the Building or to an elevator bank not dedicated to Tenant's use, or at any time during the term of this Lease such space is not being serviced by air-conditioning, ventilating and other mechanical systems operated by Landlord, Tenant, at Tenant's expense (except as hereinafter provided in this sentence) shall, and will at all times, provide and permit reasonably appropriate means of ingress to and egress from and access across and through the balance of the demised premises retained by Tenant, provide and permit appropriate use of the elevators in Tenant's dedicated elevator bank systems (if any), including access across lobby and corridor areas, and provide and furnish necessary and appropriate services, including, without limitation, air-conditioning and ventilating service to such space on the same basis as are provided in Section 27.04 of this Lease, for the same payments provided for in Tenant's offer or, if not so provided, in accordance with Section 27.04 hereof, which payments Landlord agrees to pay on the same basis as if it were providing such service to Tenant so as to enable Landlord (its designees and lessees) to use the portion of the demised premises so surrendered for the purposes for which they were permitted to be used by Tenant.

            (b) Notwithstanding anything contained in this Article 10 to the contrary, if, at the time Tenant offers to sublease all or any portion of the Tower Space to Landlord, at least two hundred thousand (200,000) rentable square feet (based on Exhibit G) of Tower Space, in the aggregate, are then included under the demise of this Lease and Tenant would (following the completion of the transaction set forth in Tenant's offer) be subleasing less than one hundred thousand (100,000) rentable square feet (based on Exhibit G) of Tower Space, in the aggregate, such offer by Tenant to Landlord to sublease Tower Space shall, unless expressly set forth otherwise in Tenant's offer to Landlord, be, and be deemed to be, an offer to sublease and Landlord may only sublet such space on the terms provided in this Article 10 and may not recapture said space. As used in this Section 10.03(b), the term "subleasing" shall include all Tower Space recaptured by, or sublet to, Landlord or its designees, but shall not include any sublease of Tower Space that Tenant was not, by the terms, provisions, conditions, covenants and agreements of this Article 10, obligated to first offer Landlord.

      10.04. (a) In connection with granting a consent to a requested sublease, Landlord agrees that if Landlord did not exercise its rights to acquire that portion of the demised premises which Tenant proposes to sublease or if Tenant shall not be obligated to first offer such space to Landlord, Landlord will, subsequent to the date that is eighteen (18) months following the Rent Commencement Date, not withhold or delay its consent to the proposed subletting provided (i) Tenant (or Tenant's representative), shall not have publicly advertised the rentals to be paid thereunder (but nothing herein contained shall prevent Tenant from making the same known to the proposed subtenant); (ii) in Landlord's reasonable judgment the reputation, business and character of the proposed sublessee are in keeping with the reasonable standards of Landlord in those respects for the Building;
(iii) the purpose for which the proposed sublessee intends to use the demised premises is not in violation of the provisions of Article 2 of this Lease; (iv) neither (y) the proposed sublessee nor (z) any person, party or other entity which directly or indirectly, controls, is controlled by, or is under common control with the proposed sublessee or any person, party or other entity who controls the proposed sublessee, is then an occupant of any part of the Building and at the time such consent is requested Landlord has, or will (by the proposed delivery date of the space to the proposed subtenant) have substantially similar size space and type of space tower level, concourse level or pedestal level) to that which Tenant seeks to sublet that would be available for a term at least substantially as long as that of the proposed sublease; (v) the proposed sublessee is not a person, party or other entity with whom Landlord or its agents is then negotiating (and has not discontinued such negotiations) to lease space in the Building at least substantially equal in size and type of space (i.e., tower level, concourse level or pedestal level) and (vi) the form of the proposed sublease shall comply with the applicable provisions of Sections 10.05 and 10.08 of this Lease, it being understood and agreed that if the rent payable under the sublease exceeds the rent payable under the Lease on a prorated basis (determined on a per square foot basis and taking into account the different basic annual rent per square foot for the various portions of the demised premises), Tenant shall pay to Landlord (as and when received by Tenant, and as additional rent) fifty (50%) percent of the Sublease Profit, as such term is hereinafter defined. Tenant shall deliver to Landlord a duplicate original of the sublease no later than ten (10) business days prior to the effective date of the sublease.

            (b) In connection with the granting of consent to a requested sublease, Landlord agrees that if Landlord did not exercise its right to acquire that portion of the demised premises that Tenant proposes to sublease or if Tenant shall not be obligated to first offer such space to Landlord, Landlord will, during the first eighteen (18) months following the commencement of the Rent Commencement Date, not withhold or delay its consent to the proposed subletting on the same basis as is contained in Section 10.04(a), provided further that no more than one (1) floor of Tower Space and/or no more than one (1) floor of Pedestal Space shall be so sublet, and provided further that the rent payable under the sublease shall, if not sublet to Landlord, be at no less than the rent then being charged by Landlord, acting reasonably, for comparable space, after taking into account the manner in which services are provided under this Lease.

            (c) The term "Sublease Profit" shall mean the excess, if any, (i) of the rentals actually received by Tenant under any sublease (it being understood that the rentals actually received under any sublease shall include sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, (i) in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, and (ii) in the case of the rental thereof, the fair market rental value of such item(s), and any other consideration actually received by Tenant under any sublease (the "Total Income")) over (ii) the sum (the "Total Cost") of (w) all basic annual rent, additional rent (other than Special Additional Rent) and Pilot (as hereinafter defined) paid by Tenant, or such thereof as are reasonably allocable to the portion of the demised premises so sublet, that are paid by Tenant to Landlord,
(x) "Tenant's Transaction Costs", as hereinafter defined, (y) any "Carryover Credit", as hereinafter defined, and (z) all actual out-of-pocket costs, if any, incurred by Tenant in providing services to the subtenant. The term "Tenant's Transaction Costs" shall mean and include all actual reasonable costs and expenses incurred by Tenant consistent with the then market requirements in effectuating the subletting, including, without being limited to, brokerage commissions, attorney's fees and disbursements, remodeling and redecorating costs, rent paid during any free-rent periods and takeover costs and expenses. In computing Sublease Profits, the Total Income, as and when received by Tenant, shall first be offset against Tenant's Transaction Costs, as and when incurred or paid by Tenant on the basis hereinafter provided, until Tenant has recovered Tenant's Total Transaction Costs, it being understood that (1) any of the rent or other items referred to in clause (x) of this Section 10.04 (b) shall only be offset against Total Income as and when such items referred to in said clause
(x) are actually received by Landlord and (2) the actual out-of-pocket expenses included in Tenant's Transaction Costs (such as attorney fees, brokerage commissions, rent concessions and remodeling costs) may be offset against Total Income as and when paid by Tenant. The Total Income, as and when received, less such additional Total Cost as may be paid or incurred by Tenant on the basis herein provided shall constitute Sublease Profit. If at any time a prior sublease shall have resulted in a net loss to

Tenant with respect to such sublease (i.e., the total of the items included in clauses (x) and (y) of this Section 10.04(b) paid for the duration of such sublease exceeds the Total Income received under the terms thereof), such net loss, to the extent theretofore incurred (a "Carryover Credit"), shall be carried over and applied to other then existing or succeeding transactions, it being understood that in no event shall Landlord ever be required to refund or credit to Tenant any sums previously paid or determined to be owing to Landlord for prior determinations of Sublease Profit. There shall be no duplication of offsets against Total Income.

            (d) If Tenant's request for Landlord's consent to a specific subletting shall be made more than nine (9) months after Landlord's rejection of Tenant's offer (or more than nine (9) months from the expiration of the said thirty (30) day period provided to Landlord within which to accept the offer if Landlord shall have omitted or failed to accept or reject Tenant's offer), then the provisions of this Article requiring Tenant first to offer to sublease or to surrender to Landlord that portion of the demised premises Tenant desires to sublet on thirty (30) days notice shall again be effective.

      10.05. Except for any subletting by Tenant to Landlord or its designee, each subletting shall be made in accordance with the terms and conditions of this Article 10 and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Nothing in this Article 10 shall be deemed or construed to release Tenant from liability after a subletting (other than a subletting to Landlord or its designee, but then only to the extent of the area of the demised premises so subleased to Landlord or its designee and only for the period of the sublease and any holdover by Landlord or its designee, but no such sublease will ever release or relieve Tenant from its obligation to pay Special Additional Rent) or, where permitted, an assignment, it being understood and agreed that Tenant shall and will remain fully liable for payment of the basic annual rent and additional rent (including, without limitation, Special Additional Rent) due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed, and all acts and omissions of any licensee or sublessee or anyone claiming under or through any sublessee (other than through Landlord or its designee) which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no other and further subletting of the demised premises shall or will be made except upon compliance with and subject to the provisions of this
Article 10.

      10.06. If Landlord shall (using the criteria set forth in Section 10.04 of this Lease) decline to give its consent to any proposed sublease where such consent is required and Landlord has agreed to be reasonable in granting such consent and in all other situations where Landlord has not agreed to be reasonable in granting or withholding any consent, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees and disbursements) resulting from any claims that may be made against Landlord by the proposed sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed sublease.

      10.07. If Landlord exercises its option to sublet the portion(s) of the demised premises which Tenant desires to sublet, such sublease to Landlord or its designee shall be at the lower of (i) the rental rate per rentable square foot of basic annual rent then payable on said space pursuant to this Lease taking into account the different per square foot basic annual rent for the various portions of the demised premises or (ii) the rentals set forth in the economic terms of the proposed sublease, and shall be for the same sublease term as that of the proposed subletting, and the sublease shall be on and contain the following additional terms and conditions: (a) the sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease;
(b) the sublease shall provide that any assignee or further subtenant of Landlord or its designee may, at the election and with the consent of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal and (C) the sublease shall also provide that (1) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (2) any assignment or subletting by Landlord or its designee may be for any purpose or purposes that are suitable or appropriate for a First-Class Office Building, (3) in the event the premises subleased to Landlord or its designee do not have direct access to a public corridor in the Building or to an elevator bank not dedicated to Tenant's use, or cannot readily be connected to the Building's HVAC, electrical, plumbing, life safety, fire protection and other mechanical systems, Tenant, at Tenant's expense (except as hereinafter provided) shall, and will at all times, provide and permit reasonably appropriate means of ingress to and egress from and access across and through the balance of the demised premises retained by Tenant, provide and permit appropriate use of the elevators in Tenant's dedicated elevator bank systems (if any), including access across lobby and corridor areas, and provide and furnish appropriate services to such space (including, without limitation, those referred to in Section 27.04 hereof) on the same basis and for the same payments as are provided in Section 27.04 hereof, so as to enable Landlord, its designee and its or their subtenants, assignees and invitees to use the premises so sublet for the purposes for which they were subleased, (4) Landlord (at Tenant's expense if Tenant's offer to sublease provided that Tenant would pay for the costs of the same, and if not, at Landlord's expense) may make such alterations as may be required or deemed necessary by Landlord to physically separate the portion of the demised premises subleased to Landlord or its designee and to comply with any laws and requirements of public authorities relating to such separation, (5) at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition, and (6) in the case of any sublease entered into pursuant to clause (i), above, of this Section 10.07 the sublease shall provide that the subtenant shall pay (x) operating expenses and (y) real estate taxes and/or reimburse Tenant for the pro-rata portion of the payments in lieu of real estate taxes for the Abatement Period paid or thereafter payable by Tenant for such period attributable to such space. Notwithstanding anything contained in this Section 10.07 to the contrary, Landlord and Tenant agree that (i) if the sublessee fails to pay to Tenant the rent and additional rent due under the sublease, such payments may be offset against the basic annual rent and additional rent payable to Landlord under this Lease, (ii) if the sublessee fails to perform its obligations under the sublease, no such default shall, unless the same is caused by the acts or omissions of Tenant (in violation of Tenant's obligations under this Lease or which are violative of Legal Requirements or Insurance Requirements with which Tenant is obligated to comply), be a default under this Lease and (iii) if, within forty-five (45) days prior to the expiration of the term of the sublease, Tenant requests that any alteration, installation or improvement made by the sublessee be removed and the sublet premises restored to its condition immediately prior to the date of the sublease, reasonable wear and tear excepted, and Landlord's designee or sublessee fails to so remove and restore within fifteen (15) days subsequent to the expiration of the sublease, Landlord shall promptly thereafter remove such installations, alterations or improvements and restore the sublet premises to its condition immediately prior to the date of the sublease, reasonable wear and tear excepted. Landlord agrees that it shall not sublease or assign any portion of the premises subleased by Tenant to Landlord or its designee under this Section 10.07 for any use where Landlord has, pursuant to Article 2 hereof, agreed not to lease for such use.

      10.08. With respect to each and every sublease or subletting authorized under the provisions of this Lease (other than a sublease made pursuant to Section 10.07 hereof), it is further agreed: (a) no subletting shall be for a term ending later than one (1) day prior to the expiration date of this Lease;
(b) no subtenant shall take possession of the demised premises or any portion thereof, until an executed counterpart of such sublease has been delivered to Landlord; (c) such subtenant shall not have any rights to sublet all or any portion of the subleased space without Landlord's consent or right to sublease or recapture, in each of which cases on the basis provided in this Lease except that, if such subtenant is an Affiliate of Tenant at the time of the proposed subletting, Landlord's consent shall only be required if Tenant, assuming Tenant wanted to sublet said space, would be required to obtain Landlord's consent thereto, nor shall such subtenant have any right to assign its interest in the sublease other than to the successor to the business of the subtenant by virtue of a merger, consolidation, sale of all or substantially all of such subtenant's assets or stock provided Landlord shall be given notice of the applicable event within twenty (20) business days after the occurrence thereof; (d) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset which theretofore accrued or may thereafter accrue to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease, or by any previous prepayment of more than one (1) month's rent.

      10.09. Anything to the contrary contained herein notwithstanding, Tenant may, without the prior written consent of Landlord (but without being released from any liability under this Lease), and without the obligation of Tenant to share any Sublease Profit, enter into any of the following transfers (each a "Permitted Transfer"):

            (i) the assignment of this Lease or the sublease of the demised premises to any successor to the business of Tenant by virtue of a merger, consolidation, sale of all or substantially all of Tenant's assets or stock, provided Landlord shall be given written notice of any such Permitted Transfer under this clause (i) within twenty (20) business days after the occurrence thereof;

            (ii) the sublease of not more than seventy-five thousand (75,000) rentable square feet of demised premises, in the aggregate, to Windward Capital Partners L.P.; Windward Management, Inc.; Clipper Asset Management Corporation; The Clipper Group L.P.; Clipper Asset Management L.P.; Clipper Capital Corporation; Venture Management I, Inc.; and/or Venture Management II, Inc. (or to such replacement or additional merchant bankers providing services to Tenant and/or its customers) except that such subtenants (or any permitted replacement or permitted additional merchant bankers) shall not have any right to further sublease all or any portion of the premises subleased to them nor shall any or all of said subtenants (or any permitted replacements thereof or permitted additional merchant bankers) have a right to assign the interest in their respective subleases other than to a successor to the business of the applicable subtenant by virtue of a merger, consolidation, sale of all or substantially all of such subtenant's assets or stock, provided Landlord shall be given notice of the applicable event within twenty (20) days of the occurrence thereof; and

            (iii) the assignment of this Lease or the sublease of all or any portion of the demised premises to any of Tenant's Affiliates. For the purposes of this Lease, the term (y) "Affiliate" means any entity which, directly or indirectly, controls, is controlled by, or is under common control with, Tenant and (z) "control" (including "controlling", "controlled by" and "under common control with") shall, solely for the purpose of defining the term "Affiliate" of Tenant, mean the ownership of not less than twenty-five (25%) percent of the legal and beneficial interest in such entity and the right and ability to control any actions to be taken by the holders of the voting securities of such entity. In the case of a Permitted Transfer pursuant to this clause (iii), any subsequent transaction whereby such transferee shall cease to be an Affiliate of Tenant shall, unless in connection with another Permitted Transfer, constitute an assignment requiring Landlord's prior written consent pursuant to this
Article 10.

      10.10. Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent under this Article 10, and Tenant agrees that its sole remedy shall be to have the assertion determined by arbitration on the basis provided in Section
10.11 of this Lease. In the event the matter is determined in favor of Tenant, the requested consent shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent unless a court of competent jurisdiction (independently of the findings of any arbitrator) determines in a final judgment not subject to `appeal that Landlord's refusal to grant such consent was arbitrary, capricious and in bad faith.

      10.11. Anything to the contrary contained herein notwithstanding, if there is a dispute between Landlord and Tenant as to the timeliness of Landlord's consent or the reasonableness of Landlord's refusal to consent to any subletting or assignment or elsewhere in this Lease where arbitration under this Article 10 has been specifically been provided for to resolve a dispute, Landlord and Tenant agree to diligently proceed in good faith to have such dispute resolved by arbitration in the City of New York in accordance with the rules of The American Arbitration Association (or its successor) by an arbitrator selected by The American Arbitration Association (or its successor). Such arbitrator shall be an attorney with at least 10 years experience in Manhattan office leasing for First Class Office Buildings. The costs and expenses of arbitration shall be shared equally by Landlord and Tenant, but each party shall be responsible for its own costs and expenses and the fees and expenses of its own witnesses and counsel. In rendering his decision, the arbitrator shall have no power to vary, modify or amend any provision of this Lease. A determination made by arbitration pursuant to this paragraph shall be final and binding upon the parties. The arbitrator shall be required to furnish written arbitral findings to each of the parties hereto.

      10.12. Notwithstanding anything hereinbefore contained to the contrary, in the event Landlord subleases any space from Tenant pursuant to the terms of this
Article 10 and Landlord then sub-subleases all or any portion of the same to anyone other than a Landlord Affiliate, as such term is hereinafter defined, or if Landlord subleases to a Landlord Affiliate and such Affiliate at any time subleases such space to other than another Landlord Affiliate, and the rent payable under the sub-sublease exceeds the rent payable under the sublease with Tenant on a prorated basis (determined on a per square foot basis and taking into account the different basic annual rent per square foot for the various portions of the subleased premises), Landlord shall pay to Tenant (as and when received by Landlord), as additional rent, fifty (50%) percent of the Sublease Profit, as such term is hereinbefore defined in Section 10.04(b) of this Lease, except that wherever reference is made to "Tenant" the same shall mean "Landlord", and wherever reference is made to "Landlord" the same shall mean "Tenant" and with such other changes as shall be required to make the terms of Section 10.04(b) reciprocal and applicable to the transactions described in this Section 10.12. For the purposes of this Section 10.12, the term "Landlord Affiliate" shall mean any entity which, directly or indirectly, controls, is controlled by, or is under common control with, Landlord and in which Landlord owns at least a twenty-five (25%) percent legal and beneficial interest. The term "control" (including "controlling", "controlled by" and "under common control with") shall mean the right and ability to control any actions to be taken by the holders of any voting securities of such entity.

      10.13. (a) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

            (b) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. No assignment of this Lease shall relieve Tenant of its obligations hereunder and, subsequent to any assignment, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance.

            (c) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such person or entity, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such person or entity under the Lease as set forth in Section 10.13(d) below, including, without


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

limitation, the assurance referred to in Section 365(b) (3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person or entity, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person or entity in connection with the assignment of this Lease.

            (d) The term "adequate assurance of future performance" as used in this Lease shall mean that any proposed assignee shall, among other things, (i) deposit with Landlord on the assumption of this Lease the sum of the then basic annual rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, which sum shall be held as security by Landlord, (ii) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of at least six (6) times the then basic annual rent for each of such three (3) years, (c) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee's future performance under this Lease, and (d) provide such other information or take such action as Landlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

            (e) If, at any time after the originally named Tenant herein may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in Section 14.01(b) hereof, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said Article 14 based upon any of the events of default set forth in such Section 14.01(b), any prior tenant, including, without limitation, the originally named Tenant, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall
(1) pay to Landlord all basic annual rent, additional rent, including, without limitation, Special Additional Rent, and other items due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (2) as "tenant", enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the date set forth in this Lease for the expiration of the term hereof, unless sooner terminated as in such lease provided, at the same basic annual rent and additional rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, (b) such new lease shall require all defaults existing under this Lease to be cured-by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all escalated rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions hereof after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If any such prior Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against such Tenant as if such Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of such Tenant's default thereunder.

      10.14. Anything to the contrary provided in this Article 10 notwithstanding, Tenant shall have the right, upon not less than seven (7) days prior written notice to Landlord, but without the prior consent of Landlord, to sublease all or a portion of the demised premises to the IDA and to sub-sublease the demised premises or the applicable portion thereof from the IDA pursuant to one or more financing subleases intended to provide cash flow support for the issuance of bonds by the IDA in connection with the acquisition of materials for alterations (including the initial alterations) to the demised premises. No such financing sublease shall (a) be subject to Landlord's right of first offer or recapture pursuant to Section 10.03 hereof, (b) be subject to any sharing of Sublease Profit pursuant to Section 10.04 (a) hereof, (c) be counted in determining the extent of Tenant's subletting during the first eighteen (18) months following the occurrence of the last Rent Commencement Date pursuant to
Section 10.04(b) hereof, or (d) be subject to the restriction on sublease rentals set forth in Section 10.04(b) hereof.

      10.15. In the event that Tenant shall sublet all or a portion of the demised premises pursuant to and in accordance with the provisions of this
Article 10, then unless otherwise expressly provided in this Lease each of the permitted subtenants shall be entitled to the benefit of, or to exercise, subject to fulfillment of the applicable conditions and performance of the related obligations, if any, of Tenant under this Lease, Tenant's rights with respect to use of the demised premises, the making of alterations, the contesting of Legal Requirements, work and services to be provided by Landlord, electrical energy and access to the Building. The provisions of this Section
10.15 shall in no event apply to any determination as to whether Tenant is Meeting the Threshold Level or otherwise for purposes of determining occupancy by Tenant including, without limitation, pursuant to Section 10.03 or Article 41 hereof. In the exercise of the foregoing rights or the enjoyment of the foregoing benefits, permitted subtenants may only exercise such rights or enjoy such benefits through Tenant and not directly with Landlord.

                                  ARTICLE 11.

                           ACCESS TO DEMISED PREMISES

      11.01. Tenant shall permit Landlord to erect, use and maintain pipes, ducts, fans, wires and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind, beneath or within partitioning, columns, floors, walls and ceilings of the demised premises or otherwise completely furred at points immediately adjacent to any of the foregoing and provided further that the installation and maintenance of the same do not (i) materially adversely affect Tenant's Systems, (ii) materially adversely affect the use of the demised premises for Tenant's business purposes, or (iii) reduce the useable area of the demised premises by a material amount (it being agreed that Tenant shall be entitled to a rent reduction, calculated on per square foot basis, for any reduction in the usable area of the demised premises above a de minimis amount as a result of the foregoing) and Landlord shall have used reasonable efforts to first install the same in portions of the Building (such as shaftways) reserved by Landlord for use in common. Landlord and persons authorized by Landlord shall have a right to enter and/or pass through the demised premises, at all necessary times, to make, and the right to make, such repairs, alterations, additions and improvements in or to the demised premises, the Building and the facilities and equipment in either or both as Landlord (i) is required to make under this Lease or any other lease or (ii) desires to make, provided that such repairs, alterations, additions or improvements shall be performed during such hours and in such manner so as not to unreasonably cause material interference with the conduct of Tenant's business. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose, provided that the presence, nature or location of such material shall not unreasonably interfere with the conduct of Tenant's business, and without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made, and Landlord shall have no liability by reason of loss or interruption of the business of Tenant or annoyance or inconvenience to Tenant because of the prosecution of any such work, provided Landlord diligently proceeds therewith and complies with the provisions of this Article 11. Landlord shall exercise reasonable diligence so as not to unreasonably cause interference with the conduct of Tenant's business and shall take reasonable care to safeguard the demised premises and Tenant's property and shall repair any damage caused by Landlord, its contractors and employees, but nothing contained in this Article 11 shall require Landlord to expend or incur any charges or costs for overtime labor or pay any premiums other than on the basis provided in Section 4.05 of this Lease. Landlord or its agents or designees shall, during Business Hours, have the right, to enter the demised premises, other than vaults or other enclosures where money, securities or other valuables or confidential documents are kept, at reasonable times during Business Hours, (i) throughout the term of this Lease, for the purpose of inspecting them or exhibiting them to prospective purchasers of the Building or prospective mortgagees of the fee or of Landlord's interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on Landlord's interest in the property, its agents or designees and (ii) during the last two (2) years of the then term of this Lease, for the purpose of exhibiting them to prospective lessees of all or any portion of the demised premises.

      11.02. Landlord shall, to the extent Tenant makes a representative available for the following purpose, be accompanied by a representative of Tenant in every instance of access to the demised premises except in case of an emergency, in which case Landlord shall be accompanied by an officer of the fire or police department, to the extent such an officer is immediately available. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor and without in any manner affecting the obligations and covenants of this Lease.

      11.03. Notwithstanding the foregoing, any entry into the demised premises pursuant to this Article 11 shall be subject to the following conditions:

            (i) Landlord shall, except in case of emergency, provide Tenant with not less than twenty-four (24) hours' prior notice of any such entry;

            (ii) any damage to the demised premises resulting from Landlord's exercise of the foregoing rights shall be repaired promptly by Landlord, at Landlord's expense;

            (iii) if Tenant shall not be present when for any reason entry into the demised premises shall be necessary or permissible, Landlord or Landlord's agents may enter any portion of the same, other than areas previously designated in a written notice to Landlord by Tenant as "security areas" where securities, negotiable instruments or currency are kept by Tenant. Neither Landlord nor Landlord's agents shall enter such "security areas" except in the case of an emergency; and

            (iv) entry unto or into the demised premises for purposes of inspection by Landlord, its agents and designees or exhibition to prospective lessees, mortgagees or purchasers shall only be made during Business Hours.

                                  ARTICLE 12.

                            CERTIFICATE OF OCCUPANCY

      12.01. Attached hereto and made a part hereof as Exhibit M is a photocopy or the existing certificate of occupancy last obtained by Landlord for the Building. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy to be issued for the Building. Tenant may, from time to time, modify the certificate of occupancy for the demised premises provided the same (i) does not permit uses other than those permitted under Article 2 of this Lease and (ii) does not affect the certificate of occupancy for the Building other than the demised premises. Landlord shall not do anything to prevent the issuance of, or cause the loss or revocation of, a certificate of occupancy for the Building permitting the use thereof for office use. If either party's execution alone would not be sufficient to obtain a certificate of occupancy or amendment thereto for which such party may be permitted to obtain or is legally required to obtain, the other party shall, upon request by the party seeking such certificate or amendment thereto, promptly execute and deliver (or cause to be executed and delivered) all factually correct and lawful applications and consents required by Legal Requirements and/or Insurance Require-ments to be filed in order to enable such certificate of occupancy or amendments thereto to be obtained, provided the party requested to sign the same thereby incurs no liability or expense.

                                  ARTICLE 13.

                             INTENTIONALLY DELETED

                                  ARTICLE 14.

                                    DEFAULT

      14.01. (a) If Tenant fails to pay (i) any installment of basic annual rent or any installment of Special Additional Rent within five (5) days after notice from Landlord to Tenant of the failure to pay the same or (ii) any other item of additional rent within fifteen (15) days after notice from Landlord to Tenant of the failure to pay the same (any failure of which payment of the items set forth in clause (i) of this Section 14.01(a) after the applicable notice and grace period shall hereinafter be referred to as a "Monetary Default"),

            (b) (i) if Tenant shall commence or institute any case, proceeding or other action (x) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

                  (ii) if Tenant shall make a general assignment for the benefit of creditors;

                  (iii) if any case, proceeding or other action shall be commenced or instituted against Tenant (x) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (A) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (B) remains undismissed for a period of sixty (60) days;

                  (iv) if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its property or against its interest in this Lease which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

                  (v) if a trustee, receiver or other custodian is appointed for all or substantially all of the assets of Tenant or against Tenant's interest in this Lease, which appointment is not vacated or stayed within seven (7) Business Days, or

            (c) if (i) the demised premises become vacant or deserted for a period in excess of twenty (20) business days other than as a result of a casualty rendering the demised premises untenantable; (ii) any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or
(iii) if Tenant shall default in the observance or performance of any term, agreements, covenant, provision or condition of this Lease on Tenant's part to be observed or performed (other than those specified in clauses (a) and (b) of this Section 14.01), and if Tenant shall have failed to comply with or remedy any default specified in this clause (c) within thirty (30) days after notice thereof from Landlord, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and if Tenant shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then in each such event Landlord may, at its option, serve a written five (5) days notice of cancellation of this Lease upon Tenant, and upon the expiration of said five (5) days, this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the demised premises to Landlord but Tenant shall remain liable as hereinafter provided.


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

      14.02. If the five (5) day notice provided for in Section 14.01 hereof shall have been given, and the term shall expire as aforesaid, then and in any of such events Landlord may re-enter the demised premises and dispossess Tenant and the legal representative of Tenant or other occupants of the demised premises by summary or other legal proceedings and remove their effects and hold the demised premises as if this Lease had not been made.

      14.03. Notwithstanding any expiration or termination prior to the Lease expiration date as set forth in this Article 14, except as provided in Section
15.01 hereof, Tenant's obligation to pay basic annual rent and additional rent, including, without limitation, Special Additional Rent, under this Lease shall continue to and cover all periods up to the date provided in this Lease for the expiration of the term hereof.

      14.04. Anything contained in this Article 14 to the contrary notwithstanding, if any termination of this Lease pursuant to this Article 14 shall be stayed by order of any court having jurisdiction over any proceeding described in Section 14.01(b) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section 10.13(d), Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the demised premises as aforesaid.

      14.05. If at any time, (1) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Section 14.01 (b), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 14.01(b) shall be deemed paid as compensation for the use


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

and occupation of the demised premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rental or a waiver on the part of Landlord of any rights under this Article 14.

      14.06. A default by Tenant of its obligations under any of the Construction Agreement, the Construction Coordination Agreement, the Condominiumization Agreement, the letter dated of even date herewith by and between Landlord and Tenant referenced as "Federal Rehabilitation Tax Credits" (herein referred to as the "Cates Letter") and all other agreements and letters entered into between Landlord and Tenant as of the date hereof shall be deemed to be a default by Tenant under this Lease and a default by Tenant of its obligations under this Lease shall be deemed to be a default by Tenant of its obligations under such other agreements, subject in each case to the applicable notice and grace periods relative to such default contained in such other agreement or, if no notice or grace period is stated, subject to the notice and grace periods, if any, which would apply to such default if it were set forth in this Lease.

                                  ARTICLE 15.

                   REMEDIES OF LANDLORD: WAIVER OF REDEMPTION

      15.01. In case of any such re-entry, expiration and/or dispossession by summary proceedings or other legal proceedings as set forth in Article 14 hereof
(a) the rent shall become due thereupon and be paid up to the time of such re-entry, expiration and/or dispossession, together with such expenses as Landlord may reasonably incur for legal expenses, reasonable attorneys' fees, brokerage fees, and/or putting the demised premises into the condition in which Tenant would have been obligated to deliver the demised premises on the fixed expiration date of the term; (b) Landlord may re-let the demised premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and/or (c) Tenant shall, in addition to the other rights and remedies Landlord has, or may claim by virtue of any other provision contained herein or by virtue of any statute or rule of law, also pay Landlord as liquidated damages (and not as a penalty) for the failure of Tenant to observe and perform said Tenant's covenants, agreements, terms, provisions and conditions herein contained: (y) any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises (or, in the event that Landlord or any Affiliate of Landlord, at its or their option but without any obligation to


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

do so, re-occupies any portion of the demised premises, the fair market rental value attributable to the portion of the demised premises so occupied for the period of such occupancy) for each month of the period which would otherwise have constituted the balance of the term of this Lease, or, at Landlord's option, but in lieu of any other damages which may otherwise be recoverable by Landlord hereunder with respect to the loss of the benefit of Landlord's bargain, (z) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value of the excess (employing a discount factor equal to the Treasury Rate, as such term is hereinafter defined), if any, of (i) the aggregate amount of the basic annual rent and the additional rent (including, without limitation, Special Additional Rent) which would have been payable by Tenant (conclusively presuming the average monthly additional rent to be the same as were payable for the last twelve (12) calendar months, or if fewer than twelve (12) calendar months have then elapsed from the Rent Commencement Date, all of the calendar months immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such reentry, as the case may be, and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the demised premises, over (ii) the aggregate fair market rental value of the demised premises for the same period. The failure or refusal of Landlord to re-let the demised premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such actual out-of-pocket expenses as Landlord may reasonably incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage fees and for keeping the demised premises in good order or for preparing the same for re-letting. Any liquidated damages payable pursuant to clause (y) of this
Section 15.01 shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, at Landlord's option, may make such alterations, repairs, replacements and/or decorations in the demised premises as Landlord, in Landlord's reasonable judgment, considers advisable and necessary for the purpose of re-letting the demised premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure or refusal to re-let the demised premises or any parts thereof, or, in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting.


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

      15.02. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants, terms, provisions and conditions of this Lease or otherwise (beyond applicable notice and grace periods).

      15.03. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 14 or under any provision of law, or had Landlord not re-entered the demised premises. Except as expressly set forth in Section 15.01 and Section 44.07 hereof, nothing herein contained shall be construed to limit or preclude recovery by Landlord or Tenant against the other of any sums or damages to which, in addition to the damages particularly provided herein, such party may lawfully recover.

      15.04. In the event of a breach or threatened breach by either Landlord or Tenant of any of the covenants, agreements, terms, provisions and conditions hereof, the non-breaching party shall have the right to seek an injunction and the right to invoke any remedy allowed at law or in equity. Mention in this Lease of any particular remedy shall not preclude Landlord or Tenant from any other remedy, at law or in equity, except as expressly set forth in Section
15.01 and Section 44.07 hereof and except for consequential and punitive damage, which consequential and punitive damages Landlord and Tenant each hereby waive and release.

                                  ARTICLE 16.

                               FEES AND EXPENSES

      16.01. If Tenant shall default in the observance or performance of any term, agreement, condition, provision or covenant on Tenant's part to be observed or performed under or by virtue of any of the covenants, agreements, terms, provisions or conditions in any Article of this Lease, Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case, only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period, if any, for curing such default shall have expired, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred,


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

with interest at a per annum rate of two (2%) percent in excess of the rate publicly announced from time to time by Citibank, N.A. in New York, New York (or its successors) as its base lending rate (the "Interest Rate"), shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of a bill to Tenant therefor.

      16.02. Any sums not paid when due by either party shall bear interest at the Interest Rate from their respective due dates until received by the other party, but none of the foregoing shall in any way limit any claim for damages or any other rights or remedies available to either party hereunder for any breach or default by the other hereunder.

                                  ARTICLE 17.

                         NO REPRESENTATIONS BY LANDLORD

      17.01. Tenant expressly acknowledges and agrees that Landlord or Landlord's agents or representatives have not made and are not making, and Tenant, in executing this Lease, has not relied upon any warranties, representations, promises or statements except to the extent that the same are expressly set forth in this Lease or the agreements being executed contemporaneously herewith and which, by their terms, expressly provide for their survival subsequent to the execution and delivery of this Lease.

      17.02. Landlord expressly acknowledges and agrees that neither Tenant nor Tenant's agents or representatives have made and are not making, and Landlord, in executing this Lease, has not relied upon, any warranties, representations, promises or statements except to the extent that the same are expressly set forth in this Lease or the agreements being executed contemporaneously herewith and which, by their terms, expressly provide for their survival subsequent to the execution and delivery of this Lease.

                                   ARTICLE 18

                                  END OF TERM

      18.01. Expressly subject to Article 3 of this Lease, upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premises in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty or condemnation excepted, and Tenant shall remove all of its property, which it may be permitted or be required to remove, as hereinbefore provided.


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

      20.07. The term "Land" shall mean the real property described by metes and bounds description attached hereto and made a part hereof as Exhibit D.

      20.08. The term "Landlord" as used in this Lease means only the owner or the Mortgagee in possession at the time in question of the Land and Building (or the units in the Condominium, as such term is hereinafter defined, other than those which are the subject of the Overlease, as hereinafter defined, in which event the holder of the interest of the tenant under the Overlease shall also be included in the definition of Landlord) so that in the event of any transfer of title to said Land and Building, or in the event of a lease of the entire Building or of the Land and Building in each case other than to a Landlord Affiliate, upon notification to Tenant of such transfer or lease, the said transferor Landlord shall be and hereby is entirely freed and relieved of all covenants, agreements, terms, provisions, conditions and obligations of Landlord accruing, or arising out of a state of facts occurring, after such transfer. Upon any transfer described above, it shall be deemed, without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease. Except as otherwise provided below, Tenant shall look only to Landlord's estate in the Land and the Building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of a default by Landlord hereunder, and no other property or assets of Landlord or its officers, directors, employees, partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the demised premises. Anything to the contrary provided in this Section 20.08 notwithstanding, the obligation of Landlord to perform Landlord's Work and to fund the Construction Amount and any liability assumed by Metropolitan Life Insurance Company (or any successor to the business of Metropolitan Life Insurance Company by virtue of a merger, consolidation or sale of all or substantially all of Metropolitan Life Insurance Company's assets) should Metropolitan Life Insurance Company or such successor become a self-insurer as provided in Article 7 of this Lease shall at all times remain personal obligations of Metropolitan Life Insurance Company or such successor, as the case may be, (a) which shall not be released upon any transfer of the Building and (b) with respect to which Tenant's recourse shall not be limited to Landlord's estate in the Land and Building.


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

      20.14. The term "Tenant" shall mean CS First Boston Corporation, its permitted successors and permitted assigns; provided, however, that solely with respect to the application of any standard provided in this Lease with respect to "Meeting the Threshold Level" or otherwise with respect to Tenant's level of occupancy of the demised premises, "Tenant" shall mean collectively, CS First Boston Corporation, its Controlled Affiliates, the permitted successors and permitted assigns of CS First Boston Corporation and Controlled Affiliates of the permitted successors and permitted assigns of CS First Boston Corporation.

      20.15. The term "Treasury Rate" shall mean the yield in percent per annum of the Treasury Constant Maturities for ten (10) year terms as published in document H.15(519) (presently published by the Board of Governors of the Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the Treasury Rate is to be determined. If the publishing of the yield of Treasury Constant Maturities is ever discontinued, then the Treasury Rate shall be based upon the index which the Board of Governors of the Federal Reserve System publishes in replacement or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the yield of the Treasury Constant Maturities.

      20.16. The term "Building Systems" shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing and life-safety and other service systems of the Building, other than (i) any Tenant's Systems and (ii) the distribution portions of such Building Systems located within the demised premises.

      20.17. The term "Costs" shall mean the actual cost to the party in question of providing the item in question, which costs shall include the cost of labor and material to third parties, but shall not include any markup for any interest carry, depreciation, management charge or overhead charge or, in the case of Landlord, payments to the Building management agent for services not in excess of that it is required to provide as part of its regular management duties.

                                  ARTICLE 21.

                          ADJACENT EXCAVATION--SHORING

      21.01. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall, upon reasonable advance notice (except in an emergency), afford to the person causing or authorized to cause


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

such excavation license to enter upon the demised premises for the purpose of doing such work as shall be reasonably necessary to preserve the wall of the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of basic annual rent or additional rent (including, without limitation, Special Additional Rent), provided that Tenant shall continue to have access to the demised premises and the portions of the Building to which Tenant is, by the terms of this Lease, entitled to have such access, and that such work and any permanent changes to the Building resulting therefrom do not (a) materially reduce, interfere with or deprive Tenant of access to the Building or the demised premises, (b) reduce the usable floor area of the demised premises to the extent that the same would materially interfere with the conduct of Tenant's business at the demised premises or (c) materially impede the operation of Tenant's business but if the usable floor area of the demised premises is reduced by more than a minimal amount, the basic annual rent and additional rent (but not the Special Additional Rent) shall be proportionately abated (on a per square foot basis, and taking into account the different basic annual rent per square foot for the various portions of the demised premises) for the period of such reduction.

                                  ARTICLE 22.

                             RULES AND REGULATIONS

      22.01. Tenant, Tenant's permitted subtenants, the Controlled Affiliates of Tenant, the Controlled Affiliates of Tenant's permitted successors and assigns, and the servants, employees and agents of each of the foregoing shall observe faithfully and comply with the Rules and Regulations set forth in Exhibit B attached hereto and made part hereof and such reasonable changes thereto (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which, in Landlord's reasonable judgment, shall be necessary for the reputation, safety, care and appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, and which do not unreasonably affect the conduct in the demised premises of the business of Tenant, its permitted subtenants and the Controlled Affiliates of Tenant and the Controlled Affiliates of Tenant's permitted successors and permitted assigns; provided that (i) Landlord gives Tenant prior written notice of such changes and (ii) such new rules and regulations or changes in existing rules and regulations do not require expenditures by Tenant by more than a non-material amount and do not require expenditures for alterations other than in non-material amounts,


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

not contemplated by the terms of the Lease (such rules and regulations as changed from time to time being herein called "Rules and Regulations"). In case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control.

      22.02. Landlord shall (a) not enforce against Tenant any Rules or Regulations which Landlord is not then generally enforcing against all other office tenants of the Building; (b) not unreasonably withhold or delay its consent- from Tenant for any approval or consent required under the Rules and Regulations; and (c) exercise its judgment in good faith in any instance providing for the exercise of its judgment in the Rules and Regulations.

                                  ARTICLE 23.

                          NO WAIVER; ENTIRE AGREEMENT

      23.01. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. The failure of either Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant, agreement, term, provision or condition of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant, agreement, term, provision or condition of this Lease shall not be deemed a waiver of such breach. Subject to Section 22.02, the failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such a waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

      23.02. This Lease and the agreements executed contemporaneously herewith and which, by their terms, expressly provide for their survival subsequent to the execution and delivery of this Lease contain the entire agreement between the parties and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

      23.03. This Lease shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements of its type, nature and kind made and to be performed wholly within said State and without giving effect to the conflict of laws principles.

      23.04. Each payment or other charge payable by Tenant to Landlord under this Lease (other than for the payment of basic annual rent) shall be, and be deemed to be, additional rent.

                                  ARTICLE 24.

                            WAIVER OF TRIAL BY JURY

      24.01. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for nonpayment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim (other than a compulsory counterclaim) in any such proceeding.

                                  ARTICLE 25.

                              INABILITY TO PERFORM

      25.01. (a) Except as otherwise provided in Section 31.03 hereof, if by reason of (1) strike, (2) labor troubles, (3) governmental preemption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or (6) any cause beyond the reasonable control of the party whose performance of an obligation hereunder is required, such party shall be unable to fulfill its obligations under this Lease (except nothing herein contained shall in any way ever release or relieve Tenant from any obligation to pay basic annual rent, additional rent, including, without limitation, Special Additional Rent, or any other charge payable to Landlord under this Lease on the date such payments are due nor release or relieve Landlord of any of Landlord's obligations to make any payment of money due by Landlord to Tenant under this Lease on the date such payments are due) or if Landlord shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder and Landlord's obligation to make any payment of money to Tenant under this Lease shall in no wise be affected, impaired or excused, provided however, that as soon as the relevant party shall learn of the happening of any of the foregoing conditions, such party shall promptly notify the other of such event and, if ascertainable, its estimated duration and will proceed promptly and diligently with the fulfillment of its obligations as soon as reasonably possible.

            (b) The foregoing provisions of Section 25.01 (a) notwithstanding, if for any reason whatsoever, including the matters described in Article 27 of this Lease, Landlord shall fail to provide any service required to be provided by Landlord to Tenant under this Lease and if, as a result of Landlord's failure to provide all or any of said services, the demised premises are rendered Wholly Untenantable or Partially Untenantable (as such terms are hereinafter defined) for more than five (5) consecutive business days after written notice of the existence of which condition has been given by Tenant to Landlord or any six (6) business days in a ten (10) day period, Tenant, as its sole right and remedy, shall be entitled to an. abatement of basic annual rent and additional rent, but not Special Additional Rent which shall continue to be paid by Tenant on an unabated basis, (on a per square foot basis, and taking into account the different basic annual rent per square foot for the various portions of the demised premises) for each day after said five (5) day period or the seventh
(7th) day in any ten (10) day period until the demised premises or the applicable portion thereof cease to be Wholly Untenantable or Partially Untenantable, as the case may be, and Landlord shall pay to Tenant, if the portion of the demised premises which is Wholly Untenantable or Partially Untenantable is then subject to payments in lieu of real estate taxes, the amount of the payments in lieu of real estate taxes attributable to such portion of the demised premises payable for the Abatement Period. For the purposes of this Article 25, "Wholly Untenantable" shall mean that Tenant, due to the cessation of one or more of the services set forth in the first sentence of this
Section 25.01(b), is actually unable to use the entire demised premises in the normal course of its business and that Tenant, due to the cessation of one or more of the services set forth in the first sentence of


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

this Section 25.01(b), completely ceases to occupy the same for the conduct of its business, and "Partially Untenantable" shall mean that Tenant, due to the cessation of one or more of the services set forth in the first sentence of this
Section 25.01(b), is actually unable to use a portion of the demised premises in the normal course of its business and that Tenant, due to the cessation of one or more of the services set forth in the first sentence of this Section 25.01(b), ceases to occupy the same for the conduct of its business.

                                  ARTICLE 26.

                                    NOTICES

      26.01. (a) Any notice or demand, consent, approval or disapproval (collectively, "notice") required or permitted to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice, demand, consent, approval or disapproval (other than for bills for basic annual rent or additional rent, including, without limitation, Special Additional Rent) shall be given, and shall be deemed to have been served and given, if (i) mailed, postage prepaid, by registered or certified mail, return receipt requested or
(ii) sent by a national commercial courier service, for next day delivery, with delivery to a named person to be confirmed, in writing, by said courier. If such notice is from Landlord to Tenant, such notice shall be addressed to Tenant, at 55 East 52nd Street, New York, New York 10055-0186, Attention: Corporate Secretary, with a copy to Tenant at 55 East 52nd Street, New York, New York 10055-0186, Attention: General Counsel and a copy to Tenant at 55 East 52nd Street, New York, New York 10055-0186, Attention: Director, Corporate Services Department. Such notice from Tenant to Landlord shall be addressed to the Vice President and Investment Counsel, Real Estate Investments, Law Department (Area 7-G), Metropolitan Life Insurance Company, One Madison Avenue, New York, New York 10010, with a duplicate thereof, simultaneously being sent by the same mailing procedure to Metropolitan Life Insurance Company, Attention: Senior Vice President, Corporate Property Management (Area 18-A) at One Madison Avenue, New York, New York 10010.

            (b) All notices shall be effective upon receipt and the time period in which a response to any such notice must be given shall commence to run from the date of receipt on the delivery confirmation or the return receipt of the notice by the addressee or the courier thereof, as the case may be. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to


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be receipt of the notice sent. In the event that registered or certified mail or an overnight express delivery is not being accepted for delivery, notices to Tenant may then be served by hand delivery to the General Counsel of CS First Boston Corporation and notices to Landlord may then be served by hand delivery to the Vice President and Investment Counsel, Real Estate Investments, Law Department, of Metropolitan Life Insurance Company. Either party may, by notice as aforesaid, designate a different (i) address or addresses within the United States of America for notices and/or (ii) officer(s) or partner(s), as the case may be, and in the case of Landlord and Tenant, different officer(s) of Landlord and Tenant, respectively, upon whom service may, as above provided, be made or effected.

                                  ARTICLE 27.

                                    SERVICES

      27.01. Landlord shall at all times operate and maintain the Building in accordance with the standards that are customarily followed in the operation and maintenance of first-class, non-institutional, non-governmental office buildings similar in construction (following the performance of the Base Building Upgrade Work and the Special Base Building Upgrade Work), size and type of systems and facilities to the Building and with similar type of tenants located in midtown Manhattan ("First-Class Office Buildings") and, without limiting the foregoing, shall provide the specific facilities, utilities and services set forth in this Article. Landlord may delegate all or any portion of its obligation to maintain the Common Areas of the Building and/or to provide services to the board of managers of the condominium of which the demised premises is a part, during such time as the Building is subject to condominium ownership, but the same shall not relieve Landlord of liability hereunder.

      27.02. Landlord shall provide the cleaning services specified on Exhibit C annexed hereto and made a part hereof to the areas specified therein exclusive of the demised premises and Tenant acknowledges that Tenant is responsible, at Tenant's expense, for its own rubbish removal. Landlord shall also provide, to the extent not otherwise provided on Exhibit C hereof, cleaning services with respect to the loading docks, sidewalks, plazas and entryways adjoining the Building (including snow removal) and shall clean the facade of the Building, all in accordance with the standards of First-Class Office Buildings. Landlord shall not be required or obligated to provide any cleaning services to the demised premises, any floor on which Tenant is the sole tenant or to any area that is exclusively used by, or is exclusively available to, Tenant.


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      27.03. Intentionally deleted.

      27.04. (a) Landlord shall furnish (i) to the Common Areas of the Building only (to the extent that such areas would customarily be provided with such services and including the Building lobby and excluding any area to be serviced by Tenant's Systems or by systems designed for Tenant's exclusive or primary use or to be serviced by Tenant's own systems or systems dedicated to Tenant's exclusive or primary use) air-conditioning, ventilation and heat, and (ii) to the demised premises heat, and outside air (filtered at all times and heated and humidified in the winter) in the quantities specified in the Drawings and Specifications (as such term is defined in Exhibit E hereof), in each case on an all year-round basis during the hours between 8:00 A.M. and 6:00 P.M., on business days (herein referred to as the "Business Hours"), subject to all Legal Requirements.

            (b) Tenant agrees to keep and cause to be kept closed all the windows in the demised premises at all times, and Tenant agrees to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the Building Systems.

            (c) If Tenant shall require any of the services required to be provided by Landlord to the demised premises pursuant to this Section 27.04 on one or more floors of the demised premises (other than the Mechanical Space) outside of Business Hours, Landlord shall furnish the same to the floor or floors in question upon advance notice from Tenant, given prior to 3:00 P.M. on the day, Monday through Friday, on which such service is required, and given prior to 3:00 P.M. on the Friday before any Saturday or Sunday or on the last business day (but excluding Saturday) before any legal holiday on which service is required. Tenant, in lieu of providing daily requests for overtime or above-standard service, may, at its option and from time to time, furnish Landlord with a standing order, which order shall stay in effect until Tenant notifies Landlord in writing of any change to or revocation of such standing order, which notice of change or revocation must be given to Landlord prior to the required times provided in the preceding sentence of this Section 27.04(c). Notwithstanding anything to the contrary contained in this Section 27.04(c), to the extent any Tenant daily notice has not been given prior to the requisite times provided in this Section 27.04(c), Landlord shall, nevertheless, use its reasonable efforts to provide such service as timely as reasonably practical.

            (d) Tenant shall sign such service order forms or vouchers as Landlord shall require to monitor the request or bill for such services.


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            (e) Notwithstanding anything to the contrary contained in this
Section 27.04, if (i) Tenant shall lease from Landlord less than all the Tower Space or (ii) if Landlord or its designees shall have recaptured one or more floors of the Tower Space or (iii) in exercising its renewal option for the Tower Space Extension Term, Tenant shall renew the term of this Lease for less than the entire Tower Space, Landlord, at its option and upon twenty (20) days prior written notice to Tenant, shall have the right (but not the obligation) to operate the air-conditioning system serving the Tower Space on the terms set forth in this Section 27.04. If Landlord shall exercise such option, to the extent that Tenant was then operating the air-conditioning system servicing the Tower Space, Tenant shall, at Tenant's sole cost and expense and within such twenty (20) day period, separate the air-conditioning system serving the Tower Space from the air-conditioning system serving any other space leased by Tenant and do all the other things required by the terms of Section 41.05(b) to enable Landlord to commence operations of the same, except that Landlord, at its cost, shall reconnect said air-conditioning system to the Building's System, it being understood and agreed that in the event of the occurrence of one or both of the events set forth in clauses (i) and (ii) of the first sentence of this Section 27.04(e) and, as a result of either or both of such occurrences, Landlord exercises its option to operate the air-conditioning system servicing the Tower Space, then clauses (i) through (v) of Section 41.03 of this Lease shall be operable except that each of the references to "tenth (10th) Lease Year" shall be deleted and replaced with the words "twenty (20) day period". If Tenant shall renew the term of this Lease in respect of the Pedestal Space and/or Concourse Space or if, at any time during the term of this Lease, including any Extension Term, Tenant shall cease so-called "trading operations" in the Pedestal Space, Landlord shall, at its option and upon twenty (20) days prior written notice to Tenant, have the right (but not the obligation) to operate (to the extent that Tenant was then operating the air-conditioning system servicing the Pedestal Space and Concourse Space) the air-conditioning system to the entire demised premises on the terms set forth in this Section 27.04. At any time when Tenant is providing air-conditioning pursuant to this Section 27.04(e) or Article 10 hereof, Tenant shall provide the same to those areas of the Building served by such system but not leased to Tenant (or leased to Tenant but subleased to Landlord or its designee pursuant to Article 10 hereof or otherwise recaptured by Landlord on the basis provided in said Article 10) in accordance with the same rights, limitations and obligations set forth in this Lease as are granted to or imposed upon Landlord with respect to supplying air-conditioning service to the demised premises (e.g., Tenant shall, subject to the limitations set forth in this Section 27.04, be obligated to provide such space with air-conditioning sufficient to meet the requesting parties' demands


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in accordance with performance specifications set forth in Section 27.04(g)
hereof) and Landlord shall, in addition to any other right or remedy set forth in this Lease for any failure in Tenant's performance of its obligations under this Lease, have the same rights set forth in Articles 11 and 25 of this Lease that Tenant would have against Landlord where Landlord is obligated to furnish a service to Tenant, and Landlord shall pay to Tenant for the services being provided by Tenant to Landlord that which Tenant would have been required to pay Landlord for the furnishing of the same service prorated on a square foot basis for the amount of space involved. During any period of time that Tenant is operating, or is obligated to operate, the air-conditioning system to all or any portion of the demised premises, Tenant, subject to the provisions of Article 8 and 9 hereof, at its sole cost and expense (except as expressly provided in the immediately succeeding sentence) shall be obligated to operate, service, maintain, repair and replace the same pursuant to, and in accordance with, the standards for a First-Class Office Building. Notwithstanding the foregoing, if such replacement is not necessitated by Tenant's failure to maintain the same in the manner in which the same should have been maintained by the owner of a First-Class Office Building including, without limitation, complying with the specifications of the manufacturer of the air-conditioning system, then Landlord, subject to recoupment to the extent permitted by Article 29 hereof, shall reimburse Tenant for the actual and reasonable cost of necessary replacements of such system or components thereof, provided that (i) if such system or component can be rebuilt rather than replaced, and provided that such rebuilt system or component shall be able to perform at the manufacturer's specifications therefor, upon Landlord's direction Tenant shall cause such system or component to be rebuilt rather than replaced, and the same shall be deemed to be a replacement of such system or component for purposes hereof; (ii) if Tenant shall fail to obtain Landlord's prior written approval for a replacement and the cost thereof, Landlord may dispute the same and unless and until such dispute is resolved in favor of Tenant, Landlord shall have no obligation to reimburse Tenant pursuant to the terms hereof, but any amount under this clause (ii) payable but not paid by Landlord shall bear interest at the Interest Rate; and (iii) Tenant, at its sole cost and expense, shall be responsible for the replacement of all items normally to be repaired or replaced as part of the ordinary maintenance or repair to the general wear and tear on such system, such as, for example, filters, fluids, belts and gaskets, and for the replacement of all items which, under generally accepted accounting principals, consistently applied, are not considered capital expenditures. The uninterrupted power supply system and emergency power systems to be installed by Tenant as part of the Additional Work, or any replacements thereof, shall, regardless of which party is then in control of operating the air-


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conditioning systems servicing the demised premises, always, to the extent possible, be used to service only the demised premises, those areas required for legal occupancy of the demised premises while such backup systems are in operation and the Dedicated Elevators, as such term is hereinafter defined. Tenant, at its sole cost and expense, shall be solely and expressly responsible for, and obligated to, operate, service, maintain, monitor, test and replace the uninterrupted power supply system and emergency power system described in the preceding sentence, and Tenant (other than in an emergency situation) shall give Landlord (i) reasonable prior written notice of any test or scheduled repair or replacement to be made to either or both systems and at least five (5) days prior written notice if a full Building test is to be made, and (ii) as much advance notice as is practicable under the circumstances relative to any unscheduled or emergency repair or replacement to be made to either or both of said systems and, in each case recited in clause (i) or (ii) of this Section 27.04(e), opportunity for a representative of Landlord or its managing or operating agent to monitor and observe the testing and/or repairs or replacements and (iii) Tenant agrees that it shall not engage in the cogeneration of electricity.

            (f) The party which is not operating the air-conditioning system serving the demised premises shall have the right, at its expense, from time to time, upon reasonable advance notice, to inspect and observe the operation of such system and the maintenance logs with respect thereto, provided that such inspection or observation (i) shall not interfere with the normal operation of such system and (ii) shall not confer on the party doing such inspection or observing any rights relative to the operation of the air-conditioning system.

            (g) (i) If Landlord shall be supplying air-conditioning to the demised premises, Landlord shall furnish and distribute to the demised premises (other than the mechanical space and toilets) heating, ventilation and air-conditioning during Business Hours. The heating, ventilation and air-conditioning systems referred to in this Article 27 shall be designed to, and Landlord, to the extent such system is capable of so performing, shall operate such system, to provide interior conditions of: (A) 75 degrees F., +/- 2 degrees F. dry bulb, and not more than 50% relative humidity when outside conditions are 95 degrees F. dry bulb and 72 degrees F., +/- 2 degrees F. dry bulb and not less than 30% relative humidity for heating when outside temperatures are 0 degrees F. dry bulb on each floor of the Tower Space and the 7th floor of the Pedestal Space and shall be capable of providing outside air to the demised premises (other than the mechanical space and toilets) on the Tower Space floors and the 7th floor of the Pedestal Space in quantities of not less than 0.13 cubic feet per minute per usable square foot


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(other than the mechanical space and toilets), (B) 72 degrees F., +/- 2 degrees
F. dry bulb, and not more than 50% relative humidity when outside conditions are 95 degrees F. dry bulb and 72 degrees F., +/- 2 degrees F. dry bulb and not less than 30% relative humidity for heating when outside temperatures are 0 degrees
F. dry bulb on each floor of the Pedestal Space except for the 2nd and 7th floors and shall be capable of providing outside air to the demised premises (other than mechanical space and toilets) on the Pedestal Space floors except for the 2nd and 7th floors in quantities of not less than 0.25 cubic feet per minute per usable square foot (other than mechanical space and toilets), and (C) shall be capable of providing, heating, ventilation, and air-conditioning to the demised premises (other than the mechanical space and toilets) on the Concourse Space floors in quantities consistent with the operating capacity of the heating, ventilation, and air-conditioning systems to be designed by Tenant. The foregoing design conditions are based upon and assume (x) an electrical demand load of up to 5 watts per usable square foot of the Tower, Pedestal and Concourse Space for all purposes (including lighting and power but excluding Building equipment), it being understood that the Tenant's secondary chilled water system will provide supplemental cooling capacity to support electrical demand loads on any of Tenant's floors in excess of 5 watts per usable square feet, (y) an average human occupancy factor not in excess of one (1) person per one hundred and fifty (150) usable square feet of Tower Space, the 7th floor of the Pedestal Space and the Concourse Space and one (1) person per eighty (80) usable square feet of Pedestal Space except for the 2nd and 7th floors and (z) the lowering of blinds when necessary because of the sun's position when the air-conditioning system is in operation. Notwithstanding the foregoing the specifications set forth in clause (i) above shall apply to any portion of the Pedestal Space (other than floors 2 and 7) used for office space, as opposed to trading areas.

                  (ii) If the heating, ventilating or conditioned air being delivered by Landlord to the demised premises (other than the mechanical space and toilets) is capable of meeting the foregoing design conditions required under this Section 27.04, but the temperature, humidity and/or supply air in the demised premises (other than the mechanical space and toilets) does not meet such design conditions because (x) the design or configuration of the heating, ventilation and air-conditioning system designed to service the demised premises was not adequately designed or configured, (y) any arrangement of the Tenant's partitioning or raised flooring interferes with the proper and efficient operation of the aforesaid heating, ventilation and air conditioning system, or
(z) the failure of Tenant's use of the demised premises to meet the assumptions set forth in the penultimate sentence of Section 27.04(g) (i) hereof,


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then Landlord shall not be responsible for deficiencies in meeting such design conditions or performance criteria.

                  (iii) Landlord shall not be in default of its obligation to provide HVAC at the performance specifications set forth in this Section 27.04(g) if at the time the air-conditioning equipment is turned over to Landlord, such equipment shall not be capable of achieving such performance in normal operation, and in such event Landlord shall only be obligated to provide HVAC at such lesser specifications as such equipment is capable of achieving at the time of the transfer of the operation of such system to Landlord. At the time of the transfer of the operation of such system to Landlord, Tenant shall deliver to Landlord true, complete and correct copies of all maintenance, performance and operation logs with respect to such system, and all other records relating to such system. Landlord shall have the right, at Tenant's sole cost and expense, to inspect, or to cause its engineers to inspect, such system prior to or promptly after operation of such system is transferred to Landlord to determine the performance specifications applicable to such system.

                  (iv) During such times as Landlord shall be supplying air conditioning to the demised premises, Landlord shall, subject to reimbursement by Tenant of the Costs thereof, supply chilled water to the Tower Space for the operation of Tenant's supplemental air conditioning units in the Tower Space. In addition, at such times as Tenant shall occupy all of the Pedestal Space and the Concourse Space Landlord shall provide to Tenant chilled water in an amount not to exceed eight hundred (800) tons of cooling capacity. Tenant shall reimburse Landlord for Landlord's Cost of supplying the same, as additional rent, within thirty (30) days after demand therefor.

            (h) At all times when Tenant is operating the air conditioning system serving the demised premises the same shall be deemed to be a "Tenant System" and Landlord shall have no obligation to provide air conditioning to the demised premises.

                  (i) At any time that Tenant shall be supplying electric service to Landlord, Tenant shall have the right to submeter the same, and Landlord shall pay Tenant for the electricity so utilized as shown on such submeter at the rates Tenant pays for the same, exclusive of any discount available through the New York City Public Utility Service or Consolidated Edison due to the IDA benefits available to Tenant.

      27.05. (a) Landlord shall dedicate the (i) passenger elevators in the elevator banks designated as banks "D", "E", "F" and "G" on Exhibit P annexed hereto, (ii) the freight elevators designated as elevators "45" and "46" on Exhibit P to service


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only those portions of the demised premises that such elevators are designed to service and (iii) the escalators shown on Exhibit P. The elevators described in clauses (i) and (ii) and the escalators described in clause (iii) of the preceding sentence of this Section 27.05 are herein collectively referred to as the "Dedicated Elevators". The escalators included in the definition of Dedicated Elevators shall be, and be deemed to be, a Tenant's System. Tenant shall be entitled to the continued dedication of (i) the passenger elevators included in the definition of Dedicated Elevators serving the Tower Space for as long as Tenant shall lease all of the Tower Space served by such elevators; (ii) the passenger elevators included in the definition of Dedicated Elevators serving the Pedestal Space for as long as Tenant shall lease all of the leasable area of the pedestal of the Building served by such elevators, it being agreed that at such time as Tenant shall lease less than all of the leasable area of the Pedestal Space served by elevator banks "E", "F" and "G", elevator bank "F" and either of elevator banks "E" or "G" selected by Tenant within five (5) days after demand from Landlord to Tenant for such election (and if not so selected by Tenant, then selected by Landlord) shall no longer be included in the definition of Dedicated Elevators, and that the remaining elevator bank shall no longer be included in the definition of Dedicated Elevators from and after the day Landlord shall notify Tenant that Landlord has determined, based on the advice of its elevator consultant, that such remaining elevator bank is required to provide service on a non-exclusive basis in order to service the occupants of the pedestal of the Building; (iii) the freight elevators included in the definition of Dedicated Elevators for as long as Tenant is Meeting the Threshold Level, it being agreed that only one (1) freight elevator shall no longer be included in the definition of Dedicated Elevators from and after the date the Tower Space shall no longer be serviced by a Dedicated Elevator, and that no freight elevators shall be included in the definition of Dedicated Elevators from and after the date Tenant is no longer Meeting the Threshold Level; and
(iv) the escalators included in the definition of Dedicated Elevators for as long as Tenant is leasing all of the leasable space on level 2B of the Building. So long as Tenant is entitled to the exclusive use of the elevators in banks "D", "E", "F" and "G" included in the definition of Dedicated Elevators and provided the requested programming or reprogramming is consistent with the manufacturers' recommendations or specifications and the standards and practices of a First-Class Office Building, Landlord shall program and reprogram those elevators in accordance with Tenant's reasonable requirements, and Tenant shall pay the reasonable Cost, as such term is hereinafter defined, of programming and reprogramming any one or more of those elevators from time to time as requested by Tenant. Further, so long as Tenant shall be entitled to the exclusive use of the Dedicated Elevators, Tenant shall, at its sole cost and


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expense, be entitled to install, maintain, replace and use a key or card entry system to the elevators included in the definition of Dedicated Elevators provided such installation and use of the key or card entry system is in compliance with Legal Requirements and Tenant at all times furnishes Landlord with at least ten (10) effective entry keys or cards, as the case may be. Subject to availability, Tenant shall be entitled to use of the Building freight elevators other than those included within the definition of Dedicated Elevators, on a non-exclusive basis, with such use to be scheduled as reasonably determined by Landlord and Tenant shall pay Landlord's Cost of providing such service. Subject to availability, Tenant will permit Landlord to use the freight elevators which are Dedicated Elevators at times other than Business Hours to permit move-ins and move-outs by other tenants or occupants of the Building or for other reasonable purposes, in which event (1) Landlord shall secure Tenant's space during such use by locking out Tenant's floors from the elevators, but if such elevators may not be locked out, Tenant shall provide reasonable security personnel during such use and Landlord shall reimburse Tenant for Tenant's Cost of providing such personnel and (ii) with respect to all other costs associated with such use of such freight elevators by Landlord, Landlord shall reimburse Tenant for all of Tenant's Cost of providing such service. The performance and maintenance specifications for the elevators included in the definition of Dedicated Elevators are set forth in the Drawings and Specifications, and Landlord will operate the Dedicated Elevators in accordance with the same.

            (b) At times when Tenant is not entitled to the Dedicated Elevators, Landlord, at its expense (but subject to recoupment pursuant to Article 29 hereof) shall provide non-exclusive passenger elevator service to each floor of the demised premises twenty-four (24) hours per day, it being agreed that Landlord may reasonably reduce the number of elevator cars in operation at times other than during Business Hours.

      27.06. Subject to the provisions of Article 25 hereof, Landlord reserves the right to stop services on the heating, ventilating and air-conditioning, elevator, plumbing, fire safety, life protection and electrical systems and any other system serving the Building when necessary, in the reasonable judgment of Landlord, for reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will give reasonable advance notice to Tenant, if possible, of any such stoppage and, if ascertainable, its estimated duration, will reasonably cooperate with Tenant, if possible, in scheduling any such stoppage, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with Tenant's use and enjoyment of the demised premises.


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      27.07. (a) Landlord will, through vertical plumbing risers in the
Building, supply Tenant with (i) an adequate quantity of warm and cool water for
(a) lavatory, cleaning and drinking purposes, and (b) pantry purposes, provided that there is no more than one (1) pantry per floor of the demised premises consuming not more than three (3) GPM (hereinafter defined) per pantry, and such pantry consists of no more than a sink, a unit for brewing and dispensing coffee and a refrigerator, and that the same are used by Tenant for standard pantry purposes in keeping with a First-Class Office Building and (ii) a quantity of water for Tenant's sprinklers in the demised premises which complies with Legal Requirements. If Tenant requires water for any additional purpose, including the operation of any health club, cafeteria or private dining facility, Landlord shall supply the same up to the amounts specified in Section 27.07(b) hereof, and Tenant shall pay Landlord's Cost thereof as the same is measured by a meter to be installed as part of the Additional Work and thereafter to be maintained at Tenant's expense. Landlord has no obligation to provide hot water to the demised premises.

            (b) Subject to the provisions of this Lease, Landlord shall provide the following water supply: (i) seventy-five (75) gallons per minute ("GPM") to the kitchen and fitness center on level 2B of the Building; (ii) fourteen (14) GPM to the technology rooms on the second (2nd) floor of the Building; (iii) fifteen (15) GPM to the servery in the trading area on the fourth (4th) floor of the Building, and fifteen (15) GPM to the servery in the trading area on the sixth (6th) floor of the Building; (iv) fifteen (15) GPM to the executive kitchen on the twenty-eighth (28th) floor of the Building; and (v) three (3) GPM to the technology room on the twenty-eighth (28th) floor of the Building.

      27.08. In the event Tenant shall employ any contractor to do in the demised premises any work or perform any service permitted or required to be done by Tenant under this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not, in Landlord's reasonable judgment, result in jurisdictional disputes or violations of Landlord's union contracts or Landlord's contractors' union contracts affecting the Building. Except in the case of an emergency, Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the demised premises at least five (5) business days prior to the beginning of work by such contractor or subcontractor. Nothing contained in this Section 27.08 shall release or relieve Tenant from the terms, conditions, covenants and provisions of Article 32 of this Lease.

      27.09. If Tenant is permitted hereunder to and does have a separate area for the preparation or consumption of food in the


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demised premises, Tenant, at its expense, shall be responsible to arrange for the removal from the Building of any refuse or rubbish from such area and the cost of employing on a regular basis, an exterminator to keep the demised premises free from vermin; and if required by Landlord, Tenant shall provide a refrigerated garbage storage room, the plans and specifications thereof to be approved by Landlord in accordance with the provisions of this Lease, or other means of disposing of garbage reasonably satisfactory to Landlord's architects.

      27.10. Subject to the provisions of Section 27.01 hereof, Landlord will furnish security for the Common Area of the Building, the procedures for which and type of security systems and personnel involved shall be subject to Landlord's sole and absolute discretion and determination, it being understood and agreed that Landlord shall have no obligation to provide any security services or systems to the demised premises or any floor on which Tenant is the sole tenant or to any area or system that is exclusively used by, or is exclusively available to, Tenant other than tap-in points (and which tap-ins and connections shall be made only pursuant to and in accordance with the plans and specifications for the Additional Work) to the Building's main vertical sprinkler riser and class "E" life-safety system on each floor of the demised premises. Landlord shall, pursuant to and in accordance with the plans and specifications for such Work approved by Landlord (to the extent such approval is required under this Lease), also permit Tenant to interface its electronic security and life safety systems with the Building's systems so that Tenant will be able to trigger the Building's (i) security alarms through its security system, and (ii) life safety system alarms through its life safety system provided that Tenant's Systems (and the interfacing of the same with the Building's Systems) are compatible with, and do not adversely affect, the Building' s Systems.

      27.11. Landlord shall maintain, paint and provide electric lighting service, air-conditioning and heating, as appropriate, for all Common Areas of the Building in the manner and to the extent appropriate for a First-Class Office Building.

      27.12. Tenant shall have the right to request that Landlord lock-out certain floors of the demised premises from being serviced by the passenger and freight elevators and Landlord shall do so unless the same cannot be reasonably accomplished. Tenant shall within thirty (30) days after rendition of a bill for Landlord's Cost in complying with Tenant's request for lock-outs of floors, reimburse Landlord's Cost therefor.

      27.13. Landlord shall make available to Tenant one (1) listing in the Building's computerized directory for each 1,000


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rentable square feet of Above Grade Space and Tenant shall have the right to have group and alphabetical listings in the Building's computerized directory, as elected by Tenant. The initial programming shall be without charge to Tenant. At least monthly, Landlord shall reprogram the computerized directory to reflect such changes as Tenant shall, subject to the limitations set forth in the first sentence of this Section 27.13, request and Tenant shall pay to Landlord the Costs therefor. At the request of Tenant, the directory listing shall, subject to the limitations set forth in the first sentence of this Section 27.13, include any permitted subtenant and any of its or their partners or employees whom the permitted subtenant requests be so listed.

      27.14. At all times Landlord shall provide and monitor a fire alarm system for the Building complying with all applicable Legal Requirements into which the smoke detectors, fire alarms, strobes, speakers, pull-stations and other related equipment installed by Tenant and approved by Landlord within the demised premises required by code compliance will be connected. Each floor of the Pedestal Space will have the capacity to serve a minimum of sixty (60) speaker/strobe units, each floor of the Tower Space will have a capacity to serve a minimum of thirty (30) speaker/strobe units, each floor of the Concourse Space will have a capacity to serve a minimum of fifty (50) speaker/strobe units, and the B-4 floor will have the capacity to serve a minimum of two (2) speaker/strobe units. Each speaker will have a minimum power setting of one (1) watt. The Building's fire alarm contractor shall connect Tenant's fire alarm devices and program the Building fire alarm system to accept the same. Tenant shall pay such contractor's charges for that work.

      27.15. Landlord shall permit Tenant, subject to compliance with all applicable provisions of the Lease, to connect into the Building's toilet exhaust system to accept exhaust (not in excess in the aggregate of 14,000 cfm) from the toilet exhaust systems for the toilets and showers that may be built by Tenant in the Concourse Space. In addition, Landlord shall operate and maintain the Building's toilet exhaust system so as to permit the same to accept such exhaust from the aforesaid system but in no event shall Landlord be required to accept such exhaust in excess of 100 cfm per floor of the demised premises.

      27.16. Landlord shall permit, but not require, Tenant, at Tenant's expense, to station an unarmed security guard or guards or attendants at each Tenant's Security Desk, the Cab Dispatcher Area and the Messenger Area (as such terms are hereinafter defined) (collectively, "Tenant's Lobby Employees") and Tenant's Lobby Employees shall wear attire appropriate for a First-Class


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Office Building that identifies him or her as an employee of Tenant.

      27.17. Landlord shall permit Tenant to install and connect to Tenant's main telephone switch a desk telephone and other appropriate communication devices on each Tenant's Security Desk for use by Tenant's Lobby Employees. Tenant shall be responsible for all costs and expenses in connection with the installation and maintenance of such telephone and other equipment. Landlord shall have no liability whatsoever relating to the use of such telephone or other equipment or any costs or expenses relating thereto.

      27.18. Landlord will, through the Building's steam risers, make steam available to the demised premises for humidification, air handling and kitchen use purposes. Tenant may obtain such steam by tapping into the Building's steam risers, at Tenant's sole cost and expense, in locations to be reasonably designated by Landlord. Tenant shall pay for the cost of the steam consumed by Tenant, as measured by submeter(s) to be installed by Tenant at its sole cost and expense, at the rate Landlord pays for such steam, together with Landlord's actual costs of causing the submeter(s) to be read.

      27.19. Tenant may obtain gas for use in the demised premises directly from the public utility company serving the Building, and will pay for the cost of such service directly to such public utility company. Tenant shall tap into the Building's gas lines to obtain gas for the demised premises only in those locations reasonably designated by Landlord.

      27.20. Landlord will not be required to furnish any service not expressly agreed to be provided by Landlord hereunder.

      27.21. Tenant shall, within thirty (30) days after Landlord's demand therefor, pay to Landlord as additional rent for overtime or above standard Building services which Landlord is obligated to supply to Tenant, if any, one hundred (100%) percent of the Cost.

      27.22. Tenant may install a cab dispatcher area (the "Cab Dispatcher Area") and messenger area (the "Messenger Area") in the locations in the lobby of the Building shown on the floor plans attached hereto as Exhibit A. Tenant shall, at its sole cost and expense, or included as part of the cost of Additional Work if such work is undertaken as part of the Additional Work, have the right to make Improvements to such areas subject to and in accordance with the provisions of this Lease. The plans and specifications for the design, size, materials and all other aspects of the Improvements to the Cab Dispatch Area and the


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Messenger Area shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed if (i) such Improvements are, in the sole discretionary opinion of Landlord and its architects, of a size, style and character in keeping with the design of the lobby of the Building, (ii) the same does not detract from the character, appearance or dignity of the Building as a First-Class Office Building and (iii) if the same comprises a part of the Additional Work, the same conform to all requirements relative to obtaining Federal Rehabilitation Tax Credits (unless Landlord has elected not to attempt to obtain such credits).

                                  ARTICLE 28.

                             TAX INCREASE PAYMENTS

      28.01. For the purposes of this Article 28 and other provisions of this
Lease:

            (a) The term "Taxes" shall mean (i) the real estate taxes, assessments and special assessments (giving effect to all abatements, including, without limitation, those received under the ICIP Law, as such term is hereinafter defined, but including, without limitation, any increases as a result of the diminution or expiration of any deferral or abatement in real estate taxes in connection with the ICIP Law then in effect for the Building) imposed upon, and payable by Landlord with respect to, the Tax Lots (as hereinafter defined) by any federal, state, municipal or other governments or governmental bodies or authorities, and whether or not any of the foregoing are not final assessments or are the basis of any proceeding instituted or commenced to contest the amount or validity of any of the same, and (ii) any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Tax Lots solely with respect to any period during which Tenant is obligated to pay Taxes (as opposed to payments in lieu of real estate taxes pursuant to Section 28.08 hereof), which expenses shall be allocated to the Tax Year to which such expenses relate. If at any time during the term of this Lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom or (y) any other such additional or substitute tax, assessment, levy, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purposes thereof. Anything contained herein to the contrary


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notwithstanding, Taxes shall not be deemed to include (i) any taxes on
Landlord's income, (ii) franchise taxes, (iii) estate or inheritance taxes or
(iv) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of, or as a substitute for, or (if then generally included in the determination of real estate taxes by owners of First-Class Office Buildings) additions to, the whole or any part of the taxes, levies, assessments or impositions which now constitute Taxes. In addition, Taxes shall not be deemed to include any interest, late fees or penalties imposed on Landlord for late payment of any Taxes (provided that Tenant has made its corresponding Tax payment, if any, hereunder in the time period required hereunder). Tax Lots shall mean the tax lot or lots for the Building and Land.

            (b) The term "Tax Year" shall mean the fiscal tax year for which Taxes are levied by the City of New York, which, on the date hereof, assesses real property tax on a fiscal year basis commencing on July 1 of each calendar year and expiring on the following June 30.

            (c) The term "Tenant's Proportionate Share" shall mean the quotient (expressed as a percentage) obtained by (x) dividing the number of rentable square feet in the demised premises (exclusive of Mechanical Space) based on Exhibit G hereof by (y) 2,184,552 based on Exhibit G hereof; provided, however, that solely for the purposes of this Article 28, Tenant's Proportionate Share shall, if a Condominium unit is conveyed to the IDA (as hereinafter defined) on the basis provided in Section 28.08 of this Lease, be adjusted in accordance with Section 28.08 of this Lease. As of the Rent Commencement Date (and without taking into account any adjustment by Section 28.08 hereof), Tenant's Proportionate Share would be forty-nine and seventy-two one hundredths percent (49.72%).

            (d) The term "Tax Statement" shall mean a written statement prepared by Landlord or its agent, setting forth Landlord's computation of the sum payable by Tenant under this Article 28 for a specified Tax Year.

      28.02. If the real estate fiscal tax year of the City of New York shall be changed during the term hereof, any Taxes for a real estate fiscal tax year, a part of which is included within a particular Tax Year and a part of which is not so included shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the particular Tax Year for the purpose of making the computations under Section 28.03.

      28.03. Tenant shall, for each Tax Year occurring wholly or in part during the period commencing on the date on which Tenant is obligated to commence the payment of basic annual rent


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on all or any portion of the demised premises and ending on the stated
expiration date of this Lease, pay an amount (herein called "Tax Payment") equal to Tenant's Proportionate Share of the Taxes for such Tax Year. Until the Rent Commencement Date occurs, subject to the operation of the adjustments required by Section 28.08 hereof, Tenant's Proportionate Share of Taxes shall be determined and, where necessary, redetermined each time a Rent Commencement Date for a portion of the demised premises occurs and if Tenant's Proportionate Share for an applicable Tax Year is so determined or redetermined in a particular Tax Year, Tenant's Tax Payment for that Tax Year shall be adjusted accordingly to reflect the applicable determination or redetermination of Tenant's Proportionate Share. At least thirty (30) days prior to the due date of the payment of real estate taxes to the taxing authority, Landlord shall render to Tenant a Tax Statement or Statements showing the amount of the Tax Payment, which Tax Statement shall be accompanied by a copy of the real estate tax bill (if theretofore received by Landlord). Tenant shall pay to Landlord, in two (2) equal installments, in advance, on December 1st and June 1st of each year, the Tax Payment shown thereon. If Taxes are required to be paid on any other date or dates than as presently required by the governmental authority imposing the same, then the due date of the installments of the Tax Payment shall be correspondingly accelerated or revised so that the Tax Payment (or the two (2) installments thereof) is due thirty (30) days prior to the date the corresponding payment is due to the governmental authority. If the Tax Year established by the applicable governmental authority shall be changed, any Taxes for the Tax Year prior to such change which are included within the new Tax Year and which were the subject of a prior Tax Statement shall be apportioned for the purpose of calculating the Tax Payment payable with respect to such new Tax Year. In the event Tenant's Proportionate Share of Taxes for a Tax Year is unknown at the commencement of such Tax Year, Landlord shall estimate the same, based on the Taxes for the previous Tax Year, which amount shall be appropriately adjusted when the actual amount of Tenant's Proportionate Share of Taxes for such Tax Year becomes known. If it becomes necessary to adjust the regular payments during a Tax Year, Landlord agrees to give Tenant not less than twenty (20) days notice of such adjustment, which notice shall include appropriate copies of documentation serving as the basis for such adjustment.

      28.04. Intentionally deleted.

      28.05. Intentionally deleted.

      28.06. If Landlord shall receive a refund of the Taxes in respect of the Tax Lots for any Tax Year for which Tenant has made its Tax Payments, Landlord shall either pay to Tenant, or permit Tenant to credit against subsequent payments of basic


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

annual rent payable under this Lease, Tenant's Proportionate Share of the net refund (after deducting from such total refund the costs and expenses, including, but not limited to, appraisal, accounting and legal fees incurred or expended in obtaining the same, to the extent that such costs and expenses were not included in the Taxes for such Tax Years and including as part of such refund, to the extent Landlord actually receives the same, interest thereon); provided, however, such payment or credit to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year. Such payment or credit shall be made within sixty (60) days following receipt of such refund by Landlord.

      28.07. If a Tax Year commences or ends before or after the commencement or expiration or termination of the term of this Lease, the Tax Payment thereof shall be pro-rated to correspond to that portion of such Tax Year occurring within the term of this Lease.

      28.08. (a) In order to enable Tenant to realize certain real estate tax benefits granted or to be granted by the IDA, Landlord shall, from time to time, convey title to units of the Condominium occupied by Tenant to the IDA (the "IDA Units"). Pursuant to a separate agreement to be entered into between Tenant and the IDA (as hereinafter defined), Tenant shall be responsible for payment of one hundred (100%) percent of the payments in lieu of the Taxes (other than special ad valorem levies, special assessments and similar charges, if and to the extent the same are so exempt as a result of the IDA's ownership of the IDA Units, which items are hereinafter called "Non-Exempt Taxes") attributable to the demised premises for the period of time (the "Abatement Period") for which any portion of the premises demised to Tenant under this Lease are not required to have Taxes (other than the Non-Exempt Taxes) paid thereon as a result of the IDA's ownership thereof, which payments in lieu of Taxes (other than the Non-Exempt Taxes) are hereinafter called "Pilot". During the Abatement Period, Tenant shall further pay Tenant's Proportionate Share of the Non-Exempt Taxes (calculated on the basis of Section 28.01(c) of this Lease without the adjustment set forth in the next sentence) with respect to the Land and/or Building, but not any other portion of Taxes. At such time and during such period of time as any portion of the premises demised to Tenant under this Lease are required to have real estate taxes paid thereon, Tenant's Proportionate Share of Taxes (other than the Non-Exempt Taxes) shall, as of each July 1, be adjusted to equal the quotient (expressed as a percentage) obtained by (x) dividing the number of rentable square feet in the demised premises (exclusive of the Mechanical Space and the number of rentable square feet of space contained in the IDA Units) based on Exhibit G hereof, by (y) 2,184,552 rentable square feet minus the number of rentable square feet contained in the IDA Units (based on Exhibit G). Tenant shall make each


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

payment of Pilot at least thirty (30) days before the date such payment is due, and furnish Landlord with evidence of each such payment no later than the applicable payment date. In the event Tenant fails to make any payments pursuant to this Section 28.08, Landlord may, but shall not be obligated to, make all or any portion of such payment, and Tenant, within ten (10) days after demand therefor, shall reimburse Landlord, as additional rent, for the amount so expended, together with interest thereon at the Interest Rate. Tenant's Proportionate Share of Non-Exempt Taxes shall be calculated on the basis of
Section 28.01(c) of this Lease without the adjustment provided for in this
Section 28.08.

            (b) Anything to the contrary provided in this Article 28 notwithstanding, if at any time during the Abatement Period, Tenant shall be entitled to an abatement of basic annual rent and additional rent pursuant to
Section 8.01, 9.02, 25.01(a) or (b), 31.03 or 32.04 of this Lease with respect to a portion of the demised premises which, at the time and during the continuance of the events entitling Tenant such abatement, is exempt from the payment of real estate taxes, then Landlord shall reimburse Tenant for the portion of the Pilot made by Tenant as are allocable to such portion of the demised premises (on a per rentable square foot basis) and attributable to the period during which Tenant is entitled to such abatement. Further, Landlord shall reimburse (on a per rentable square foot basis) Tenant for the allocable portion of the Pilot paid by Tenant that is attributable to any portion of the demised premises payable for the period prior to the Rent Commencement Date for the allocable portion of the demised premises. If at the time of such reimbursement, Tenant is obligated to pay basic annual rent and additional rent on any portion of the demised premises, Landlord's reimbursement obligation under this subsection (b) may be satisfied by crediting the appropriate amount against such basic annual rent and additional rent as the same become due and payable; otherwise, Landlord shall reimburse Tenant from time to time within thirty (30) days after demand therefor by Tenant.

      28.09. (a) Nothing in the foregoing is intended to confer any right on Tenant to file, or to require Landlord to file, a tax protest or commence or prosecute any tax reduction or other similar proceeding if such protest or proceeding would have any effect on the ICIP benefits (including the computation thereof), other than the reduction in ICIP benefits which would consequently result from a reduction in Taxes.

            (b) Landlord represents that it has applied f or the Real Property Tax Exemption and Deferral created by Title II, Chapter 2, Part 3 of the Administrative Code of the City of New York and has received a preliminary certificate of eligibility under the ICIP Law (as hereinafter defined) entitling Landlord to an abatement, deferral or reduction of the taxes for Building for


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a period of time. Landlord agrees that it shall timely comply with the provisions of Executive Order Nos. 50(1980) and 108 (1986) and the rules and regulations promulgated thereunder, as the same from time to time be amended, and the requirements imposed by the New York City Industrial Commercial Incentive Program and the regulations promulgated thereunder, as the same may be amended, modified or supplemented (the "ICIP Law") to ensure that it remains an eligible Recipient (as such term is defined under the ICIP Law) of the benefits under the ICIP Law. Landlord shall take all actions and submit all reports, annual filings or certificate of continuing use and records to the Department of Finance, the Divisions of Labor Services and all other governmental agencies and bureaus involved in the administration of the ICIP Law and shall maintain all records and reports required to evidence such compliance.

            (c) Tenant shall supply information and comply with such reporting requirements as Landlord shall advise Tenant are reasonably necessary to comply with and/or obtain the benefits of the ICIP Law and regulations and submit all reports, annual filings of certificate of continuing use and records to the Department of Finance, the Division of Labor Services and all other governmental agencies and business involved in the administration of the ICIP Law and shall maintain all records and reports required to evidence such compliance, except that no such cooperation with Landlord shall require Tenant to reveal proprietary business information unrelated to the matters below or to modify or restrict its hiring practices or operations in conducting its business in (as opposed to the construction of) the demised premises unless required by the ICIP Law, and Tenant shall:

                  (i) provide access to the demised premises by employees and agents of the Department of Finance of the City of New York at all reasonable times at the request of Landlord; and

                  (ii) report to Landlord upon request the number of workers permanently engaged in employment in the demised premises, the nature of each worker's employment and the residency of each worker.

            (d) Tenant shall not be required to pay Taxes which become due because of the failure by Landlord to comply with the ICIP Law, or otherwise relieve or indemnify the Landlord from any personal liability arising under the ICIP Law, except where imposition of such Taxes or liability is occasioned by actions or non-actions of the Tenant in violation of this Lease. Landlord and Tenant shall indemnify each other for any liability incurred by each as a result of the other's failure to comply with the ICIP Law.


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

      28.10. Notwithstanding anything to the contrary contained in this Lease, Landlord's obligations to reimburse Tenant for Pilot shall never exceed the amount of Taxes which would have been payable for the same portion of the demised premises for the same period had the portion of the demised premises on which Landlord is obligated to reimburse Tenant for Pilot been subject to the payment of Taxes.

                                  ARTICLE 29.

                      OPERATING EXPENSE INCREASE PAYMENTS

      29.01. For the purposes of this Article 29:

            (a) The term "Operating Expenses" shall mean all expenses paid or incurred by Landlord or on Landlord's behalf (whether by the board of managers of the Condominium of which the demised premises are a part, or otherwise in respect to the operation, ownership, repair, safety, management, security and maintenance (including, without limitation or duplication, capital expenditures for deferred maintenance amortized on the basis provided in clause (x) of this
Section 29.01(a)) of the Building, Building equipment and Building Systems, sidewalks, curbs, plazas, loading docks and other areas adjacent to the Building which are necessary or appropriate for the operation of the Building as a First-Class Office Building, including, without limitation, the cost, subject to the provisions of Section 29.09 hereof, of: (i) all charges (including all surcharges, taxes, fuel adjustments, taxes regularly passed on to consumers by the public utility, and other sums payable in respect thereof) for steam and electricity, furnished to the Building, exclusive of any area demised to a tenant, together with any taxes on such utilities; (ii) heating, air-conditioning and ventilation furnished to the Building, including all leasable areas (it being expressly understood and agreed that no cost shall be includable for the operation of the air-conditioning system serving any leasable areas of the Building for any period in which Tenant, pursuant to Section 27.04 hereof, shall be operating such air-conditioning systems serving the demised premises at Tenant's expense and that at no time shall HVAC charges attributable to the elevator lobby of a full floor tenant be included in Operating Expenses);
(iii) snow removal and rubbish removal for other than leasable areas in the Building; (iv) janitorial and cleaning services exclusive of any leasable area, such as, without limiting the generality of the foregoing, cleaning of outside windows, facade of the Building, loading docks, elevators and elevator lobbies and cabs (subject to the provisions of Section 29.09 hereof), lobbies at street and mezzanine levels and sidewalks, as well as the normal repair and maintenance (including, without limitation, deferred maintenance) of any and


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

all of the foregoing; (v) painting and decoration of the Building, exclusive of any leasable areas and the elevator lobby of any full floor tenant of the Building; (vi) repair and maintenance (including, without limitation, deferred maintenance) of the Building's elevator, heating, ventilating and air-conditioning systems, water risers and vertical sprinkler risers and all valving thereto, alarm and life-safety systems, window washing equipment and any equipment used for the protection and security of the Building or the tenants thereof and their employees, licensees and invitees (except that no such cost shall be includable for the air-conditioning system serving any leasable areas of the Building for any period in which Tenant, pursuant to Section 27.04(e) hereof, shall be operating Tenant's air-conditioning systems at Tenant's expense); provided, however, that nothing contained herein shall preclude the inclusion in Operating Expenses of air-conditioning costs attributable to the Common Areas of the Building; (vii) interior and exterior landscaping; (viii) repair and maintenance (including, without limitation, capital expenditures for deferred maintenance amortized on the basis provided in clause (x) of this
Section 29.01(a)) of the structural elements of the Building and the Building's roof, facade and curtain walls and all Common Areas of the Building and all loading docks; (ix) rental fees or repair costs of any equipment used for any and all of the above-mentioned purposes or uses; (x) amortization by Landlord, with interest on the unamortized amount, of the cost of any capital improvement and/or equipment (a) required by applicable Legal Requirements enacted on or after the Rent Commencement Date (and including changes to or reinterpretations after the Rent Commencement Date of Legal Requirements enacted prior to the Rent Commencement Date) or (b) designed to result in a savings of, or reduction in, Operating Expenses, it being understood and agreed that the amortization shall be done on a straight line basis over the useful life of the applicable item (determined pursuant to generally accepted accounting principles, consistently applied) and that the interest factor shall be the per annum rate equal to the publicly announced in the City of New York base lending rate of the then largest commercial bank doing business in the City of New York; (xi) premiums for All Risks' property insurance and any other insurance which Landlord may deem necessary or which is required by this Lease or by the lessor under any ground lease or overlease or by the holder of any Mortgage; (xii) supplies for the foregoing; (xiii) sales or use taxes on supplies or services related to the foregoing; (xiv) wages, salaries and other compensation or benefit of every nature or kind and all direct or indirect expenses respecting employees of Landlord engaged in any of the foregoing or providing any of the foregoing services or items, up to and including the level of Building superintendent and/or manager, including, without limitation, disability benefits, pensions, hospitalization, retirement plans, group policies, vacation, holidays, sick days and personal days,


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expenses imposed on Landlord pursuant to law or to any collective bargaining agreement with respect to such employees, workers' compensation insurance and payroll, social security, unemployment and other similar taxes with respect to such employees; (xv) uniforms for such employees and the cleaning thereof; (xvi) the charges of any independent contractor who does any of the work or provides any of the services or items included in Operating Expenses; (xvii) professional and consulting fees, including legal and accounting fees; (xviii) computer time, telephone, bookkeeping and other Building office expenses; (xix) the annual fee paid or payable for managing and/or operating the Building, or, if such service is provided directly by Landlord, an annual amount that would otherwise have been required to engage, and retain, the services of a first-class, highly reputable managing and/or operating firm providing such services in First-Class Office Buildings; (xx) all charges for water and sewer, whether measured by meter or otherwise, but deducting therefrom the costs of providing water in excess of the Building standard to tenants of the Building; (xxi) all security costs and expenses for other than leasable areas of the Building; (xxii) all building improvement district charges and other similar items, (xxiii) the amounts equal to the premiums that would have been payable to procure or maintain any insurance with respect to which Landlord, pursuant to Article 7 hereof, elected to act as self insurer and which would have been includable in Operating Expenses had Landlord procured or maintained such insurance, and
(xxiv) any other expense or charge of any nature whatsoever, whether or not herein mentioned, which, in accordance with sound real estate accounting and real estate management principles generally accepted with respect to the operation of First-Class Office Buildings, may be expensed or would be construed as an Operating Expense and which are not, by the terms, provisions, conditions and covenants of this Article 29, expressly excluded from Operating Expenses.

      Operating Expenses shall exclude or have deducted from them, as the case may be, and as shall be appropriate: (i) all expenses incurred in leasing or procuring tenants for the Building, including leasing commissions and advertising expenses, and all legal, accounting and consultants' fees, disbursements and expenses incurred in disputes with tenants or enforcement of leases or entering into leases; (ii) the cost of any items for which Landlord is reimbursed by insurance, warranties or otherwise other than pursuant to clauses similar to this Article 29; (iii) costs for services rendered or performed directly for the account of tenants at tenants' cost or for which a separate charge is made; (iv) Taxes; (v) depreciation (provided, however, that such exclusion of depreciation shall not affect the inclusion in Operating Expenses of the amortized items required to be amortized pursuant to the provisions of the first paragraph of this Section 29.01(a)); (vi) installments of principal and


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

interest and any other sum due and payable under any Mortgage; (vii) rent and other charges due and payable under any ground lease or overlease; (viii) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club; (ix) the cost of any repairs, alterations, additions, changes, replacements and other items which are made in order to prepare for a new tenant's occupancy; (x) the cost of any repair in accordance with Articles 8 and 9 of this Lease; (xi) any costs included in Operating Expenses representing an amount paid to a party related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (xii) charges for which Landlord is entitled to direct (as opposed to reimbursement through an operating expense or similar provision) reimbursement from any tenant; (xiii) capital replacements (except as specified above); (xiv) the cost of acquiring art work for the Building, (xv) the cost of performing or repairing defects in, Landlord's Work, (xvi) the incremental additional cost of providing services to another tenant of the Building in excess of the services which Landlord is obligated to provide to Tenant under this Lease at Landlord's expense, (xvii) lease payments for rented equipment, the cost of which equipment if purchased would not be includable in Operating Expenses, (xviii) income or franchise taxes of Landlord, (xix) rent pursuant to any ground lease other than rent in the nature of Taxes, Operating Expenses or rent payable in respect of the Overlease,
(xx) cost of electricity furnished to leasable areas, (xxi) advertising and promotion expenses, (xxii) any takeover lease obligations or lease or sublease obligations assumed by Landlord, (xxiii) financing or refinancing costs, (xxiv) costs of removal, enclosure or encapsulation of asbestos or other Hazardous Material, (xxv) costs and recoveries in connection with tort claims against Landlord, (xxvi) costs incurred by Landlord to obtain the Certificate of Occupancy pursuant to Article 12, (xxvii) the portion of employee wages, salaries, fringe benefits attributable to time not spent in connection with the Building or for items excludable from Operating Expenses (it being agreed that items such as vacation time, sick days and such other time off included in the fringe benefits package shall not be deemed to be "time not spent in connection with the Building" but shall be apportioned in the same manner as wages and salaries, (xxviii) expenses exclusively attributable to retail areas of the Building, (xxix) expenses attributable to additions or enlargements to the Building, (xxx) expenses attributable to the gross negligence or wilful misconduct of Landlord, (xxxi) fines or penalties, interest or late fees imposed upon Landlord, (xxxii) the cost of correcting matters involving Landlord's Work which do not comply with Legal Requirements on the date the portions of the Building for which such Landlord's Work has been completed, (xxxiii) amounts paid by Landlord to restore any damage with respect to which Landlord elected to act as a self-


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insurer over and above the amount of self insurance (or deductibles) which a reasonably prudent owner of a First-Class Office Building would have maintained and (xxxiv) charges, if any, payable to the board of managers of the Condominium, except to the extent such charges are in payment of items which otherwise could be includable in the definition of Operating Expenses.

      In determining the amount of Operating Expenses for any Operating Year, if less than all of the Building leasable area shall have been occupied by tenant(s) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the like expenses which would normally be expected to be incurred had all such areas (to the extent of ninety-five percent (95%) of the leasable area of the Building, as shown on Exhibit G hereof, and excluding all Mechanical Space, retail space and storage space not included in the demised premises been occupied throughout such Operating Year.

      For purposes of this Section 29.01, deferred maintenance shall mean maintenance (i) which had Landlord not deferred the same, could have been included in Operating Expenses and (ii) the deferral of which is not inconsistent with the actions of a reasonably prudent owner of a First-Class Office Building.

            (b) The term "Operating Year" shall mean the calendar year in which the Rent Commencement Date first occurs and each succeeding calendar year thereafter.

            (c) The term "Operating Statement" shall mean a written statement prepared by Landlord or its agent, setting forth Landlord's computation of the sum payable by Tenant under this Article 29 for a specified Operating Year.

            (d) The term "Tenant's Operating Proportionate Share" shall mean the quotient (expressed as a percentage) obtained by (x) dividing the number of rentable square feet in the demised premises (exclusive of Mechanical Space and retail space) based on Exhibit G hereof by (y) 2,125,395 based on Exhibit G hereof. As of the Rent Commencement Date, Tenant's Operating Proportionate Share shall be fifty-one and eleven one hundredths percent (51.11%).

      29.02. For each Operating Year Tenant shall pay to Landlord, as additional rent for each such Operating Year, an amount (herein called the "Operating Payment") equal to Tenant's Operating Proportionate Share of the Operating Expenses for such Operating Year. Until the last of the Rent Commencement Dates occurs, Tenant's Operating Proportionate Share of Operating Expenses shall be determined and, where necessary, redetermined


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

each time a Rent Commencement Date for a portion of the demised premises occurs, and if Tenant's Operating Proportionate Share of Operating Expenses for an applicable Operating Year has been so determined or redetermined, Tenant's Operating Payment for such Operating Year shall be adjusted accordingly to reflect the applicable determination or redetermination of Tenant's Operating Proportionate Share of Operating Expenses for the applicable Operating Year.

      29.03. Landlord shall furnish to Tenant, prior to the commencement of each Operating Year, beginning with calendar year 1997, a written statement setting forth in reasonable detail Landlord's reasonable estimate of the Operating Payment for such Operating Year, based upon the method set forth in Section
29.02 for computing the Operating Payment. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12th) of Landlord's estimate of the Operating Payment for such Operating Year. If, however, Landlord shall furnish any such estimate for an Operating Year subsequent to the thirtieth
(30th) day prior to the commencement thereof, then (a) until the first day of the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 29.03 in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment previously made for the Operating Year were greater or less than the installments of the Operating Payment to be made for such Operating Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, and (ii) if there shall have been an overpayment, Landlord shall, within thirty (30) days of providing Tenant with such estimate, either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against the rent payable hereunder; and (c) on the first day of the month commencing at least thirty (30) days subsequent to date on which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Operating Payment shown on such estimate. Landlord may, not more than twice during each Operating Year, furnish to Tenant a revised statement of Landlord's estimate of the Operating Payment for such Operating Year, based upon the method set forth in Section 29.02 for computing the Operating Payment; and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.


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

      29.04. Within one hundred twenty (120) days after the end of each Operating Year, Landlord shall furnish to Tenant an Operating Statement for such Operating Year, based on the method set forth in Section 29.02 for computing the Operating Payment and certified by a reputable independent certified public accountant selected by Landlord, setting forth in reasonable detail the actual Operating Expenses incurred by Landlord during such Operating Year. If the Operating Statement shall show that the sums paid by Tenant under Section 29.03 exceeded the Operating Payment to be paid by Tenant for such Operating Year, Landlord shall promptly either refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent payments of rent or additional rent payable under this Lease; and if the Operating Statement for such Operating Year shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor. If the Operating Statement shall show that the estimated sums theretofore estimated by Landlord and paid by Tenant for such Operating Year exceeded the Operating Payment for such Operating Year by more than ten (10%) percent, Landlord shall pay to Tenant interest on the excess over ten (10%) percent at the Interest Rate from the end of the applicable Operating Year to which the overpayment relates to the date such overpayment is refunded or credited.

      29.05. Each such Operating Statement given by Landlord pursuant to Section
29.04 shall be conclusive and binding upon Tenant (i) unless within three (3) months after the receipt of the Operating Statement for the succeeding Operating Year Tenant shall notify Landlord that it disputes the correctness of the Operating Statement, specifying the particular respects in which the Operating Statement is claimed to be incorrect, and (ii) if such disputes shall not have been settled by agreement, either party may submit the dispute to the Supreme Court of the County of New York for determination under Section 3031 of C.P.L.R. (The New York Simplified Procedure for Determination of Disputes), within six
(6) months after receipt of such succeeding Operating Statement, and pending the determination of such dispute by agreement or judicial determination as aforesaid, Tenant shall within thirty (30) days after the receipt of such Operating Statement pay additional rent in accordance with Landlord's statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's Operating Statement and interest, if applicable, in accordance with Section 29.04 hereof.

      29.06. If an Operating Year commences or ends before or after the commencement or expiration or termination of this


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Lease, the additional rent in respect thereof payable under this Article shall be pro-rated to correspond to that portion of the Operating Year occurring within the term of this Lease.

      29.07. (a) The failure of Landlord to render an Operating Statement for any Operating Year shall not prejudice Landlord's right, or relieve Landlord of the obligation, to thereafter render such Operating Statement or relieve or release Tenant from any obligation to pay Tenant's Operating Proportionate Share of Operating Expenses for any Operating Year, but, if Landlord shall fail to render an Operating Statement for any year by June 30 of the succeeding calendar year, Tenant may cease to pay, until such Operating Statement is rendered, estimated installments of Tenant's Operating Payment.

            (b) The provisions of this Article 29 shall survive the expiration or earlier termination of this Lease as to all additional rent due Landlord or credit owed Tenant up to the date thereof, including all disputed items as well as the additional rent due for the last year, or portion thereof, falling within the term of this Lease. Within one hundred fifty (150) days following such expiration or earlier termination, Landlord shall render to Tenant a preliminary uncertified Operating Statement, and Landlord and Tenant shall, subject to year-end adjustments, preliminarily adjust the amount due Landlord or Tenant, as the case may be, for such last year or portion thereof, subject to year-end adjustments, and the party owing any portion of the same to the other shall promptly pay the same. Landlord shall issue a final Operating Statement for such last year or portion thereof on or before April 30 of the succeeding calendar year, and all amounts due Landlord or Tenant based thereon shall be adjusted between the parties.

      29.08. Tenant, upon, reasonable notice, may (but only with its authorized employees or with a firm of reputable independent certified public accountants selected by Tenant) elect to examine such of Landlord's books and records with respect to the applicable Operating Statement (collectively, "Records") as are directly relevant (but not any information as to any payments made or payable by any other tenant of the Building, which information Landlord may delete or prevent Tenant from inspecting but Landlord shall have the accountant certify the reimbursements paid by tenants and reflected in such Operating Statements) to any disputed amount included in the Operating Statement in question. In making such examination, Tenant shall, and shall cause its officers, employees and accountants to, keep confidential any and all information contained in the Records.

      29.09. Notwithstanding Tenant's obligation to pay Operating Payments, Tenant shall be obligated to pay Landlord, within thirty (30) days of Landlord's demand therefor accompanied


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by an invoice in reasonable detail, one hundred (100%) percent of (i) all rent and other charges payable under the Overlease and (ii) all costs and expenses incurred or expended by Landlord (on the same basis as is provided for in the determination of Operating Expenses) in providing any non-overtime air-conditioning and/or passenger elevator service included in the definition of Dedicated Elevators, to Tenant (to the extent such item may reasonably be separately determined) and any cost with respect to the category of the item so billed to Tenant on a one hundred (100%) percent basis shall not be included in Operating Expenses for the applicable period involved (e.g. during such time as Tenant shall be entitled to the Dedicated Elevators, the cost of electricity and cleaning for all Building elevators shall be excluded from Operating Expenses). To the extent such item may not reasonably be separately determined, Landlord shall bill Tenant for Tenant's proportionate share thereof which proportionate share, in respect of (i) passenger elevators, shall mean a fraction, the numerator of which shall be the number of passenger elevators included in the definition of Dedicated Elevators and the denominator of which is the total number of passenger elevators in the Building, (ii) freight elevators, shall mean a fraction, the numerator of which shall be the total number of freight elevators included in the definition of Dedicated Elevators and the denominator of which is the total number of freight elevators in the Building, and (iii) escalators included in the definition of Dedicated Elevators, shall mean one hundred (100%) percent.

                                  ARTICLE 30.

                                ELECTRIC ENERGY

      30.01. Tenant shall contract directly with, and pay to, the public utility for electric service to be furnished (1) to the demised premises and/or (ii) to any apparatus, equipment or system exclusively serving the demised premises. Prior to the earlier of the Rent Commencement Date or the date Tenant shall use the applicable portion of the demised premises for its operations, Landlord shall, at no charge to Tenant, supply construction electricity to Tenant.

      30.02. Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. For so long as Tenant shall have the right to operate the air-conditioning systems servicing the Tower Space and/or Pedestal Space (including the Concourse Space), as the case may be, Tenant shall obtain, directly from the applicable public utility company, as provided in Section 30.01 hereof, electricity in an electric demand load


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(a) of not more than (i) six (6) watts per gross square foot of Tower Space,
(ii) sixteen (16) watts per gross square foot of Pedestal Space and (iii) six
(6) watts per gross square foot of Concourse Space for all purposes (including lighting and power but excluding Building equipment) and (b) required to operate the Dedicated Elevators and air-conditioning systems servicing the Tower Space and/or Pedestal Space, as the case may be. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the demised premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason (including, without limitation, Tenant's failure to pay to the utility company the cost of such services furnished to Tenant) whether electricity is provided by public or private utility or by any emergency electricity generation system owned and operated by Landlord. For purposes hereof, gross square footage shall be calculated pursuant to the method specified in Exhibit G-1 hereof.

      30.03. (a) Notwithstanding anything contained in this Lease to the contrary, at such time as Tenant no longer has the right to operate the air-conditioning systems servicing the Tower Space and/or Pedestal Space (including the Concourse Space), as the case may be, Tenant shall turn over to Landlord that portion of the electrical capacity of the Building that had previously been made available to Tenant (i) in respect of the electricity needed to operate such air-conditioning systems, (ii) for light and power to the Tower Space and/or Pedestal Space (including the Concourse Space), as the case may be, and (iii) to power the Dedicated Elevators servicing the demised premises and Landlord shall, to the extent and in the capacities referred to in
Section 30.02, furnish to Tenant the electricity for light and power to the portions of the Tower Space and/or Pedestal Space (including the Concourse Space), as the case may be, for which Landlord has taken over the applicable electrical capacity, and Landlord shall pay for and provide the electricity needed to operate the Dedicated Elevators and the cost of which shall be included in Operating Expenses, and Tenant shall pay to Landlord, in consideration of the furnishing of such light and power service to the demised premises, during the term of this Lease, an amount (the "Electricity Additional Charge") equal to (x) the amount Landlord actually pays to the utility company to provide electricity to the demised premises for light and power, or the applicable portion thereof, including all applicable surcharges, demand charges, time-of-day charges, energy charges, fuel adjustment charges, rate adjustment charges, taxes and other sums payable in respect thereof based on Tenant's demand and/or consumption of electricity (and/or any other method of quantifying Tenant's use of or demand for electricity as set forth in the utility company's tariff) as registered on a meter or submeter (installed by Landlord at Tenant's sole cost and


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

expense) for purposes of measuring such demand, consumption and/or other method of quantifying Tenant's use of or demand for electricity (it being agreed that such meter or submeter shall measure demand and consumption, and off-peak and on-peak use, in either case to the extent such factors are relevant in making the determination of Landlord's cost) plus (y) an amount equal to the out-of-pocket costs and expenses incurred by Landlord in connection with reading such meters and preparing the bills therefor. Tenant, from time to time, shall have the right to review Landlord's meter readings, and Landlord's calculation of the Electricity Additional Charge, at reasonable times and on reasonable prior notice, by giving notice thereof to Landlord on or prior to the ninetieth
(90th) day after the date when Landlord gives Tenant a bill or statement for the Electricity Additional Charge. At such times as Landlord is supplying electricity to the Tower, Pedestal and/or Concourse Space, Landlord shall supply the applicable electrical capacities specified in clause (a) of Section 30.02 hereof. Landlord shall have all rights and remedies available to Landlord under this Lease, at law or in equity for the failure by Tenant to pay the Electricity Additional Charge or the Electricity Fee (hereinafter defined) as are available to Landlord for the failure by Tenant to pay basic annual rent.

            (b) Where more than one meter measures the electricity supplied by Landlord to the demised premises, the electricity rendered through each meter shall be aggregate and computed and billed in accordance with the provisions hereinabove set forth. Bills for the Electricity Additional Charge shall be rendered to Tenant at such time as Landlord may elect, and Tenant shall pay the amount shown thereon to Landlord within thirty (30) days after receipt of such bill. Tenant expressly acknowledges that in connection with the installation of the meters or submeters, the electricity being supplied to the demised premises shall be temporarily interrupted. Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant's business in connection with such installation and Landlord shall, if necessary to minimize such interference, perform the same outside of Business Hours (in which event the incremental additional cost of performing the same outside of Business Hours over the cost of performing the same during Business Hours will be shared equally by Landlord and Tenant).

      30.04. (a) If Landlord shall be supplying electricity to the demised premises prior to Landlord's installation of submeters and such submeters becoming operational for the purpose of measuring Tenant's consumption of electricity in the demised premises (which meters Landlord agrees to promptly order, and upon receipt to promptly commence and install with due diligence), Tenant shall pay to Landlord a fee (the "Electricity Fee") reasonably estimated by Landlord to equal the submetered costs Tenant would pay were the submeters installed and operational in consideration of Landlord furnishing electricity to the demised premises. The Electricity Fee shall only be payable with respect to the period commencing on the day Landlord shall be supplying electricity to the demised premises and ending on the date of the installation of submeters in the demised premises and such meters or submeters becoming operational. Upon such installation and thereafter, Tenant shall pay Electricity Additional Charge based upon the demand and consumption shown on such meters or submeters, as more particularly set forth in Section 30.03 hereof. Landlord shall render a bill to Tenant for such Electricity Fee from time to time, but not more frequently than monthly, and Tenant shall pay such Electricity Fee to Landlord, as additional rent, within thirty (30) days after receipt of such bill.

            (b) The parties agree that although the charge for furnishing electrical energy is reflected in the Electricity Fee the value to Tenant of such service may not be accurately reflected in such Electricity Fee. Accordingly, Landlord and Tenant agree that after the submeters are installed and operational and electricity is being furnished to the demised premises pursuant to Section 30.03 hereof for a three (3) month period, the Electricity Fee shall be adjusted based on the average of the Electricity Additional Charge ("Three Month Average") payable by Tenant for such three (3) month period with respect to the portion of the demised premises which was previously subject to the Electricity Fee. If the Three Month Average shall exceed the Electricity Fee, Tenant, within ten (10) Business Days after demand therefor, shall pay such excess to Landlord, and if the Electricity Fee shall exceed the Three Month Average, Landlord, at its option, shall either promptly refund to Tenant such excess or shall credit such excess against immediately subsequent monthly installments of basic annual rent and additional rent next becoming due and payable hereunder.

      30.05. If at any time Tenant shall require additional. electrical capacity for the conduct of its business, Tenant shall request such additional electrical capacity and submit to Landlord a listing of proposed aggregate loads. Landlord shall evaluate the proposed loads and check the actual peak load on the feeders serving the demised premises (via demand readings on the appropriate submeters) to determine if additional electrical capacity is required above the capacity required to be supplied by Landlord pursuant to this Lease. If such additional capacity is not required, Landlord shall promptly inform Tenant thereof. If additional capacity is required, and if Landlord can obtain the same without detriment to other current or future tenants or occupants of the Building, or to Landlord, then Landlord shall take such action at Tenant's sole cost and expense as shall be reasonably required in order to provide such additional electrical capacity to the demised premises, including, without limitation, the installation of additional risers and the application to the public utility company supplying electricity to the Building for the requested additional electrical capacity to be provided to the Building. Tenant shall cooperate with Landlord in all respects, at Tenant's expense, in connection with any such application, including, without limitation, providing all necessary information to demonstrate to such public utility company the necessity for such additional capacity.

      30.06. Landlord agrees that it shall not look to Tenant for any installation charges relative to Consolidated Edison's installation of existing vaults at the Building.

                                  ARTICLE 31.

                            COMMENCEMENT OF THE TERM

      31.01. If Landlord is unable to deliver possession of all or any portion of the demised premises for any reason, Landlord shall not be subject to any liability for failure to give possession and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this Lease. If permission is given to Tenant to enter into the possession of all or any portion of the demised premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the covenants, agreements, terms, provisions and conditions of this Lease, except as to the covenant to pay rent. The provisions of this Section are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

      31.02. The parties hereto shall, at either party's request, within thirty
(30) days after the (a) Commencement Date with respect to each portion of the demised premises constituting a portion thereof, and (b) the Rent Commencement Date, execute a written agreement confirming such date as the date of the commencement of the term of this Lease with respect to the portion of the demised premises to which it relates or the Rent Commencement Date, as the case may be. In no event shall Tenant or Landlord record this Lease or a copy hereof. However, at the request of either party hereto, each of the parties hereto shall promptly execute in recordable form and deliver to the other a memorandum of the Lease sufficient for recording. Such memorandum shall not, and shall not be deemed to, change or otherwise affect any obligations or provisions of this Lease.

      31.03. Notwithstanding anything contained in Section 31.01 of this Lease to the contrary, in the event that Landlord (i) fails to deliver possession of a particular portion of the demised premises to Tenant in the Access Condition by the date specified for such portion of the demised premises set forth in the column marked "Access Date" on Exhibit H attached hereto and made a part hereof (the "Access Date"), (ii) fails to complete the work necessary to achieve the applicable Milestone Condition (as such term is defined in said Exhibit H) by the applicable Milestone Date, as such term is defined in said Exhibit H, or
(iii) fails to Substantially Complete, as such term is defined in said Exhibit H, the Substantial Completion Work, as such term is defined in said Exhibit H, by the applicable Substantial Completion Date, as such term is defined in said Exhibit H, set forth in said Exhibit H for such work to be Substantially Complete, in each of such events other than for such delays caused by Tenant's performance of any work (including the Additional Work) during the performance of Landlord's Work or any other Tenant's acts or omissions or delays caused as a result of Landlord's compliance with regulations relative to obtaining (or attempting to obtain) IDA benefits for Tenant (which delays are collectively hereinafter referred to as the "Tenant Delays"), then the Rent Commencement Date for the demised premises shall be deferred one (1) day for each day that the (x) delivery of said portion of the demised premises is delayed beyond the applicable Access Date, (y) work Landlord is obligated to complete in order to achieve the applicable Milestone Condition is delayed beyond the applicable Milestone Date or (z) applicable Substantial Completion Work is not Substantially Complete by the applicable Substantial Completion Date, as the case may be, as such applicable Access Date, Milestone Date or Substantial Completion Date, as the case may be, shall be extended by the Tenant Delays, it being understood and agreed that in the event Tenant occupies for business purposes any portion of a floor in the Above Grade Space, then, for the purposes of this Section 31.03, such entire floor shall be deemed to be Substantially Complete and have been delivered by Landlord to Tenant no later than the date of such earliest partial occupancy of the applicable floor by Tenant for business purposes. Tenant's acceptance of delivery of each particular portion of the demised premises in the Access Condition shall be, and be deemed to be, an acknowledgment by Tenant that Landlord delivered such particular portion of the demised premises in the Access Condition (but the foregoing shall not vitiate Landlord's repair obligations pursuant to the provisions of this Lease). At Landlord's request, Landlord and Tenant shall execute and deliver to each other a confirmatory agreement setting forth the dates which the applicable Access Date, the Milestone Date and the Substantial Completion Date (or any of them) have occurred, but the failure of either party to so execute or deliver such confirmatory agreement shall not affect the occurrence of such dates pursuant to the provisions of this

Lease. If the Rent Commencement Date is deferred due to Landlord's failure to deliver particular portions of the demised premises to Tenant in the applicable Access Condition by the applicable Access Date, then each Milestone Date and each Substantial Completion Date shall be extended by the aggregate number of days of the deferral and, concomitantly, if the Rent Commencement Date is deferred due to Landlord's failure to complete the work necessary to achieve the applicable Milestone Condition by the applicable Milestone Date, each Substantial Completion Date shall be further extended by the aggregate number of days of such deferral.

                                  ARTICLE 32.

                              TENANT'S WORK, ETC.

      32.01. It is understood and agreed that, except as provided otherwise in
Section 32.02, Landlord shall have no obligation to do any work in order to prepare the demised premises for Tenant's use other than Landlord, at its own cost and expense, hereby agrees to do the (i) Base Building Upgrade Work and
(ii) Special Base Building Upgrade Work, as each of the same is described on Exhibit E attached hereto and made a part hereof, all of which work is herein referred to as "Landlord's Work"; and, that Tenant will, other than for Landlord's Work, be responsible for the performance (in accordance with the terms, provisions, conditions and covenants of this Article 32) of all construction, alterations or installations necessary to make the demised premises ready for its use. It is further understood and agreed that Tenant will accept delivery of each floor of the demised premises (on a floor by floor basis) upon Landlord's tender of delivery of such space in the Access Condition, subject to the terms of this Lease. Tenant acknowledges that it is familiar with the condition of the demised premises and has undertaken such inspections of the Building and the demised premises as it has deemed necessary. Further, Landlord shall, within five (5) business days after Landlord's receipt and approval (in those instances where approval is required hereunder) of the Plans for the Additional Work, as hereinafter defined, furnish Tenant with an ACP-5 certification of a licensed asbestos investigator appropriately completed to indicate the demised premises is not an asbestos project together with the report of Landlord's asbestos investigator as to the presence of any asbestos in the demised premises and the shaftways of the Building. The Special Base Building Upgrade Work shall, subsequent to the date of this Lease, be done by Landlord through Tenant acting either in its individual capacity or as the agent for the New York City Industrial Development Agency (the "IDA"). To the extent Landlord is required by Legal Requirements to deliver the same to the applicable governmental authorities,


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Landlord shall also make available to Tenant solely for inspection on reasonable advance notice Landlord's records concerning the location, quantity and status of such asbestos.

      32.02. In addition to Landlord's Work, Landlord through Tenant acting either in its individual capacity or as agent for the IDA has agreed to do the Additional Work, as defined in that separate agreement (the "Construction Agreement") between Landlord and Tenant, dated even date with this Lease. Pursuant to the Construction Agreement, Landlord has engaged Tenant, and Tenant has accepted such engagement, as Landlord's general contractor for the Additional Work, it being understood and agreed that if Tenant, as general contractor, shall fail to perform, or inadequately performs, any or all of the Additional Work, or if Tenant shall fail to perform, or inadequately performs, any or all of the Special Base Building Upgrade Work it is obligated to perform hereunder, Landlord shall not be responsible to Tenant for any such failure, or inadequacy, in performance and Tenant shall have no claim against Landlord or against the payment of basic annual rent or any item of additional rent, including, without limitation, Special Additional Rent, or any other charge payable hereunder resulting from, occasioned by, or arising out of Tenant's failure, or inadequacy, in the performance under the Construction Agreement or pursuant to the penultimate sentence of Section 32.01, as the case may be, and the Rent Commencement Date shall, unless expressly provided otherwise in Section
31.03 or Section 32.04, commence as of May 1, 1997.

      32.03. If Tenant undertakes any Material Improvements (all of such Material Improvements, other than the Additional Work, are hereinafter referred to as "Work"), Tenant must comply with the applicable terms and provisions of this Lease, including, without limitation, the terms and provisions of Article 3 and any Work relating to Building Systems shall be done only by contractors and subcontractors chosen by Tenant from a list submitted by Landlord pursuant to, and in compliance with, the terms, conditions and provisions of Article 3 of this Lease. Further, Tenant acknowledges that there shall be no liability on the part of Landlord, and Tenant hereby expressly waives any liability or claim of damages against Landlord, as a result of, arising out of, or in any way connected with, Landlord's furnishing Tenant with, on Tenant's selection from any list of general contractors or subcontractors that Landlord has, under the terms of this Lease, agreed, or is required, to furnish Tenant. Landlord, at its option, may (by itself or, at Landlord's option, through a designee) observe and inspect the Additional Work and/or Work with a view towards the avoidance or prevention of potential breaches of the rules and regulations promulgated by Landlord in accordance with Section 3.09 or Article 22 hereof with respect to construction undertaken in the


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

Building and such monitoring shall not, or be deemed to, impose any obligations on Landlord (or its designee performing such observation and inspection) as a general contractor, supervising architect or job superintendent provided that such observation or inspection shall not confer on the party doing such observing or inspection any rights relative to the performance of such Additional Work or Work. It is further understood and agreed that Landlord and/or its designee shall have no obligations or responsibilities with respect to the completion of the Additional Work or the Work, for any defects (latent or otherwise) therein or thereto or to the quality of workmanship thereof.

      32.04. If Tenant shall (other than as provided in Section 31.03) be delayed in the substantial completion of the Additional Work due to the acts or omissions of Landlord other than those provided for in Section 31.03 (including, without limitation, the failure by Landlord to provide the services Landlord has agreed to provide pursuant to this Lease during Tenant's performance of the Additional Work), then the Rent Commencement Date shall be deferred one (1) day for each day that Tenant is so actually delayed in the substantial completion of the Additional Work in such space as a result of Landlord's acts or omissions. Notwithstanding the foregoing, with respect to any event giving rise to such a delay, the delay shall not be deemed to have occurred earlier than seven (7) Business Days prior to the date on which Tenant serves Landlord with notice of the occurrence of such event, and no such delay occurring prior to such seven
(7) Business Day period shall extend the Rent Commencement Date as provided above.

      32.05. From and after the date Landlord no longer has any repair obligation under this Lease with respect to the Additional Work, to the extent of Tenant's repair obligations relating to the Additional Work, Landlord shall assign to Tenant, without representation, recourse or warranty, all warranties and guaranties, if any, which Landlord may have received with respect to the Additional Work.

      32.06. (a) (1) Notwithstanding anything to the contrary contained in this Lease, with respect to the Additional Work only, Tenant shall furnish to Landlord, for Landlord's approval as and to the extent hereinafter provided, six
(6) complete sets of the preliminary plans and specifications for the Additional Work (or portions thereof, subject to the provisions of Paragraph 32.06(a) (2) hereof), which plans and specifications shall be prepared by an architect licensed in the State of New York, and the letter transmitting such plans and specifications to Landlord must specifically contain a statement in block capital letters that Landlord must approve or disapprove the portions of such plans and specifications consisting of Additional Work Material Alterations (hereinafter defined) within ten (10) business days


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

and that if Landlord fails to approve or disapprove the same within such period of time, the preliminary plans and specifications so submitted by Tenant shall be deemed approved (subject to Landlord's approval of final plans and specifications, as provided in Section 32.06(c) hereof). Provided Landlord has received the foregoing transmittal letter with the delivery of the six (6) complete sets of preliminary plans and specifications for the Additional Work or portions thereof, as aforesaid, Landlord shall, within ten (10) business days after Landlord's receipt of said preliminary plans and specifications, notify Tenant of Landlord's approval or disapproval of the matters shown on the plans and specifications which are Additional Work Material Alterations, as such term is hereinafter defined (such approval to be granted or withheld on the basis set forth in Section 32.06(g) hereof). In the event that, after Landlord's receipt of the six (6) complete sets of preliminary plans and specifications and the foregoing transmittal letter, Landlord fails to notify Tenant of Landlord's approval or disapproval of the Additional Work Material Alterations shown on the applicable preliminary plans and specifications within such period of ten (10) business days, the applicable preliminary plans and specifications shall be deemed approved by Landlord (subject to Landlord's approval of final plans and specifications, as provided in Section 32.06(c) hereof). In the event Landlord timely notifies Tenant of its disapproval of the Additional Work Material Alterations shown on the said preliminary plans and specifications, then Tenant may, (i) at its cost, cause its architect to revise the preliminary plans and specifications and (ii) resubmit the revised preliminary plans and specifications for Landlord's approval. The procedure with respect to each submission by Tenant of revised preliminary plans and specifications and Landlord's rights of approval thereto shall be made on, and be governed by, the same basis as set forth in the preceding sentences of this Section 32.06(a) (1) dealing with the initial submission of the preliminary plans and specifications.

                  (2) Tenant shall submit to Landlord the preliminary plans and specifications and the working plans and specifications as follows: (i) the plans and specifications for each of the two (2) floors to be used initially by Tenant as trading floors shall each be submitted separately, and (ii) the plans and specifications for the balance of the demised premises shall be delivered in not more than four (4) separate groups.

            (b) For the purposes of this Section 32.06, preliminary plans and specifications or working plans and specifications, as the case may be, shall not be deemed transmitted to Landlord until six (6) complete copies of the same together with copies of the applicable transmittal letter and/or notice, as the case may be, have been delivered as required


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

hereunder, to Metropolitan Life Insurance Company, One Madison Avenue, New York, New York 10010, Attention: Kevin Wenzel, AIA, Managing Architect, and with copies of the applicable transmittal letter and/or notice, as the case may be, have been delivered as required hereunder to the parties set forth in this Lease as the parties to whom notices to Landlord must be delivered.

            (c) Prior to undertaking any portion of the Additional Work for which the portion of the working plans and specifications constituting Additional Work Material Alterations have not heretofore been approved or deemed approved by Landlord, Tenant, at its sole cost and expense, shall cause to be prepared and delivered to Landlord six (6) complete sets of working plans and specifications for the Additional Work (or portions thereof, subject to the provisions of Section 36.02 (a) (2) hereof), which plans and specifications shall be prepared by an architect licensed in the State of New York and, if preliminary plans with respect to such portion of the Additional Work has been previously approved by Landlord, shall be in conformity with the preliminary plans and specifications (or highlighting those sections, if any, which are not in conformity), and the letter transmitting such working plans and specifications to Landlord must specifically contain a statement in block capital letters that Landlord must approve or disapprove to the portions of such plans and specifications consisting of Additional Work Material Alterations within ten (10) business days and that if Landlord fails to approve or disapprove the same with such objections within such period of time, the working plans and specifications so submitted by Tenant shall be deemed approved. Provided Landlord has received the foregoing transmittal letter with the delivery of the six (6) complete sets of working plans and specifications for the Additional Work or portions thereof, as aforesaid, Landlord shall, within ten (10) business days after Landlord's receipt of said working plans and specifications, notify Tenant of Landlord's approval or disapproval of the matters shown on the working plans and specifications which are Additional Work Material Alterations (which approval shall be granted or withheld on the basis set forth in Section 32.06(g) hereof). In the event that, after Landlord's receipt of the six (6) complete sets of working plans and specifications and the foregoing transmittal letter, Landlord fails to notify Tenant of Landlord's approval or disapproval with respect to the Additional Work Material Alterations shown on the applicable working plans and specifications within such period of ten (10) business days, the applicable working plans and specifications shall be deemed approved by Landlord. In the event Landlord timely notifies Tenant of its disapproval of the Additional Work Material Alterations shown on the said working plans and specifications, then Tenant may, at its expense, cause said working plans and specifications to be revised and resubmit such revised working plans and specifications for Landlord's approval. The procedure


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

with respect to each submission by Tenant of revised working plans and specifications and Landlord's rights of approval thereto shall be made on, and be governed by, the same basis as set forth in the preceding sentences of this
Section 32.06(c) dealing with the initial submission of the working plans and specifications. When Landlord shall approve the Additional Work Material Alterations shown on the working drawings and specifications or revised working drawings and specifications, as the case may be, Landlord shall cause the plans and specifications to be initialled on behalf of Landlord, thereby evidencing the approval thereof by Landlord, and shall return one (1) set so initialled to Tenant; provided, however, that the failure by Landlord to so initial the approved plans and specifications shall not affect the rights of Tenant to perform the applicable portions of the Additional Work.

            (d) To the extent required by the New York State Office of Parks, Recreation and Historic Preservation and/or the Department of the Interior's National Park Service, Landlord may condition its approval on the approval by any preliminary, working or final plans and specifications of the ICIP (as such term is hereinafter defined), the Federal Historic Rehabilitation Tax Credit Program, and the New York State Office of Parks, Recreation and Historic Preservation.

            (e) For purposes hereof, preliminary plans and specifications shall include, at a minimum, a description of the scope of work, together with floor plans, reflected ceiling plans, elevations, sections and renderings or schedules indicating materials and finishes (to the extent the same constitutes Additional Work Material Alterations) and all drawings, specifications, descriptions and data necessary to illustrate the design, character and (to the extent the same constitutes Additional Work Material Alterations) finishing of the Additional Work completed to a level of detail that is customary and appropriate for that phase of design or development. For purposes hereof, working plans and specifications shall include, at a minimum, a complete set of architectural drawings, details and specifications setting forth all materials and work required to finish the Additional Work including, without limitation, any modification of the existing components of the Building including, without limitation, all Base Building Upgrade Work necessary to illustrate all work required to finish the Additional Work including, without limitation: floor plans indicating partition locations and types, raised flooring layouts, door locations, sizes and types; architectural details and specifications; structural drawings and specifications; mechanical, electrical and plumbing drawings and specifications; life safety drawings and specifications; hardware schedules and reflected ceiling plans. Such working plans shall not be required to detail decorative effects (unless the same


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

constitute Additional Work Material Alterations), furniture or office equipment. Upon completion of the Additional Work, Tenant shall deliver to Landlord two (2) complete sets (mylar and computer digitized in AutoCADD Version 12, or the then current digitized system used by Landlord, provided such then current system is then generally accepted in the real estate industry of New York City) of final as-built plans or as-built plans or final construction plans with field notes marked for the Additional Work.

            (f) For purposes hereof, portions of the Additional Work or the applicable portion thereof shall be deemed to be "Additional Work Material Alterations" if either such Additional Work or the construction thereof:

                  (i) will affect the structural integrity of the Building or any of its exterior walls, roof, supporting beams, columns, floor slabs or foundations; or

                  (ii) will affect the outside appearance of the Building, be visible from the ground anywhere outside the Building, or be visible in the Building outside of the demised premises; or

                  (iii) will (y) affect the HVAC, electrical, fire protection, plumbing, mechanical, life safety or elevator systems of the Building other than the distribution portions of those systems exclusively serving, and which effect is confined to, the demised premises (for the consequences of which effect on the demised premises Landlord shall have no responsibility hereunder) or (z) increase Landlord's costs of providing Building services unless Tenant expressly agrees in writing to reimburse Landlord for such increases in costs on such basis as shall be reasonably acceptable to Landlord and Tenant;

                  (iv) will result in a change to, or revocation, suspension or loss of, the certificate of occupancy or any other permit or license for operating and using any portion of the Building, unless only Tenant's occupancy would be affected thereby, in which event such Additional Work shall not be deemed as falling within the definition of the term Additional Work Material Alterations solely by virtue of such effect and Tenant shall restore, at Tenant's sole cost and expense, said certificate of occupancy or permits upon completion of the Additional Work;

                  (v) will involve the use of the Building fire exits and stairwells for ingress and egress to the demised premises; or


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                  (vi) are located in the lobby, any common areas of the
Building, or anywhere else outside of the demised premises.

            (g) Any consent which Landlord may give with respect to any Additional Work Material Alterations may be withheld in Landlord's sole discretion, except that Landlord must be reasonable in its determination with respect to whether to grant its consent to any Additional Work Material Alterations or the construction thereof which would affect the HVAC, electrical, fire protection, plumbing, mechanical, life safety or elevator systems of the Building (other than the distribution portions of such systems located within the demised premises) notwithstanding that such are characterized as Additional Work Material Alterations pursuant to Section 32.06(f) (iii) hereof, it being understood and agreed that it shall be deemed reasonable for Landlord to withhold its consent on the advice of its reputable engineer or architect. In addition, Landlord agrees that it shall not unreasonably withhold its approval to any working plans and specifications to the extent the same are shown on, or are reasonably within the immediate scope of the work shown on, the preliminary plans and specifications approved or deemed approved by Landlord pursuant hereto. Any withholding of Landlord's consent in circumstances where Landlord has agreed to be reasonable shall include a written explanation of the grounds therefor in reasonable detail which specifically references the specific aspects of Tenant's plans and specifications which are unacceptable.

      32.07. In connection with the performance of the Additional Work, in the event of any inconsistency between the provisions of this Article 32 and the provisions of Article 3 hereof, the provisions of this Article 32 shall control.

                                  ARTICLE 33.

                             INTENTIONALLY DELETED

                                  ARTICLE 34.

                          OPTION FOR ADDITIONAL SPACE

      34.01. Provided that Tenant is Meeting the Threshold Level at the time of the exercise of the within option and at the time of the Rent Commencement Date for the Option Space, as such term is hereinafter defined, Tenant shall have the option to include in the premises demised under this Lease the portion of the eighth (8th) floor of the Building shown by hatching on Exhibit L annexed hereto and made a part hereof (the "Option


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

Space") being the entire rentable area of the eighth (8th) floor of the Building less such portion thereof shown by crosshatching on Exhibit L annexed hereto (the "Eighth Floor Access Space") as Landlord shall require in order to have complete access and entry for it, its Affiliates and its and their officers, employees, agents, contractors (and the employees of such agents and contractors), guests and invitees (collectively, the "Permitted Parties") from the bridge (the "Pedestrian Bridge") connecting One Madison Avenue, New York, New York and the Building over, through and across the Eighth Floor Access Space. Landlord reserves an easement through the Option Space for emergency egress for the Permitted Parties, and may install a door or doors only for such emergency egress into the Option Space, which doors shall be tied into, or connected with, the Building's Class E life safety system through Tenant's security system. Landlord also reserves an easement for the installation and maintenance of conduits, to be installed by Landlord above the dropped ceiling of the Option Space prior to the delivery by Landlord to Tenant of the Option Space, and Landlord shall be entitled to access, at all reasonable times and when necessary in an emergency, to the Option Space in order to gain access to such conduits at all times. Landlord shall use its reasonable efforts to minimize interference with the operation of Tenant's business at all times during such access. In order to exercise the option on the Option Space, Tenant must give Landlord written notice of the exercise of said option at least twelve
(12) months prior to the date upon which Tenant would like to have the Option Space included in the demise of this Lease, which inclusion date may be at any time Tenant elects in such notice, provided the inclusion date is expressly set forth in such notice and further provided that the inclusion date is between January 1, 2000 and December 31, 2002. Landlord shall deliver the Option Space to Tenant vacant and in its then "as is" condition as of the date of such delivery (damage by fire or other casualty which Tenant is not obligated to restore under this Lease excluded and except that Landlord shall perform the Access Work (hereinafter defined), which delivery shall (subject to Landlord's ability to gain such possession of said space (and Landlord shall use reasonable efforts to regain possession of such space, including commencement and prosecution of holdover proceedings, as necessary) and the terms and conditions of Article 25 of this Lease) be made by Landlord to Tenant no (y) later than the date that is eighteen (18) months subsequent to the inclusion date elected by Tenant in its notice to Landlord or (z) earlier than the inclusion date elected by Tenant in its notice to Landlord. The "Access Work" shall consist of the installation of Building standard fire rated walls to separate the Option Space from the Eighth Floor Access Space, and the installation of a fire door connecting the Eighth Floor Access Space and the Option Space. The Rent Commencement Date for the Option Space shall be the date Landlord delivers vacant possession of said space to Tenant.


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

Effective as of the Rent Commencement Date for the Option Space, said space shall (automatically and without the necessity of the execution of any further documentation but Landlord, at its option, may require Tenant to enter into a written memorialization thereof) be included in the demise of this Lease on the following terms and conditions:

            (a) Basic annual rent for the Option Space shall be initially determined by multiplying (y) the number of rentable square feet contained in the Option Space (based on Exhibit G) times (z) the per square foot basic annual rent payable on the Pedestal Space as of the Rent Commencement Date for the Option Space. In other words, basic annual rent for the Option Space shall be initially determined by dividing (i) the basic annual rent payable on the Pedestal Space (as of the Rent Commencement Date for the Option Space) by (ii) the number of rentable square feet of Pedestal Space (based on Exhibit G) as of said date and then multiplying that quotient (expressed in dollars) by the number of rentable square feet contained in the Option Space (based on Exhibit
G), the product of which multiplication shall be expressed in dollars and which basic annual rent shall increase by Three and no/100 ($3.00) Dollars per rentable square foot of Option Space (based on Exhibit G) per year on the first day of each of Lease Years 6, 11 and 16;

            (b) Subject to the provisions of Section 28.08 hereof, Tenant's Proportionate Share shall be increased by the quotient (expressed in a percentage) obtained by dividing the number of rentable square feet contained in the Option Space (based on Exhibit G), by 2,184,552 rentable square feet based on Exhibit G hereof, and Tenant's Operating Proportionate Share shall be increased by the quotient (expressed as a percentage) obtained by dividing the number of rentable square feet contained in the Option Space (based on Exhibit
G), by 2,125,395 rentable square feet based on Exhibit G hereof; and

            (c) Tenant shall not be entitled to any construction or other allowance or concession or any free rent period, but Tenant shall, promptly subsequent to its acceptance of possession of the Option Space and commencement of the payment of the basic annual rent thereon, be given a cash payment by Landlord equal to the Differential. In the event that the 8th floor space was being used by Landlord or any of its Affiliates at the time of Tenant's exercise of its option on the Option Space, then the Differential shall be reduced by the aggregate amount of the actual costs and expenses incurred or expended by Landlord or any of its Affiliates in relocating the furniture, equipment, personalty and other movable installations of Landlord and/or its Affiliates from the 8th floor to any one or more locations in the States of New York, Connecticut or New Jersey,


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

which relocation costs and expenses shall be limited to the costs and expenses of disconnecting, disassembling, packing and moving said items from the Building and the costs and expenses of moving said items to their new locations, the costs and expenses of unpacking and, where necessary, the costs and expenses of reassembly, reconnection and reinstallation. Promptly after the commencement of the term of this Lease in respect of the Option Space, Tenant shall connect the Option Space into Tenant's Systems (including, without limitation, electricity and air-conditioning systems) and Landlord shall, on the basis provided in
Article 27, cause the elevator bank "G" to service the Option Space and no other non-Dedicated Elevator shall thereafter service the Option Space.

      34.02. Landlord has informed Tenant that Landlord currently intends to install in the Eighth Floor Access Space a staircase from the Eighth Floor Access Space to the ninth (9th) floor of the Building, and an elevator from the Eighth Floor Access Space to the ninth (9th) floor of the Building. If Landlord shall install such elevator, Landlord shall require the installation of a shaft from the floor through the ceiling of the seventh (7th) floor of the Building. Such shaft shall be in the location designated on Exhibit L-1 annexed hereto and made a part hereof, or in such other location reasonably mutually agreeable to Landlord and Tenant. In no event shall such shaftway be larger than ten (10) feet by ten (10) feet on the floor of the seventh (7th) floor of the Building. Tenant shall permit Landlord access to the seventh (7th) floor of the Building on an after Business Hours basis as is necessary or reasonably desirable for the construction of the shaft and the commencement of the installation of the elevator. Landlord agrees to use its diligent efforts to minimize inconvenience and interruption to Tenant's business in connection with the construction of the foregoing. From and after the date of the commencement of the installation of such shaft, the basic annual rent, Tenant's Proportionate Share and Tenant's Operating Proportionate Share shall be reduced based upon floor area of the seventh (7th) floor of the Building taken by such shaft, and such area shall thereafter no longer be deemed to be a part of the demised premises.

                                  ARTICLE 35.

                                NAME OF BUILDING

      35.01. Landlord shall, except as provided otherwise in Section 35.02 hereof, have the full right at any time to name and change the name of the Building and to change the designated address of the Building, it being understood that, subsequent to the expiration of the third lease year, if Tenant has not there-tofore requested the Building be named as provided in Section 35.02 hereof or if, at any time, Tenant is not then Meeting the Threshold Level, Tenant's right to name the Building shall be terminated and forever be fully extinguished, and the Building may be named by Landlord after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building, provided, however, that if Landlord names the Building in the name of a tenant of the Building (other than Tenant), such other tenant must then be leasing (directly or under subleases) at least five hundred thousand (500,000) square feet of space in the Building.

      35.02. Subject to compliance with all Legal Requirements and requirements of any governmental or quasi-governmental authority, Landlord agrees that, at Tenant's request, the Building will, if and for as long as Tenant shall be Meeting the Threshold Level, be named the "CS First Boston Building" the "Credit Suisse Building" or the "First Boston Building", provided such (i) request by Tenant to name the Building is made by Tenant prior to the expiration of the third (3rd) Lease Year and (ii) naming would not jeopardize or risk or cause the loss of the Building's status as a landmark qualifying the Building for Rehabilitation Tax Credits and eligibility for abatement, deferral and/or reduction of taxes under the ICIP Law. Nothing contained in this Article 35 or anywhere else in this Lease shall prevent or preclude Landlord from marketing the Building as the "11 Madison Avenue Building" or some other derivative making use of 11 Madison Avenue as the address of the Building.

                                  ARTICLE 36.

                          INVALIDITY OF ANY PROVISION

      36.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be held invalid or unenforceable to any extent, the remaining terms, covenants, conditions or provisions of this Lease, or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.


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

                                  ARTICLE 37.

                                    CAPTIONS

      37.01. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

                                  ARTICLE 38.

                              ESTOPPEL CERTIFICATE

      38.01. Landlord and Tenant shall, without charge, at any time and from time to time, within ten (10) business days after request by the other party, deliver a written instrument to the requesting party or any other person, firm or corporation specified by the requesting party, duly executed and acknowledged, certifying, as applicable:

                  (a) that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification;

                  (b) whether or not, to the knowledge of the certifying party, there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, provisions, covenants, or conditions of this Lease and any modification thereof upon the part of the certifying party to be performed or complied with, and, if so, specifying in reasonable detail the specific facts, aspects of, circumstances or basis of the same;

                  (c) the dates to which the basic annual rent, additional rent
            (including, without limitation, Special Additional Rent), and other charges hereunder have been paid; and

                  (d) whether the term of this Lease has commenced and rent
            become payable thereunder, and whether Tenant has accepted possession of the demised premises.

If Tenant should fail to deliver the requested estoppel certificate within the foregoing ten (10) business day period, Landlord may serve a second notice on Tenant specifying that Tenant's failure to deliver the same within ten (10) business days of Tenant's receipt of that notice shall, at Landlord's option, be, and be deemed, an Event of Default under this Lease and any failure by Tenant to deliver the same within such ten

(10) business day period shall, at Landlord's option, be deemed to be an Event of Default hereunder.

      38.02. Tenant agrees that it will pay no rent under this Lease more than one (1) month in advance of its due date.

                                  ARTICLE 39.

                                MORTGAGE RIGHTS

      39.01. Tenant agrees that in the event of any act or omission by Landlord which would give Tenant the right under this Lease to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise such right (i) until Tenant has given written notice of such act or omission to the holder of the Mortgages, overleases and ground leases whose name and address has been supplied to Tenant and which continue in existence and (ii) until a period of thirty (30) days beyond the time available to Landlord under this Lease in which to cure the breach or default by Landlord has elapsed. The holder of any Mortgage, overlease and ground lease shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default or default by Landlord, except to the extent that any such holder agrees to undertake otherwise in writing. In addition, as to any breach or default by Landlord the cure of which requires possession and control of the Building, provided only that the holder of such Mortgage, overlease or ground lease undertakes to Tenant by written notice to Tenant within thirty (30) days after receipt of Tenant's notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, such holder's cure period shall continue for such additional time as may reasonably be required to either (a) obtain possession and control of the Building and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

      39.02. The provisions of Section 39.01 hereof shall be subject to the provisions of any subordination, non-disturbance and attornment agreement which may be entered into, and the provisions of such agreement shall prevail in the event of any conflict.


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                                  ARTICLE 40.

                                     BROKER

      40.01. Landlord and Tenant represent and warrant to each other that each has not dealt with any agents or brokers in connection with this Lease and/or the demised premises and/or the Building except Edward S. Gordon Company, Inc. ("ESG"), whose compensation, commissions and fees, if any, Tenant agrees to pay, and Cushman & Wakefield, Inc. ("C&W"), whose compensation, commissions and fees, if any, Landlord agrees to pay, and that this Lease was not brought about or procured through the use, negotiation and/or instrumentality of any other agent or broker. Landlord and Tenant each covenant and agree to pay, indemnify and hold the other harmless from and against any and all claims for fees, commissions and other compensation made by any other agent or agents based on any dealings between Landlord or Tenant and to which the applicable party is indemnifying the other, as the case may be, together with all costs and expenses incurred by Landlord or Tenant in resisting such claims (including, without limitation, reasonable attorneys' fees). The obligations of Landlord and Tenant under this Article 40 shall survive the expiration or termination of this Lease.

                                  ARTICLE 41.

                                RENEWAL OPTIONS

      41.01. (a) Provided no Monetary Default then exists and Tenant is not otherwise in default hereunder (subsequent to any required notice and the expiration of any cure period) at the time of the exercise of the within applicable option and Tenant, as of each of the date that Tenant exercises the option and the commencement date of the extension term, occupies at least two hundred thousand (200,000) rentable square feet of the Tower Space (including any space which Tenant would be occupying but for (x) the untenantability thereof or (y) the then actual performance therein of Improvements for Tenant's own use), Tenant shall have the right to extend the term of this Lease as it relates to the Tower Space through the expiration date of the Lease as it relates to the Pedestal Space (i.e., through the twentieth (20th) Lease Year so that the term of the Lease as it relates to the Tower Space shall be coterminous with the initial term of this Lease on the Pedestal Space), which extension period is hereinafter referred to as the "Tower Space Extension Term". In connection with Tenant's exercise of its option to extend as provided in this
Section 41.01, Tenant shall have the right to extend the term of this Lease on all of the Tower Space demised under this Lease as of the exercise of its option or less than all such space provided (a) such lesser amount (i) contains at


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least 200,000 rentable square feet of space, (ii) consists of entire floors of contiguous space (except that the lowest floor of the contiguous space may, at Tenant's option, be a half floor so long as such half floor is located in the easterly half of the Building) and (iii) consists of the highest floors demised to Tenant as of Tenant's exercise of said option and (b) Tenant specifies in its notice of the exercise of the option the space on which it is exercising said option. The within described option shall be exercisable only in the following manner:

            (b) Tenant shall, no earlier than thirty-six (36) months, nor later than twenty-four (24) months, prior to the expiration date of the initial term of this Lease of the Tower Space, give to Landlord written notice, pursuant to and in accordance with the terms of Article 26 hereof, of Tenant's election to extend this Lease on the terms, covenants, terms, provisions, agreements and conditions as hereinafter provided in Sections 41.02 and 41.03. In the event of the failure of Tenant to give notice in accordance herewith, Tenant's right to extend shall be conclusively deemed to have been waived and the term of this Lease as it relates to the Tower Space shall not be extended beyond the then established expiration date provided for under this Lease. At the request of either party following the exercise of the option to extend on the Tower Space, both parties agree to execute a confirmatory agreement confirming the extension and the newly extended expiration date. Following the exercise of the option to extend for the Tower Space Extension Term, there shall be no further rights on the part of Tenant to further extend this Lease of the Tower Space other than as provided in Section 41.04. The parties agree that the time and limitations upon the exercise by Tenant of the option to extend and the option on the Option Space shall be deemed of the essence.

      41.02. The Tower Space Extension Term shall be on the same covenants, terms, provisions, agreements, and conditions as the initial term of this Lease on said space (other than provisions relating to the performance of Landlord's Work, the Additional Work and provisions relating to Tenant's right to occupy the demised premises free of rent or additional rent and be without any construction allowances or credits) except that there shall be no right to renew this Lease of said space other than as is provided in Section 41.04, and the basic annual rent for the Tower Space on which the Tower Space Extension Term was exercised shall, for each of the (i) first five (5) Lease Years of the Tower Space Extension Term, be the product (expressed in dollars) obtained by (a) multiplying the number of rentable square feet of Tower Space (based on Exhibit
G) as to which the Tower Space Extension Term was exercised times (b) $15.32 and
(ii) last five (5) Lease Years of the Tower Space Extension Term, be the product (expressed in dollars) obtained by (a) multiplying


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the number of rentable square feet of Tower Space (based on Exhibit G) as to which the Tower Space Extension Term was exercised times (b) $18.32.

      41.03. Notwithstanding anything to the contrary contained anywhere in this Lease, in the event Tenant exercises the option for the Tower Space Extension Term on less than all of the Tower Space (the space on which the Tower Space Extension Term is not exercised is hereinafter referred to as the "Unexercised Tower Space") or Tenant does not exercise the option for the Tower Space Extension Term, (i) Tenant, at its sole cost and expense and prior to the expiration of the tenth (10th) Lease Year, shall arrange for disconnection of the air conditioning and electrical systems that are part of Tenant's Systems servicing the Tower Space from those portions of Tenant's Systems servicing the Pedestal and Concourse Space (the connection of such systems to the Building's air conditioning and electrical systems shall be arranged and paid for by Landlord), (ii) the HVAC equipment, including, without limitation, chiller Unit II (as the same is identified on the Drawings and Specifications), the chilled water and condenser water units and risers, and electrical equipment that were part of Tenant's Systems serving the Tower Space and those portions of the Mechanical Space or other areas of the demised premises in which said equipment is located (and appropriate access thereto) shall, without cost or charge to Landlord, be turned over in "as is" condition (as the same is identified on the Drawings and Specifications) (except that chiller Unit II shall be delivered in a condition ready and capable to perform at specifications not less than those set forth in Section 27.04(g) hereof) to, and be deemed under the exclusive ownership and control of, Landlord as of the last day of the tenth (10th) Lease Year, who shall be entitled to use such equipment, systems and space to service the Tower Space and such portions of the Building as Landlord shall, from time to time, elect, (iii) the electrical capacity that had previously been used by Tenant, and allocated to the Tower Space (y) for operation of the systems to be turned over to Landlord and (z) to furnish light and power to the Unexercised Tower Space shall be similarly turned over by Tenant, at Tenant's sole cost and expense, to Landlord, (iv) Tenant's right to the exclusive use and demise of the elevator lobby on the first floor serving the Tower Space shall cease and terminate as of the expiration of the tenth (10th) Lease Year and Tenant shall (if it is still entitled to the use and location of a security desk in the lobby) modify or remove Tenant's Security Desks, as said term is hereinafter defined, and modify Tenant's other security arrangements in such manner as shall be reasonably acceptable to Landlord so that Landlord, Landlord's Affiliates and the tenants or occupants of the Unexercised Tower Space and its and their contractors, agents, customers, guests, invitees, officers and employees (and the employees and officers of such agents and contractors) shall


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have appropriate access across the lobby and to the elevators in the elevator bank servicing the demised premises and (v) the basic annual rent shall be reduced to reflect the elimination of the portion of the Mechanical Space attributable to the operation of the chiller and related systems turned over to Landlord. In the event Tenant exercises the option for the Tower Space Extension on less than all of the Tower Space, then (1) Landlord shall, commencing on the commencement of the Tower Space Extension Term and Tenant's compliance with clauses (i) through (iii) of this Section 41.03, furnish to the Tower Space on which the Tower Space Extension Term was so exercised, the air-conditioning and ventilation services referred to in Article 27 of this Lease on the basis and to the extent therein provided and (2) Operating Expenses shall, commencing with the date Landlord commences providing the services described in clause (2) of this sentence, also include Landlord's cost of furnishing such services to Tenant and/or the other tenants or occupants of the Building and the cost of maintaining and repairing (including deferred maintenance) the Building Systems furnishing such services to Tenant and/or the other tenants or occupants of the Building. As used herein, the term "Tenant's Systems" means all plants, machinery, equipment, trade fixtures and personal property which becomes part of the real property by incorporation therein, including, but not limited to, any ventilating and air conditioning systems, communications and telecommunications apparatus, electrical equipment and all equipment and materials and any ancillary cabling and wiring used in connection therewith or necessary for the use thereof, designed or used exclusively for Tenant's sole use or for systems owned by Tenant or systems dedicated to Tenant's sole and exclusive use or which Tenant has a right, under this Lease, to operate.

      41.04. (a) Provided that (i) no Monetary Default exists at the time of the exercise of the within option, (ii) Tenant is not otherwise in default hereunder (subsequent to any required notice and the expiration of any applicable cure period) at the time of the exercise of the within applicable options, and (iii) Tenant, as of the date it exercises the applicable option, is Meeting the Threshold Level, Tenant shall have the right to extend the term of this Lease for three (3) successive extension periods of five (5) years each (hereinafter referred to individually as an "Extension Term" and collectively as the "Extension Terms"), the first of which periods (hereinafter referred to as the "First Extension Term") shall commence on the day following the last day of the initial lease term (provided the initial lease term shall not have been theretofore terminated), the second of which periods (hereinafter referred to as the "Second Extension Term") shall commence on the day following the last day of the First Extension Term (provided the First Extension Term shall not have been theretofore terminated) and the third of which periods (hereinafter referred to as the


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"Third Extension Term") shall commence on the day following the last day of the
Second Extension Term (provided the Second Extension Term shall not have been theretofore terminated). In connection with Tenant's exercise of its option to extend as provided in this Section 41.04, Tenant shall have the right to extend the term of this Lease on all of the then demised premises demised under this Lease as of the exercise of its option or less than all such space provided (A) such lesser amount (i) contains at least 200,000 rentable square feet of space,
(ii) consists of entire floors of contiguous space in each block of space, Pedestal, Tower and Concourse (except that the lowest floor of the block of Tower Space, the highest floor of the block of Pedestal Space and the lowest or highest floor of the block of Concourse Space, may, at Tenant's option, each be a half floor so long as each such half floor is located in the easterly half of the Building), (iii) consists of no more than one (1) block each of (x) Tower Space, (y) Pedestal Space and/or (z) Concourse Space, (iv) in the case of the Tower Space, must be the highest floors in the Tower Space then demised to Tenant and (v) in the case of the Pedestal Space, must be the lowest floors in the Pedestal Space then demised to Tenant, and (B) Tenant specifies in its notice of the exercise of the option, the space on which it is exercising said option. The within described option shall be exercisable only in the following manner:

            (b) Tenant shall, no later than twenty-four (24) months, prior to the last day of the (i) initial term of this Lease, in the case of the First Extension Term, (ii) First Extension Term, in the case of the Second Extension Term and (iii) Second Extension Term, in the case of the Third Extension Term, give to Landlord written notice, pursuant to and in accordance with the terms of
Article 26 hereof, of Tenant's election to extend this Lease on the covenants, terms, provisions, agreements and conditions as hereinafter provided in Section
41.05. In the event of the failure of Tenant to give notice in accordance herewith, Tenant's right to extend shall be conclusively deemed to have been waived and the term shall not be extended beyond the then established expiration date provided for under this Lease. At the request of either party following the exercise of an appropriate option to extend, both parties agree to execute a confirmatory agreement confirming the extension and the newly extended expiration date. Following the exercise of the option to extend for the First Extension Term, there shall be no further rights on the part of Tenant to further extend this Lease other than for the Second Extension Term and Third Extension Term. Following the exercise of the option to extend for the Second Extension Term, there shall be no further rights on the part of Tenant to further extend this Lease other than for the Third Extension Term. Following the exercise of the option to extend for the Third Extension Term, there shall be no further right on the part of Tenant to further extend this Lease. The


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Unexercised Space shall be similarly turned over by Tenant, at Tenant's sole cost and expense, to Landlord, (iv) Tenant's right to the exclusive use and demise of any elevator lobby on the first floor serving the Unexercised Space shall, if not theretofore terminated, cease and terminate as of the expiration of the then term of this Lease and Tenant shall (if it is still entitled to the use and location of a security desk in the lobby) modify or remove Tenant's Security Desks and repair the damage caused thereby, and modify Tenant's other security arrangements in such manner as shall be reasonably acceptable to Landlord so that Landlord and the tenants or occupants of the Unexercised Space and its and their contractors, agents, customers, guests, invitees, officers and employees shall have appropriate access across the lobby and to the elevators in the elevator banks servicing the demised premises and (v) its basic annual rent shall be reduced to reflect the elimination of the portion of the Mechanical Space attributable to the operation of the chiller and related systems turned over to Landlord. In the event Tenant exercises an option for an Extension Term on less than all of the space then demised to Tenant, then Landlord shall, to the extent it is not then supplying HVAC services to said space and commencing on the commencement of the said Extension Term and Tenant's compliance with clauses (i) through (iv) of this Section 41.05, furnish to the portions of the demised premises on which the applicable Extension Term was so exercised, the air-conditioning services referred to in Article 27 on the basis and to the extent therein provided.

            (c) Notwithstanding anything hereinbefore contained to the contrary, Tenant's right to operate and control those portions of Tenant's Systems servicing the Pedestal Space and Concourse Space shall, at Landlord's option, cease and discontinue on the same basis and in the same manner as is provided in
Section 27.04(f) and Section 41.05(b) of this Lease upon the earlier of (i) the expiration of the initial term of this Lease on said space or (ii) the date Tenant ceases operation of a so-called "trading operation" in the Pedestal Space.

      41.06. Notwithstanding anything hereinbefore contained to the contrary, "fair market basic annual rent" shall be determined in accordance with the procedures set forth in Article 42 and shall mean the basic annual rental that a tenant would pay for the direct initial (i.e., non-renewal) lease of the premises that is the subject of such a determination under this Article 41 (the "Applicable Premises"), taking into account (and disregarding, as applicable) the factors described in this Section 41.06 and Section 41.07 hereof, and assuming, subject to this Section 41.06 and Sections 41.07 and 42.01 hereof, that the Applicable Premises were being hypothetically rented on the open market to a third party in its then "as is" condition (i.e., without any further


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Landlord's work, rent concessions or construction or other allowance) on a direct basis.

      41.07. Each appraiser selected by Landlord or Tenant and any referee selected pursuant to Section 42.02 of this Lease are hereby directed to include the following (as well as any other factors either of such appraisers or the referee deems relevant) criteria in their respective determinations of fair market basic annual rent: (i) the unique physical characteristics of the Building (other than those installed by or on behalf of, or paid for, by Tenant), (ii) the amount of power available to the Building and to Tenant, (iii) the signage and name of the Building, (iv) the size and ceiling heights of the trading floors, (v) the then "as is" condition of the Applicable Premises, (vi) the size of the Building and Applicable Premises, (vii) access, location and all other factors unique to the Building and (viii) the services to be provided by Landlord to Tenant and the costs thereof and those services which Tenant provides for itself, as well as those items that Tenant is, by the terms of this Lease, required to pay directly to the provider of such services or to reimburse Landlord, including, without limitation, Taxes and Operating Expenses. In no event, however, shall any appraiser selected by Landlord or Tenant, or any referee selected pursuant to Section 42.02 of this Lease, consider or make any increase or decrease in the fair market basic annual rent for the Applicable Premises in connection with any of the following factors which shall be disregarded: (1) the additional value of the Applicable Premises, if any, based on special quality of Tenant's Work and Tenant's Property in the Applicable Premises, or any decrease in value as a result of the age or obsolescence of the foregoing items or the wear and tear thereon or (2) the fact that Tenant is an existing tenant then in occupancy exercising a right of extension rather than considering the basis of the transaction to be a new transaction between a new landlord and a new tenant.

                                  ARTICLE 42.

                      COMPUTATION OF BASIC ACTUAL RENT FOR
                      EXTENSION TERMS AND FOR OPTION SPACE

      42.01. In the event Tenant exercises (i) any or all of the extension options set forth in Section 41.04, then the fair market basic annual rent for the applicable Extension Term shall be determined as of the first day of the applicable Extension Term (each of which shall be referred to as a "Computation Date"). In this regard, no earlier than one hundred eighty (180) days and no later than ninety (90) days prior to each Computation Date, which ninety (90) day period is hereinafter referred to as an "Exchange Period", Landlord and Tenant will each submit to the


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other a statement of their respective determinations of the fair market basic annual rent for the demised premises as of the relevant Computation Date for the applicable Extension Term (hereinafter individually referred to as the "Computation Period" and collectively as the "Computation Periods"), which statements shall show how their respective determinations were derived. Each party's determination of the fair market basic annual rent shall give due consideration to the rent and additional rent (adjusted by all rent and construction allowances, concessions and credits) then being charged by owners (including Landlord) of First-Class Office Buildings.

      42.02. In the event that after the exchange of the statements as above provided, the parties hereto are unable to agree upon the fair market basic annual rent as of the applicable Computation Date for the applicable Computation Period, the parties shall (within fifteen (15) days after the last of the statements were exchanged, but in no event more than fifteen (15) days subsequent to the expiration of the applicable Exchange Period) meet and attempt to agree on the fair market basic annual rent as of the applicable Computation Date for the applicable Computation Period. If the parties hereto cannot (within ten (10) days of their first meeting, but in no event later than thirty (30) days subsequent to the expiration of the applicable Exchange Period) agree on the fair market basic annual rent as of the applicable Computation Date for the applicable Computation Period, they shall attempt to agree on a referee to determine the matter. The referee must be either a SREA or MAI of the Appraisal Institute with at least ten (10) years of commercial leasing experience for major office buildings in the County of New York, New York. If the parties hereto cannot agree on the appointment of a referee within forty-five (45) days subsequent to the expiration of the applicable Exchange Period, either party may request the President of The Real Estate Board of New York, Inc. to appoint a referee meeting the foregoing requirements. If the President of The Real Estate Board of New York, Inc. shall refuse to appoint such referee or if The Real Estate Board of New York, Inc. shall then no longer be in existence, either party hereto on behalf of both, may apply to the Supreme Court in the County of New York for the appointment of such referee, and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make such appointment. The referee's sole discretion in determining the matter shall be limited to selecting one of the fair market basic annual rent valuations originally submitted by the parties hereto during the applicable Exchange Period. In other words, the referee cannot submit an independent valuation of his own but must determine the matter solely on which fair market basic annual rent valuation submitted by each of the parties hereto during the applicable Exchange Period more closely conforms with his valuation of the fair market basic annual rent for the


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applicable Computation Period. The referee's decision, determined as provided in this Article 42, shall be conclusive and binding on the parties, shall constitute an "award" by the referee within the meaning of the American Arbitration Association rules and applicable laws and judgments may be entered and enforced thereon upon the application of either party to the Supreme Court of the County of New York. Each party shall pay its own fees and expenses relating to the engagement of its respective appraisers, counsels and experts, and each party shall pay one-half (1/2) of the fees and expenses of the referee and, if applicable, the fees and expenses of The Real Estate Board of New York, Inc. in appointing the referee and the fees and expenses involved should either party make application for an order of judgment for or by the Supreme Court of the Court of New York in connection with the referee's award.

      42.03. In the event the computation of the fair market basic annual rent under this Article 42 is not determined until after the applicable Computation Date, Tenant shall continue paying the basic annual rent and additional rent that had been payable in the last Lease Year prior to the applicable Computation Date, and at such time as the basic annual rent is determined, (1) the basic annual rent shall be retroactively adjusted to the applicable Computation Date,
(ii) the parties shall (within ten (10) days of written demand made by one on the other for a reconciliation of the basic annual rent paid by Tenant for the period commencing on the applicable Computation Date through the date preceding the date Tenant commences the payment of the basic annual rent in the recomputed amount, the "Interim Period") reconcile the amount paid by Tenant for the Interim Period, and if Tenant shall have overpaid for the Interim Period, Landlord shall credit the overage to the next payment of basic annual rent payable under this Lease (provided that if such overpayment exceeds one (1) month's payment of basic annual rent as so recomputed, Landlord shall, within five (5) business days after such reconciliation, pay to Tenant the amount of such overage), and if Tenant shall have underpaid such amount, Tenant shall immediately pay the deficiency to Landlord and (iii) commencing on the first day of the month following the month in which the reconciliation referred to in the preceding clause (ii) of this Section 42.03 was made, Tenant shall start making monthly installments of basic annual rent in the recomputed amount.


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                                  ARTICLE 43.

                              RIGHT OF FIRST OFFER

      43.01. Subject to the provisions of Section 43.06, provided no Monetary Default then exists and Tenant shall (i) itself not through any person claiming by, through or under Tenant, but including a permitted successor or permitted assign) and its Controlled Affiliates, be Meeting the Threshold Level (including any space which Tenant would be occupying but for (A) the untenantability thereof or (B) the then actual performance therein of improvements for Tenant's or such Controlled Affiliates' own use) and (ii) not otherwise be in default under this Lease (subsequent to any required notice and the expiration of any cure period), then, if at any time and from time to time Landlord shall desire to lease any space ("Offer Space") which is Initially Occupied Space (hereinafter defined), Landlord shall give a notice ("Offer Space Notice") to Tenant of Landlord's desire to lease the Offer Space, which Offer Space Notice shall be deemed an offer to Tenant to lease the Offer Space to Tenant. The term "Initially Occupied Space" shall mean any office space in the Building which has at any time subsequent to the earliest Commencement Date been actually occupied by any tenant, Landlord or an Affiliate of Landlord for the conduct of business.

      43.02. The Offer Space Notice shall set forth the following: (i) the basic annual rental ("Offer Space Rental") and the amount and/or terms of any work letter, tenant allowance, rent concession and/or takeover/takeback obligations and other terms then commonly considered as "monetary obligations" or "monetary terms" (as distinguished from "non-monetary obligations" or "non-monetary terms") which Landlord is then considering for the lease of the Offer Space;
(ii) the estimated date on which Landlord anticipates that the Offer Space shall become vacant and/or available for possession ("Offer Space Effective Date");
(iii) the term (and renewal and/or extension options) of the proposed lease;
(iv) the tax and operating share percentages (and any base years with respect thereto); (v) Landlord's calculation of the rentable square footage of the Offer Space (which calculation shall be consistent with the calculation of the rentable square footage provided for in Exhibit G hereof); (vi) a scaled floor plan of the Offer Space and (vii) the date(s) for the commencement and expiration of such occupancy or use. The factors referred to in the foregoing clauses (i) through (vii) inclusive are hereinafter referred to as the "Rent Factors").

      43.03. Tenant shall have thirty (30) days following Landlord's giving of the Offer Space Notice to deliver to Landlord notice (the "Election to Lease Notice") of Tenant's


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desire to exercise its right under this Article 43 (the "Right of First Offer")
to lease from Landlord the Offer Space for the Offer Space Rental and, subject to Section 43.04(a), the other terms and conditions required to be set forth in the Offer Space Notice. The failure or refusal of Tenant for any reason whatsoever to deliver to Landlord the Election to Lease Notice in the time and manner herein prescribed shall, subject to Section 43.05 below, be deemed an irrevocable waiver of Tenant's Right of First Offer as to the particular transaction and to any future lease and offer to lease the Offer Space in question, whereupon Tenant's Right of First Offer with respect to such Offer Space shall lapse and be of no further force or effect unless thereafter Landlord desires to lease such Offer Space together with any other Offer Space, in which case the Right of First Offer shall be deemed in effect with respect to such other transaction, notwithstanding that the Offer Space as to which the Right of First Offer had theretofore been deemed waived comprises a portion of the new space.

      43.04. (a) If Tenant shall timely and in the manner herein prescribed deliver its Election to Lease Notice, the parties hereto shall, at Landlord's request, either enter a new lease for such space or enter into a modification of this Lease incorporating such space into this Lease, on the terms and conditions specified in Landlord's offer (except that, if applicable, Tenant shall not be required to pay any rent thereunder attributable to Taxes in a manner different from that provided in this Lease, and the rent provisions shall be appropriately redefined to reflect the same), and, to the extent feasible, Tenant shall, to the extent Tenant is still entitled to, and does, operate Tenant's Systems, have the right (but not the obligation), at Tenant's sole cost and expense, to connect the Offer Space to Tenant's Systems.

            (b) Landlord's estimate of the Offer Space Effective Date as set forth in the Offer Space Notice shall not be binding upon Landlord. If Landlord is unable to deliver vacant possession of the Offer Space to Tenant for any reason on or prior to such date, Landlord shall use reasonable efforts to deliver vacant possession of the Offer Space to Tenant as soon thereafter as possible, including the institution and prosecution of holdover or other appropriate actions or proceedings against any tenant(s) of the Offer Space. The Offer Space Effective Date shall then be the later of thirty (30) days after Landlord gives Tenant notice of the date on which vacant possession is to be delivered to Tenant and the date on which Landlord is able to so deliver vacant possession and Landlord shall not be subject to any liability and this Lease shall not be impaired under such circumstances, provided that Landlord shall have made reasonable efforts to timely deliver vacant possession of the Offer Space as aforesaid. For purposes of the preceding sentence, the prompt


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and diligent prosecution of appropriate holdover proceedings to obtain such vacant possession shall be deemed to constitute reasonable efforts. Nothing in this Article 43 is intended to or shall be deemed to obligate Landlord to pay any consideration to obtain vacant possession of the Offer Space, and Landlord's unwillingness to do so shall not be considered a failure to exercise reasonable diligence. Tenant hereby waives any right to rescind this Lease or the new lease for the Offer Space under the provisions of Section 223(a) of the Real Property Law of the State of New York, and agrees that the provisions of this Article 43 are intended to constitute "an express provision to the contrary" within the meaning of said Section 223(a).

            (c) Notwithstanding the foregoing, if Landlord is unable to deliver vacant possession of the Offer Space to Tenant for any reason on or prior to the date (the "Outside Date") that is two hundred seventy (270) days subsequent to the date Landlord estimated as the Offer Space Effective Date in the Offer Space Notice, Tenant, at its option and upon written notice to Landlord, may (i) cause the cancellation of the inclusion of the Offer Space in the demised premises by notice to Landlord given at any time within ninety (90) days subsequent to the Outside Date unless possession of the Offer Space is delivered prior to Landlord's receipt of Tenant's notice or (ii) extend the Outside Date to the date set forth in Tenant's notice provided such date is no more than one hundred eighty (180) days subsequent to the Outside Date. Landlord will give Tenant a non-binding thirty (30) day advance notice that the Offer Space will be available for delivery of vacant possession. If Landlord believes in good faith that Landlord will not obtain vacant possession of the Offer Space on or prior to the Outside Date (as such date may be extended pursuant to clause (ii) of this Section 43.04(c)), Landlord will give notice thereof to Tenant together with Landlord's reasonable estimate of the date that it anticipates Landlord can deliver the Offer Space to Tenant, who shall have thirty (30) days thereafter as Tenant's sole right in such circumstances to advise Landlord that Tenant elects either to cancel this Lease with respect to the Offer Space or to extend the Outside Date to the date set forth in Landlord's notice. If Tenant extends the Outside Date, Landlord shall exercise and continue to exercise reasonable diligence to obtain such vacant possession. This procedure shall be repeated until either Landlord delivers the Offer Space or Tenant elects to cancel the inclusion of the Offer Space, as aforesaid.

      43.05. (a) If with respect to Offer Space described in any Offer Space Notice Tenant shall notify Landlord of Tenant's waiving its Right of First Offer, or if Tenant shall not timely and in the manner prescribed exercise its Right of First Offer, then the following shall apply:


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                  (i) Landlord shall have a period of three hundred sixty-five
(365) days from the expiration of the thirty (30) day period referred to in
Section 43.03 to execute Landlord's proposed new lease ("Proposed New Lease") for the Offer Space, on such terms and conditions as Landlord in its sole and absolute discretion deems in Landlord's best interest free of and without being subject to Tenant's Right of First Offer; provided that (A) the Rent Factors of the Proposed New Lease shall in the aggregate equal (in then current value) at least ninety-five (95%) percent of the then aggregate current value of the Rent Factors set forth in the Offer Space Notice (projecting taxes and operating expenses each to increase at a compounded rate of five (5%) percent per annum) and/or (B) the term of the Proposed New Lease (taking into account any renewal(s) and/or extension(s)) shall not be shorter or longer by more than eighteen (18) months (taking into account any renewal(s) and/or extension(s)) than the term set forth in the Offer Space Notice.

                  (ii) If a Proposed New Lease for the Offer Space is not executed within the said 365-day period, then Tenant's Right of First Offer with respect to the Offer Space in question shall be deemed revived and reinstated with respect to any subsequent desire of Landlord to lease the Offer Space subsequent to said 365-day period, but in no event shall be deemed to revive the terms set forth in the Offer Space Notice.

            (b) Notwithstanding the foregoing, if Landlord shall submit a new Offer Space Notice to Tenant within the 365-day period, then the provisions of subparagraph (a) above shall be deemed to apply to the terms and conditions of the new Offer Space Notice, including the Rent Factors set forth in the new Offer Space Notice, and the terms of this subparagraph (b) shall be applicable to the most recent Offer Space Notice which Landlord has given.

            (c) The fact that Landlord and Tenant may, or in fact do, enter into negotiations after the thirty (30) day period set forth in Section 43.03 above shall not affect the validity or enforceability of the waiver of Tenant's Right of First Offer.

            (d) If, during the 365-day period referred to in subparagraph (a)
(i) above of this Section 43.05, Landlord shall receive an offer for Offer Space for which Landlord has previously submitted an Offer Space Notice to Tenant and which Landlord desires to accept, and (A) the Rent Factors set forth in such offer (the "Proposed Rental") are in the aggregate less (in then current value) than ninety-five (95%) percent of the then aggregate current value of the Rent Factors in the Offer Space Notice (projecting taxes and operating expenses each to increase at a compounded rate of five (5%) percent per annum) and/or (B) the term of the Proposed New Lease (taking into account any


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renewal(s) and/or extension(s) shall be shorter or longer by more than eighteen
(18) months (taking into account any renewal(s) and/or extension(s)) than the Term of this Lease with respect to such Offer Space set forth in the Offer Space Notice, then:

                  (i) Landlord shall submit to Tenant an amended Offer Space Notice (the "Amended Offer Space Notice") with respect to such Offer Space, setting forth the information required to be contained in an Offer Space Notice; and

                  (ii) Tenant shall have ten (10) business days following Landlord's giving of the Amended Offer Space Notice to deliver to Landlord an Election to Lease Notice with respect to such Offer Space as if such Amended Offer Space Notice was an original Offer Space Notice. In the event of a failure or refusal of Tenant for any reason whatsoever to deliver to Landlord said Election to Lease Notice in response to such Amended Space Notice in the time and manner herein prescribed, the provisions of Sections 43.03 and 43.05(a) of this Article shall apply, as though and with the same effect as if Tenant had initially failed or refused to deliver its Election to Lease Notice in response to such Amended Offer Space Notice. In the event Tenant shall timely and in the manner prescribed deliver its Election to Lease Notice in response to such Amended Offer Space Notice, the provisions of Section 43.04 shall apply, as though and with the same effect as if Tenant had initially duly delivered its Election to Lease Notice with respect to such Offer Space on the terms of the Amended Offer Space Notice.

            (e) The Right of First Offer herein set forth is available only to and for initial actual occupancy only by the originally named Tenant (i.e., CS First Boston Corporation) and its permitted successors and assigns under Article 10 of this Lease, and reference in this Article 43 to "Tenant" shall mean, and the rights accorded in this Article 43 shall be available to, only CS First Boston Corporation and such permitted successors and permitted assigns, and to no other person, party or entity whatsoever, including any licensee or subtenant of CS First Boston Corporation and such permitted successors and permitted assigns except that occupancy of said space may include Tenant's Controlled Affiliates.

      43.06. Tenant's Right of First Offer shall not apply to any lease or demise, however characterized, or Landlord's desire to effectuate same, of any space in the Building to or in connection with any of the following:

            (a) as long as Metropolitan Life Insurance Company or a successor thereto by merger, sale or acquisition or any Affiliate of Metropolitan Life Insurance Company or its successor by merger, sale or acquisition shall own the Building,


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to Metropolitan Life Insurance Company or a successor thereto by merger, sale or acquisition or any Affiliate of Metropolitan Life Insurance Company or its successor by merger, sale or acquisition;

            (b) the renewal, extension or replacement of any lease or entering into a new lease with any tenant or occupant or their affiliates under lease for, or any occupant of, any space in the Building with respect to the space demised under said lease or the space so occupied;

            (c) any subleasing under or assignment of any lease for space in the Building;

            (d) a recapture, assignment or subletting to Landlord or any affiliate or nominee of Landlord pursuant to the exercise of such rights by Landlord in any lease, but Tenant's Right of First Offer shall apply to the subsequent leasing or subleasing of such space or any assignment of the lease thereof to others by Landlord, or any Affiliate, other than to other Affiliates of Landlord, and are not otherwise exempt under the provisions of this Section 43.06;

            (e) any space which may comprise all or any part of the Option Space set forth in Article 34 to the extent that the Offer Space Effective Date for the same is on or subsequent to the earlier of (A) the expiration of Tenant's right to elect to include such space in the demise of this Lease pursuant to said Article 34 or (B) Landlord's receipt of the notice of Tenant's election to include the Option Space in the demise of this Lease pursuant to said Article 34; or

            (f) any portion of the demised premises (i) on which the term of this Lease had theretofore expired or had theretofore been earlier terminated or
(ii) which had been theretofore surrendered to, or had been theretofore recaptured by, Landlord.

      43.07. Tenant and Landlord, respectively, shall indemnify, defend and hold harmless the other from any claims for any brokerage commissions or real estate consultant fees and all costs, expenses and liabilities in connection therewith, including attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant or Landlord, as the case may be, with any broker or real estate consultant (other than C&W or ESG) and anyone claiming by, through or under any broker or real estate consultant (other than C&W or ESG) in connection with the granting of the Right of First Offer, the exercise thereof and consummation of the transaction(s) contemplated thereby. The commissions or fees of C&W, if any, shall be paid by Landlord, and the commissions or fees of ESG, if


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any, shall be paid by Tenant, in each event pursuant to separate agreements.

                                  ARTICLE 44.

                                 MISCELLANEOUS

      44.01. Tenant shall, at its sole cost and expense or included as part of the cost of Additional Work if such work is undertaken as part of the Additional Work, have the right to erect (x) two (2) security desks ("Tenant's Security Desks") in the lobby at such locations as Landlord shall designate, which Tenant Security Desks shall, or may, be in addition to the Security Desk for the Building and (y) a tenant identification sign and/or logo (the specifications for which are listed on Exhibit O attached hereto and made a part hereof) on each of the Security Desks, provided Tenant, at its sole cost and expense or included as part of the cost of Additional Work if such work is undertaken as part of the Additional Work, obtains and maintains all municipal or governmental permits, approvals and consents for such signage. The plans and specifications for the design, size, materials and all other aspects of the security desk shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed if (i) such desks are, in the sole discretionary opinion of Landlord and its architects, of a size, style and character in keeping with the design of the lobby of the Building, (ii) the same does not detract from the character, appearance or dignity of the Building as a First-Class Office Building and (iii) the same conform to all requirements relative to obtaining Federal Rehabilitation Tax Credits (unless Landlord has elected not to attempt to obtain such credits). Landlord agrees that Tenant may include in Landlord's Request for Recognition of the Building as a Certified Rehabilitation, which Landlord shall, within a reasonable period of time, submit to the State of New York Historical Preservation Office and the Department of the Interior's National Parks Department, such design and location of Tenant's Security Desks as Tenant may elect, without Landlord's consent, provided, however, that the foregoing shall not be deemed to be a consent by Landlord to such design or location of Tenant's Security Desks. Landlord hereby grants to Tenant an exclusive license revocable only as expressly provided in this Lease to use and enjoy the Security Desks without any imposition or charge other than as is expressly provided for in this Lease except that, in all events, Tenant shall be responsible for the cleaning and maintenance of said areas and for the costs of all utilities consumed in or on such areas. Landlord, at Tenant's expense and upon request of Tenant, shall join in any applications, permits, approvals or certificates required to be obtained by Tenant in connection with the foregoing and shall otherwise reasonably


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cooperate with Tenant in connection therewith, but in no event shall Landlord be required or obligated to execute any application, permit, approval or other certificate that is not factually correct or that would impose any liability on Landlord for performance, inadequate performance, non-performance or failure to perform unless Tenant agrees to fully indemnify Landlord in respect thereof. If Tenant's Security Desks are erected, Tenant shall have the right, at its sole cost and expense, to maintain and, where necessary, make replacements to, Tenant's Security Desks. Except as otherwise expressly provided in this Lease, the cost of manning, maintenance, repair and replacement of Tenant's Security Desks shall be borne solely by Tenant, who shall be responsible for all costs and expenses, including, without limitation, those costs and expenses related to any personnel employed in connection therewith. Notwithstanding the foregoing, Tenant's rights under this Section 44.01 are subject to revocation or modification on the basis provided in Section 41.03 of this Lease, and in all events, such rights shall terminate and be forever fully extinguished if, and at such time as, Tenant shall no longer be entitled to exclusive use of the passenger elevators included in the definition of Dedicated Elevators serving the Pedestal Space (excluding freight elevators). In addition, if Tenant shall no longer have exclusive use of the elevators included in the definition of Dedicated Elevators serving a particular elevator bank, or if Tenant shall no longer have exclusive use of elevator banks "E", "F", or "G", Landlord, at its option, may, at Tenant's sole cost and expense, subject to and in accordance with the provisions of Section 41.03 hereof, (i) remove or relocate any Tenant security desk serving such elevator bank or elevators so as to prevent any impediment to the future access by tenants and visitors of the Building to such elevator bank and (ii) restore any damage caused by such removal or relocation. Except as expressly set forth in Article 35 and 44 hereof, Tenant shall have no right to affix or place any signage or sign on any portion of the Building other than for the interior portions of the demised premises not visible from any point outside of the interior of the demised premises.

      44.02. Tenant may, subject to, and in compliance with, the terms of the Plans for the Additional Work, install and operate, at Tenant's sole cost and expense, on all or any portion of the demised premises, security measures relating to the Dedicated Elevators and elevator entrances servicing only the demised premises. Tenant shall be entitled to link any such measures by electrical or mechanical means to such elevator systems and controls therefor, provided that no such security measures or linkage shall adversely affect the operation of any Building systems insofar as the same serves any areas of the Building besides the demised premises, and no such measures or


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linkage shall diminish or impair the capacities of such elevator systems.

      44.03. (a) Subject to Tenant's compliance with the terms and provisions of this Lease (including, without limitation, Article 32 of this Lease), Tenant shall, pursuant to and in compliance with the Plans for the Additional Work or other plans approved as provided in this Lease, have the right to erect (at the locations shown on Exhibit A-2 hereof), operate, remove, repair, replace and maintain the microwave and satellite communications equipment or antennae shown on the Plans for the Additional Work or other plans approved as provided in this Lease (the "Roof Communications Installation"), provided (i) Tenant promptly repairs any damage to any property, including the Building and Building equipment, caused by such installation, maintenance, operation, repair, removal and replacement, (ii) Tenant removes such Roof Communications Installation excluding any related conduit and cables that, as part of Landlord's approval of the Plans for the Additional Work or other plans approved as provided in this Lease, Landlord advised Tenant that Landlord would, at the expiration or earlier termination of this Lease, require Tenant to remove and repair any resulting damage to the Building and Building equipment at or prior to the expiration date, and (iii) the installation and use of the Roof Communications Installation would not (and does not) unreasonably interfere with use of the roof by Landlord and such other parties as Landlord shall now or hereafter permit to use the roof, subject to the provisions of Section 44.03(b) hereof, for other purposes, including, without limitation, the installation and operation of microwave and satellite communications equipment or antennae (the installation and operation of which shall be covered by subsections (c) and (d) of this Section 44.03). Tenant shall have the right, in common with others, of reasonable access to the roof for the installation, operation, maintenance, repair, replacement and removal of the Roof Communications Installation and related conduits and cables and for the partial or complete replacement of the foregoing, subject to the provisions of this Lease and to such other reasonable conditions imposed by Landlord or such other occupants or tenants of the Building who may be adversely affected thereby. Notwithstanding the foregoing, all roofing and waterproofing related to the installation, repair, replacement and/or removal of the Roof Communications Installation shall be performed by Landlord, and Tenant shall reimburse Landlord for Landlord's Cost thereof. No Roof Communication Installation may be visible from the ground unless such Roof Communication Installation will not operate unless it is placed in a location where it will be visible from the ground, in which event (provided the same will not jeopardize or risk or cause loss of the Building's status as a "Certified Historic Structure" for purposes of Rehabilitation Tax Credits and eligibility for abatement, deferral and/or reduction of taxes under ICIP Laws) it may be placed in a location on the roof of the Building, mutually reasonably determined by Landlord and Tenant, which permits such Roof Communication Installation to operate and minimizes its visibility from the ground.

            (b) If Tenant shall install Roof Communications Installation on the roof pursuant to the terms and conditions of this Section 44.03, Landlord shall not install or operate or permit other tenants or persons to install or operate antennae, communications dishes or other equipment on the roof which will interfere with the use or operation (including the reception and transmission of signals to and from the same) of the Roof Communications Installation.

            (c) Tenant shall not install or operate or permit anyone claiming by, through or under Tenant to install or operate antennae, communications dishes or other equipment on the roof which will unreasonably interfere with the use or operation (including the reception and transmission of signals to and from the same) of other antennae or communications dishes on the roof or other roof installations of Landlord or others for similar purposes, but the proper use of Tenant's Roof Communications Installation as shown on the Plans for the Additional Work shall be deemed not to interfere with any of the aforesaid installations installed after such initial Roof Communications Installation.

            (d) Landlord shall have the right, at Landlord's expense, on not less than thirty (30) business days' prior written notice and otherwise at times as may be mutually agreed (except in the event of emergency, in which event without notice), to relocate all or any portion of Tenant's Roof Communications Installation to another location on the roof of the Building. Except for temporary interference as provided in the next sentence, such other location shall be no less favorable for the reception and transmission of signals to and from the Roof Communications Installation as the previous location. The foregoing shall be acceptable provided Landlord does not, except on a temporary basis and at times other than during Business Hours (except in the event of emergency, in which event until such emergency no longer exists and at any time), interfere with the reception of and/or transmission of signals hereinabove referred to, and Tenant shall cooperate in all reasonable respects with Landlord in any such relocation (but at no expense to Tenant), provided, however, that if such relocation is necessitated by Legal Requirements the cost thereof shall be borne by Tenant and Landlord shall only be required to make reasonable efforts to select a location on the roof which will not interfere with the reception of and/or transmission of signals hereinabove referred to.


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            (e) The Roof Communications Installation is for the sole use of
Tenant and its Controlled Affiliates and Affiliates in the conduct of their respective businesses and for no other purpose or by any other parties. Tenant shall not resell in any form the use, or rights to the use, of the Roof Communications Installation, including the granting of any licensing or other rights. Notwithstanding the foregoing, Tenant shall not use or permit the use of the Roof Communications Installation by itself or any subtenant or other person claiming by or through Tenant who or which is engaged directly or indirectly in the business of telecommunications, unless solely as incidental to the use of the demised premises as general and executive offices.

            (f) Except as otherwise expressly provided in Section 46.02 of this Lease, Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any cost, expense, damage, obligation or liability to persons or property that may now or hereafter be incurred, expended or suffered by Landlord in any way arising from, occasioned by, or resulting from, Tenant's installation, maintenance, replacement, repair, operation and/or use (or acts or omissions in connection therewith) of the Roof Communications Installation and all appurtenances thereto, including, without limitation, any damage resulting from water seepage through the roof or walls of the Building.

            (g) The rights granted in this Section 44.03 are given in connection with, and as part of the rights created under, this Lease and are not separately transferable or assignable other than in connection with a permitted assignment under this Lease.

            (h) For purposes of determining who may use the Roof Communications Installation hereunder, references to Tenant in this Article 44 shall mean Tenant and its permitted subtenants.

      44.04. Landlord will allow Tenant access to the Building on a twenty-four
(24) hour, three hundred sixty-five (365) day year basis with sufficient, although reduced, lighting for the Common Areas, which reduction shall be consistent with the operation of the Building as a First-Class Office Building. Landlord will, at Tenant's written request, designate the loading dock crosshatched in black on Exhibit P for the exclusive use of Tenant during such period as Tenant shall be Meeting the Threshold Level, provided, however, that Landlord may, at times of extraordinary demand for loading docks, on reasonable advance notice to Tenant temporarily remove such designated bay from Tenant's exclusive control. In addition to the exclusive use of one (1) bay on the basis set forth in the preceding sentence, Landlord shall permit Tenant to reserve time for the exclusive


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

use of the Building's loading docks and bays, it being understood and agreed that if Landlord or any other occupant or tenant of the Building requires the use of the loading docks or bays at the same time as Tenant, Landlord shall use reasonable efforts to schedule the use of the loading docks and bays to accommodate all requests but if such accommodation cannot be made, Landlord reserves the right to schedule the use of the loading docks and bays in such manner as Landlord, in its use of reasonable discretion, shall determine. Notwithstanding anything contained in this Lease to the contrary, Tenant shall, at its own cost and expense, be solely responsible for providing security in connection with its use of the Building's loading docks, it being understood and agreed that Tenant shall, at a minimum, always have a member of its security staff present to monitor and supervise all loading and unloading of shipments and deliveries to or from the demised premises and the moving of such shipments and deliveries between the loading docks and the demised premises. Landlord shall, throughout the term of this Lease, keep two (2) of the Building's loading docks (or three (3) of the Building's loading docks, if Tenant is not entitled to any exclusive loading dock at the Building) available on a non-exclusive basis to Landlord and the tenants and occupants of the Building and such other parties as Landlord shall deem appropriate for a First-Class Office Building, and shall keep one (1) Building loading dock available for the Building's trash compactor. When Tenant does not have exclusive loading dock, Landlord shall provide non-exclusive "first come, first served" loading dock service during such business hours as such service is customarily provided, and on a reservation "first come, first served" basis at all other times and at Landlord's Cost. No standing reservations for freight elevator service shall be permitted. Tenant acknowledges and agrees that the Building loading docks may only be used on business days between the hours of 7:00 A.M. to 7:00 P.M., unless a special permit is obtained from the applicable governmental authorities, from time to time, permitting use during other hours for a limited number of days. At Tenant's request made from time to time, and at Tenant's sole cost and expense, Landlord shall request such special permit on behalf of Tenant. Notwithstanding the foregoing, to the extent not prohibited by restrictions, public or private, relative to the use of the loading docks of the Building, Landlord agrees that it shall not unreasonably withhold or delay its consent to Tenant's use of the loading docks at hours other than as specified above.

      44.05. Provided that the placement, installation or affixation of the following sign plaques will not jeopardize or risk or cause the loss of the Building's status as a "Certified Historic Structure" the purposes of Rehabilitation Tax Credits and eligibility for abatement, deferral and/or reduction of taxes under the ICIP Laws, Landlord shall (subject to reimbursement by


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

Tenant unless the same is included in Additional Work), install on the exterior walls of the Building at each of the locations specified on Exhibit I annexed hereto and made a part hereof (the "Exterior Sign Areas"), for so long as Tenant meets the Threshold Level, a sign plaque with the name of Tenant and/or identification symbol or logo of Tenant, the design, lettering, colors, material composition and method of affixation to be selected by Tenant but approved by Landlord, which approval shall not be unreasonably withheld or delayed, and the size of which shall not be greater than the signs of Landlord currently in such locations. Nothing contained in this Section 44.05 shall be deemed to restrict, construe or limit retail signage in the Building or on the exterior of the Building in any way whatsoever provided such signage is consistent with the operation and character of the Building as a First-Class Office Building (except that Landlord shall not permit any retail signage on the exterior of the Building which identifies any retail stock broker which is a member of the New York Stock Exchange or any other major stock exchange). In the event Landlord
(i) places a Building directory or tenant roster in the Building lobby, each such directory or roster shall contain the words "The CS First Boston Building" or the then current Building name at the top thereof, and the size of the lettering of the name of the Building compared to the size of the lettering of the name of each tenant or such directory or roster shall be appropriate in keeping with the then practice of First-Class Office Buildings, and (ii) places, or permits the placement of, any office tenant identification signs in the lobby of the Building (other than any sign in or on any security desk of any other occupant or tenant of the Building), the words "The CS First Boston Building" or the then current Building name shall be at the top thereof, the size of the lettering of the Building name compared to the size of the lettering of the name of the tenant shall be appropriate in keeping with the practice of First-Class Office Buildings, and the sizes and locations of such signs shall be appropriate in keeping with the operation of a First-Class Office Building.

      44.06. Notwithstanding anything to the contrary contained in this Lease, Landlord hereby excludes from the demise of this Lease, and expressly reserves for itself, its officers, employees, agents, contractors, vendors, deliverers and the employees of such agents, contractors, vendors and deliverers (collectively, the "Reserved Parties") such access and entry to and from the Building's freight elevators from, over, across and through the tunnel identified on Exhibit J annexed hereto and made a part hereof connecting One Madison Avenue and the Building as the Reserved Parties shall require.

      44.07. Notwithstanding anything to the contrary contained in this Lease, each party hereby expressly waives and forever releases all claims against the other party for consequential


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damages, compensation or claims for inconvenience or loss of business, rents or profits.

                                  ARTICLE 45.

                          NOT AN EMPLOYEE BENEFIT PLAN

      45.01. Tenant hereby covenants, represents and warrants that: (1) Tenant is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e) (1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a "Plan"), (2) Tenant is acting on its own behalf pursuant to this Lease and not on behalf of, on account of, or for the benefit of any Plan, (3) Tenant will not assign its interest under this Lease or sublet all or any portion of the demised premises to a Plan or to an entity in which a Plan owns either directly or indirectly an equity interest unless Tenant delivers an opinion from counsel reasonably satisfactory to Landlord that such assignment or subletting will not cause a violation of, or constitute a "prohibited transaction" under, ERISA, (4) Tenant will not be reconstituted as a Plan or as an entity whose assets constitute "plan assets" as defined in Department of Labor Regulation Section 2510.3-101 and (5) Tenant is not an entity whose assets constitute "plan assets" as defined in Department of Labor Regulation Section 2510.3-101.

      45.02. Landlord represents and warrants that it is leasing the demised premises on behalf of its general account which meets the requirements of the Prohibited Transaction Class Exemption proposed on page 43,134 of Volume 59 of the Federal Register.

                                  ARTICLE 46.

                                 IDA INDEMNITY

      46.01. Subject to Tenant's compliance with the terms and provisions of the Condominiumization Agreement, Landlord and Tenant hereby acknowledge that Landlord, at the request of Tenant, (i) will subject the Land and Building to the Condominium and (ii) has agreed to enter into the Overlease with the IDA. Tenant hereby further acknowledges that the Overlease shall require Landlord to indemnify, defend and hold harmless the IDA (and the other parties collectively referred to in Schedule I, attached hereto and made a part hereof, as the "Indemnified Parties") on the basis and pursuant to the terms, provisions, conditions and covenants of, an indemnity substantially in the


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

form of that set forth in said Schedule I and that, in order to induce Landlord to enter into such Overlease and agree to indemnify the Indemnified Parties, Tenant hereby agrees to indemnify Landlord, its successors and assigns, and to hold Landlord, its successors and assigns, harmless and to defend Landlord, its successors and assigns, against all damages, losses, costs and expenses (collectively, "Losses") suffered, incurred or expended by Landlord, its successors and assigns in connection with such indemnity actually given, or to be actually given, if and to the extent required by the IDA pursuant to the Condominiumization Agreement or any other document executed in connection therewith or in furtherance thereof, to the Indemnified Parties as well as any further or other indemnity that Landlord, its successors and assigns may, from time to time, give, if and to the extent required by the IDA pursuant to the Condominiumization Agreement or any other document executed in connection therewith or in furtherance thereof, or be required to give, to all or any of the Indemnified Parties (hereinafter collectively referred to as the "Indemnity"), including, without limitation, those incurred or expended as a result of, or in connection with, Landlord, its successors and assigns, or any one or more or all of them being called upon to perform, or performed, in connection with the Indemnity, and Tenant, at the request of Landlord, its successors and assigns, shall in the first instance defend, protect and hold harmless the Indemnified Parties and Landlord, its successors and assigns, from each and every matter and item contained in the Indemnity.

      46.02. Notwithstanding anything to the contrary set forth in Section 46.01, Tenant shall not be required to so indemnify, defend or hold harmless Landlord, its successors and assigns or the Indemnified Parties, for Losses suffered, incurred or expended by Landlord and resulting from or in connection with (i) the breach or default or non-compliance by Landlord under this Lease or
(ii) the wilful misconduct or gross negligence of Landlord or (iii) any claim made in respect of events or actions outside the demised premises which are not caused by Tenant, its contractors, agents, employees, subtenants, licensees, invitees or visitors, except, in each case, to the extent the Losses would not have been incurred had the Indemnity not been given by Landlord.

                                  ARTICLE 47.

                             SUCCESSORS AND ASSIGNS

      47.01. The covenants, terms, provisions and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees,


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

executors, administrators, successors, and, except as otherwise provided in this Lease, assigns.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                    LANDLORD:

                                    METROPOLITAN LIFE INSURANCE COMPANY


                                    By: /s/ Dominick A. Prezzano
                                        ------------------------
                                          Dominick A. Prezzano,
                                          Senior Vice President

                                    TENANT:

                                    CS FIRST BOSTON CORPORATION


                                    By: /s/ Luther L. Terry, Jr.
                                        ------------------------
                                          Luther L. Terry, Jr.,
                                          Managing Director


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